FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280318-03

BANK5 2025-5YR17

BANK5 2025-5YR17

Free Writing Prospectus

Collateral Term Sheet

J.P. Morgan Chase Commercial Mortgage Securities Corp.

as Depositor

JPMorgan Chase Bank, National Association
Morgan Stanley Mortgage Capital Holdings LLC
Wells Fargo Bank, National Association
Bank of America, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2025-5YR17

September 18, 2025

J.P. MORGAN Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager	BofA SECURITIES Co-Lead Bookrunner Manager	MORGAN STANLEY Co-Lead Bookrunner Manager

Academy Securities Co-Manager			Drexel Hamilton Co-Manager

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-1

BANK5 2025-5YR17

This material is for your information, and none of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Drexel Hamilton, LLC or Academy Securities, Inc. (each individually, an “Underwriter”, and together, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-280318) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 408-1016 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com. Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended), such Regulation as it forms part of the domestic law of the United Kingdom and/or Part VI of the Financial Services and Markets Act 2000 (as amended); and does not constitute an offering document for any other purpose.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-2

BANK5 2025-5YR17	Collateral Statistics
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool
JPMorgan Chase Bank, National Association	8	8	$186,280,000	18.1%
Morgan Stanley Mortgage Capital Holdings LLC	17	23	$288,593,964	28.0%
Wells Fargo Bank, National Association	10	11	$272,863,864	26.5%
Bank of America, National Association	8	23	$192,550,000	18.7%
Morgan Stanley Mortgage Capital Holdings LLC / JPMorgan Chase Bank, National Association	1	1	$90,000,000	8.7%
Total:	44	66	$1,030,287,829	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$1,030,287,829
Number of Mortgage Loans:	44
Average Cut-off Date Balance per Mortgage Loan:	$23,415,632
Number of Mortgaged Properties:	66
Average Cut-off Date Balance per Mortgaged Property:	$15,610,422
Weighted Average Mortgage Rate:	6.3287%
% of Pool Secured by 5 Largest Mortgage Loans:	35.4%
% of Pool Secured by 10 Largest Mortgage Loans:	55.6%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	3.9%
% of Pool Secured by Refinance Loans:	68.5%
% of Pool Secured by Acquisition Loans:	29.8%
% of Pool Secured by Recapitalization Loans:	1.7%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	34.4%
% of Pool with Subordinate Debt:	8.7%
% of Pool with Mezzanine Mortgage Debt:	3.2%

Credit Statistics
Weighted Average UW NOI DSCR:	2.00x
Weighted Average UW NOI Debt Yield:	13.0%
Weighted Average UW NCF DSCR:	1.87x
Weighted Average UW NCF Debt Yield:	12.1%
Weighted Average Cut-off Date LTV Ratio:	57.6%
Weighted Average Maturity Date LTV Ratio:	57.1%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2025-5YR17	Collateral Statistics
Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Hospitality	7	$214,967,598	20.9%	6.9246%	1.81	15.2%	55.5%	54.1%
Full Service	4	$181,279,638	17.6%	6.8858%	1.81	15.3%	54.0%	52.5%
Select Service	1	$17,600,000	1.7%	6.4900%	1.89	13.9%	60.9%	60.9%
Limited Service	2	$16,087,961	1.6%	7.8373%	1.72	15.6%	66.2%	64.4%
Multifamily	14	$185,865,714	18.0%	6.1938%	1.37	9.0%	65.5%	65.5%
Garden	8	$114,690,000	11.1%	6.3219%	1.39	9.3%	66.4%	66.4%
High Rise	1	$36,000,000	3.5%	5.5400%	1.34	7.6%	61.9%	61.9%
Low Rise	3	$6,175,714	0.6%	6.5100%	1.26	8.4%	72.4%	72.4%
Mid Rise	2	$29,000,000	2.8%	6.4317%	1.37	9.2%	65.0%	65.0%
Mixed Use	8	$165,504,286	16.1%	5.6159%	2.54	14.1%	43.5%	43.5%
Lab/Office	2	$138,000,000	13.4%	5.4578%	2.79	15.2%	38.5%	38.5%
Multifamily/Retail	6	$27,504,286	2.7%	6.4090%	1.30	8.5%	68.8%	68.8%
Office	6	$147,978,227	14.4%	6.3944%	2.61	19.1%	56.0%	55.1%
CBD	4	$107,978,227	10.5%	6.4298%	2.26	17.1%	56.8%	55.5%
Suburban	2	$40,000,000	3.9%	6.2988%	3.58	24.3%	54.0%	54.0%
Retail	12	$144,222,004	14.0%	6.7409%	1.56	12.2%	60.5%	59.4%
Anchored	10	$83,136,000	8.1%	6.3524%	1.50	10.5%	64.4%	64.4%
Super Regional Mall	1	$39,886,004	3.9%	7.0940%	1.67	14.5%	52.9%	50.4%
Single Tenant	1	$21,200,000	2.1%	7.6000%	1.61	14.4%	59.4%	56.7%
Self Storage	12	$123,900,000	12.0%	5.9552%	1.46	8.8%	65.9%	65.9%
Self Storage	12	$123,900,000	12.0%	5.9552%	1.46	8.8%	65.9%	65.9%
Industrial	3	$26,570,000	2.6%	6.0753%	1.55	10.2%	61.1%	61.1%
Flex	1	$11,650,000	1.1%	5.6760%	1.49	9.4%	68.9%	68.9%
Manufacturing	1	$7,520,000	0.7%	6.0300%	1.88	11.8%	58.8%	58.8%
Warehouse/Distribution	1	$7,400,000	0.7%	6.7500%	1.32	9.7%	51.0%	51.0%
Manufactured Housing	4	$21,280,000	2.1%	6.2716%	1.33	8.6%	61.2%	61.2%
Manufactured Housing	4	$21,280,000	2.1%	6.2716%	1.33	8.6%	61.2%	61.2%
Total/Wtd. Avg.	66	$1,030,287,829	100.0%	6.3287%	1.87	13.0%	57.6%	57.1%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-4

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$90,000,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-5

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$90,000,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-6

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$90,000,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-7

Mortgage Loan No. 1 – Vertex HQ

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	MSMCH/JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	A-/Baa3/AA(low)			Location:	Boston, MA 02210
Original Balance(1):	$90,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$90,000,000			Detailed Property Type:	Lab/Office
% of Initial Pool Balance:	8.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2013/NAP
Borrower Sponsor:	Diversified Healthcare Trust			Size:	1,134,479 SF
Guarantor(2):	Diversified Healthcare Trust			Cut-off Date Balance per SF(1):	$493
Mortgage Rate:	4.93554%(3)			Maturity Date Balance per SF(1):	$493
Note Date:	8/6/2025			Property Manager:	The RMR Group LLC
Maturity Date:	9/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(6):	$92,205,654
IO Period:	60 months			UW NCF:	$91,922,034
Seasoning:	1 month			UW NOI Debt Yield(1):	16.5%
Prepayment Provisions(4):	L(25),D(29),O(6)			UW NCF Debt Yield(1):	16.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	16.5%
Additional Debt Type(1):	Pari Passu/Junior Notes			UW NCF DSCR(1):	3.29x
Additional Debt Balance(1):	$468,800,000 / $441,200,000			Most Recent NOI(6):	$63,118,234 (5/31/2025 TTM)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent NOI(7):	$63,072,063 (12/31/2024)
				3rd Most Recent NOI(7):	$77,205,139 (12/31/2023)
Reserves(5)				Most Recent Occupancy:	99.6% (7/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.6% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.9% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(8):	$1,644,000,000 (6/10/2025)
Vertex TI Reserve:	$173,530,598	$0	NAP	Appraised Value per SF(8):	$1,449
Vertex Free Rent:	$58,450,518	$0	NAP	Cut-off Date LTV Ratio(1)(8):	34.0%
Vertex Parking Garage Credit:	$1,402,908	$0	NAP	Maturity Date LTV Ratio(1)(8):	34.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$558,800,000	55.9%	Loan Payoff:	$618,746,993	61.9%
Subordinate Loan Amount:	$441,200,000	44.1%	Reserves:	$233,384,025	23.3%
			Return of Equity:	$136,419,187	13.6%
			Closing Costs:	$11,449,796	1.1%
Total Sources:	$1,000,000,000	100.0%	Total Uses:	$1,000,000,000	100.0%

(1)	The Vertex HQ Mortgage Loan (as defined below) is part of the Vertex HQ Whole Loan (as defined below) with an aggregate original principal balance of $1,000,000,000 evidenced by 16 senior pari passu promissory notes with an aggregate original principal balance of $558,800,000 (the “Vertex HQ Senior Notes”) and 16 junior promissory notes with an aggregate original principal balance of $441,200,000 (the “Vertex HQ Junior Notes”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Vertex HQ Senior Notes. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Vertex HQ Whole Loan is $881, $881, 9.2%, 9.2%, 9.2%, 1.62x, 60.8% and 60.8%, respectively (and in the case of UW NCF DSCR is based on the weighted average interest rate for the Vertex HQ Whole Loan, as set forth in footnote (2) below).
(2)	The liability of the guarantor for bankruptcy related events is capped at the greater of (x) 10% of the then outstanding principal balance of the Vertex HQ Whole Loan as of the occurrence of the first full recourse event and (y) $100,000,000.
(3)	4.93554% represents the per annum interest rate associated with the Vertex HQ Senior Notes. The per annum interest rate associated with the Vertex HQ Junior Notes is 6.43191708975521% and the weighted average interest rate per annum for the Vertex HQ Whole Loan is 5.595741572%.
(4)	Defeasance of the Vertex HQ Whole Loan is permitted any time after the earlier to occur of (i) August 6, 2028, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Vertex HQ Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in October 2025.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	The increase from Most Recent NOI to UW NOI is due to the expiration of free rent periods (and the escrow of remaining free rent) at the Vertex HQ Property (as defined below) and the inclusion of Credit Tenant Rent which assumes straight-lined rent for the first ten years of the Vertex (as defined below) lease.
(7)	The decrease from 3rd Most Recent NOI to 2nd Most Recent NOI is due to free rent provided in connection with the extension of the Vertex lease.
(8)	The appraisal concluded to an “As Is – With Escrows” value for the Vertex HQ Property of $1,644,000,000 as of June 10, 2025, which assumes that there are $176 million in upfront tenant improvement reserves and $58 million in upfront free rent reserves held in escrow. At origination, the borrower reserved approximately $173.5 million for tenant improvements and approximately $58.5 million for free rent. The appraisal concluded to an “As Is” appraised value of $1,410,000,000 as of June 10, 2025, resulting in an Appraised Value per SF of $1,243, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 39.6% for the Vertex HQ Senior Notes and 70.9% for the Vertex HQ Whole Loan.

The Mortgage Loan. The largest mortgage loan (the “Vertex HQ Mortgage Loan”) part of a whole loan (the “Vertex HQ Whole Loan”) with an aggregate original principal balance of $1,000,000,000 evidenced by the 16 pari passu Vertex HQ Senior Notes and 16 Vertex HQ Junior Notes. The Vertex HQ Whole Loan is secured by the borrower’s fee interest in a mixed-use building located in Boston, Massachusetts (the “Vertex HQ Property”). The Vertex HQ Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS Bank”) and JPMorgan Chase Bank, National Association (“JPMCB”) on August 6, 2025. The Vertex HQ Mortgage Loan is evidenced by the non-controlling Note A-1-2-1 (being contributed by MSMCH) and A-4-2-B (being contributed by JPMCB), with an aggregate original principal balance of $90,000,000. The Vertex

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-8

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$90,000,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

HQ Whole Loan will be serviced pursuant to the trust and servicing agreement for the VRTX 2025-HQ securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Vertex HQ Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the Vertex HQ Whole Loan:

Vertex HQ Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$98,920,000	$98,920,000	VRTX 2025-HQ	Yes
A-1-2-1	$60,000,000	$60,000,000	BANK5 2025-5YR17	No
A-1-2-2(1)	$30,000,000	$30,000,000	MSBNA	No
A-1-2-3(1)	$24,600,000	$24,600,000	MSBNA	No
A-1-2-4(1)	$10,000,000	$10,000,000	MSBNA	No
A-2-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-2-2-A(2)	$24,000,000	$24,000,000	BBCMS 2025-5C37	No
A-2-2-B(1)	$21,000,000	$21,000,000	BMO	No
A-2-2-C(1)	$10,000,000	$10,000,000	BMO	No
A-2-2-D(2)	$7,300,000	$7,300,000	BBCMS 2025-5C37	No
A-3-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-3-2-A(2)	$38,700,000	$38,700,000	BBCMS 2025-5C37	No
A-3-2-B(1)	$23,600,000	$23,600,000	GS Bank	No
A-4-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-4-2-A(3)	$32,300,000	$32,300,000	WFCM 2025-5C6	No
A-4-2-B	$30,000,000	$30,000,000	BANK5 2025-5YR17	No
Senior Loan	$558,800,000	$558,800,000
B-1	$42,920,000	$42,920,000	VRTX 2025-HQ	No
B-2	$21,460,000	$21,460,000	VRTX 2025-HQ	No
B-3	$21,460,000	$21,460,000	VRTX 2025-HQ	No
B-4	$21,460,000	$21,460,000	VRTX 2025-HQ	No
C-1	$46,720,000	$46,720,000	VRTX 2025-HQ	No
C-2	$23,360,000	$23,360,000	VRTX 2025-HQ	No
C-3	$23,360,000	$23,360,000	VRTX 2025-HQ	No
C-4	$23,360,000	$23,360,000	VRTX 2025-HQ	No
D-1	$55,200,000	$55,200,000	VRTX 2025-HQ	No
D-2	$27,600,000	$27,600,000	VRTX 2025-HQ	No
D-3	$27,600,000	$27,600,000	VRTX 2025-HQ	No
D-4	$27,600,000	$27,600,000	VRTX 2025-HQ	No
E-1	$31,640,000	$31,640,000	VRTX 2025-HQ	No
E-2	$15,820,000	$15,820,000	VRTX 2025-HQ	No
E-3	$15,820,000	$15,820,000	VRTX 2025-HQ	No
E-4	$15,820,000	$15,820,000	VRTX 2025-HQ	No
Whole Loan	$1,000,000,000	$1,000,000,000

(1)	Expected to be contributed to one or more future securitization trusts.
(2)	The BBCMS 2025-5C37 securitization is expected to close on or about September 25, 2025.
(3)	The WFCM 2025-5C6 securitization is expected to close on or about October 8, 2025.

The Borrower and the Borrower Sponsor. The borrower for the Vertex HQ Whole Loan is SNH Seaport LLC, a Delaware limited liability company and special purpose entity with one independent director. The borrower sponsor and non-recourse carve-out guarantor is Diversified Healthcare Trust (“DHC”). DHC is a real estate investment trust focused on owning and operating a portfolio of healthcare properties across the United States. Its portfolio includes medical office buildings, life science facilities, senior living communities, and other healthcare related real estate. DHC is managed by The RMR Group LLC (“RMR”). RMR is a leading U.S. alternative asset management company focused on commercial real estate and related businesses. The RMR Group’s vertical integration is strengthened by over 900 real estate professionals in more than 35 offices nationwide who manage approximately $40 billion in assets under management and leverage more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. RMR is headquartered in Newton, Massachusetts and was founded in 1986. The obligations of the non-recourse carveout guarantor with respect to recourse for bankruptcy events are capped at the greater of $100,000,000 or 10% of the outstanding principal balance of the Vertex HQ Whole Loan.

The Property. The Vertex HQ Property is a Class A, LEED Gold, corporate global headquarters for Vertex Pharmaceuticals Incorporated (“Vertex”) consisting of two, fifteen-story towers interconnected by a skybridge. The Vertex HQ Property consists of approximately 52.3% office space, 42.0% lab space, 4.4% ground floor retail and 1.3% storage use. The Vertex HQ Property features floor plates of approximately 40,000 SF on the lab floors (floors 2-8) and floor plates of approximately 28,000 SF on the office floors (floors 9-15) with a total square footage of 1,134,479 SF. The Vertex HQ Property features flexible layouts that can accommodate full floor or multi-tenant users, with laboratory and research space, floor to ceiling glass exteriors, and exterior signage The buildings also

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-9

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$90,000,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

feature an 1,852-space underground parking garage (of which, 740 spaces will serve as collateral for the Vertex Whole Loan, with an additional 90 spaces under control by the borrower sponsor). The Vertex HQ Property has averaged 99.9% occupancy since it was purchased in 2014 by the borrower sponsor. As of July 1, 2025, the Vertex HQ Property was 99.6% leased to ten tenants.

Major Tenants.

Vertex Pharmaceuticals Incorporated (1,082,417 SF; 95.4% of NRA; 96.7% of underwritten base rent). Vertex is a pharmaceutical company that specializes in treatments for cystic fibrosis, but is also developing drugs for pain management, sickle cell disease, beta thalassemia, alpha-1 antitrypsin deficiency, APOL1-mediated kidney disease, autosomal dominant polycystic kidney disease, IgA nephropathy, Duchenne muscular dystrophy, myotonic dystrophy type 1, and type 1 diabetes. Vertex currently has seven approved medicines, six treatments in Phase 4 trials, three treatments in Phase 3 trials, two treatments in Phase 2 trials, seven treatments in Phase 1 trials, and multiple other concepts in early research and development. However, there can be no assurance that any of such trials will be successful. Vertex holds the largest and most advanced Cystic Fibrosis drug portfolio, serving an estimated three quarters of the 94,000 patients globally, and is currently on its fifth iteration of the treatment, ALFYTREK. Vertex had approximately 6,100 employees as of the end of 2024, and reportedly 60% of those employees are primarily researchers. 4,000 of the employees are based out of the Vertex HQ Property. The firm’s headcount has grown by 13% each year for the 2023 and 2024 fiscal years. Over the last year, Vertex has been included in a business magazine’s list of “100 Most Influential Companies” in 2024, a business website’s list of “World’s 50 Most Innovative Companies” in 2024, another business magazine’s list of “100 Best Companies to Work For”, and a science magazine’s “Top Employer” list. The company’s balance sheet reported $22.5 billion of assets, with $4.6 billion of cash, $6.1 billion of liabilities, with no long-term debt, and $16.4 billion of shareholder’s equity. The Vertex HQ Property is the global headquarters for Vertex, which has occupied the property since 2014, leasing 100% of the office and lab space at the Vertex HQ Property. Vertex has recently extended its lease to an expiration date of June 30, 2044, and has two, 10-year extension options.

Bright Horizons Children’s Center LLC (12,665 SF; 1.1% of NRA; 1.0% of underwritten base rent). Bright Horizons Children’s Center LLC is a global provider of early education and childcare, back-up care, and workforce education services. Bright Horizons operates more than 1,000 early education and childcare centers in the United States, United Kingdom, the Netherlands, Australia, and India serving more than 1,450 employers. Bright Horizons has been a tenant at the Vertex HQ Property since May of 2014, has a lease expiration date of May 31, 2035, and has two, 5-year extension options.

11 Fan Pier Restaurant, LLC (dba Serafina) (8,747 SF; 0.8% of NRA; 0.4% of underwritten base rent). Serafina is an Italian pizza and pasta concept restaurant started by Vittorio Assaf and Fabio Granato in 1995. Since the opening of the original location in New York City. Serafina has expanded into three continents, with dozens of restaurants in the United States and around the world. The Serafina location at the Vertex HQ Property opened in June 2022 and provides diners with an extended menu and large dining space with floor-to-ceiling windows, an outdoor patio, and dedicated pizza kitchen and bar. The leasing entity for Serafina is 11 Fan Pier Restaurant, LLC. Serafina has a lease expiration date of June 30, 2032 and has two, 5-year extension options.

The following table presents a summary regarding the major tenants at the Vertex HQ Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Vertex Pharmaceuticals Incorporated	NR/NR/NR	1,082,417	95.4%	$77,971,013	96.7%	$72.03	6/30/2044	2 x 10 yr	N
Bright Horizons Children's Centers LLC	NR/NR/NR	12,665	1.1%	$823,225	1.0%	$65.00	5/31/2035	2 x 5 yr	N
11 Fan Pier Restaurant, LLC (dba Serafina)	NR/NR/NR	8,747	0.8%	$349,880	0.4%	$40.00	6/30/2032	2 x 5 yr	N
Pier 50, LLC (dba Committee)	NR/NR/NR	7,404	0.7%	$457,444	0.6%	$61.78	5/31/2035	1 x 5 yr	N
Subtotal/Wtd. Avg.		1,111,233	98.0%	$79,601,562	98.8%	$71.63

Other Tenants		18,710	1.6%	$1,000,599	1.2%	$53.48
Occupied Subtotal/Wtd. Avg.		1,129,943	99.6%	$80,602,161	100.0%	$71.33

Vacant Space		4,536	0.4%
Total/Wtd. Avg.		1,134,479	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-10

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$90,000,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

The following table presents certain information relating to the lease rollover at the Vertex HQ Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
2025 & MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	3	9,580	0.8%	0.8%	$369,666	0.5%	0.5%	$38.59
2030(3)	1	2,651	0.2%	1.0%	$280,688	0.3%	0.8%	$105.88
2031	1	4,200	0.4%	1.4%	$204,708	0.3%	1.1%	$48.74
2032	1	8,747	0.8%	2.2%	$349,880	0.4%	1.5%	$40.00
2033	0	0	0.0%	2.2%	$0	0.0%	1.5%	$0.00
2034	0	0	0.0%	2.2%	$0	0.0%	1.5%	$0.00
2035	3	22,348	2.0%	4.2%	$1,426,206	1.8%	3.3%	$63.82
2036 & Thereafter	1	1,082,417	95.4%	99.6%	$77,971,013	96.7%	100.0%	$72.03
Vacant	0	4,536	0.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	10	1,134,479	100.0%		$80,602,161	100.0%		71.33(4)

(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	The maturity date of the Vertex HQ Whole Loan is September 1, 2030.
(4)	Excludes vacant SF.

The Market. The Vertex HQ Property is located in the Seaport district of Boston, Massachusetts. Seaport is emerging as a location for lab projects, benefiting from tenant spillover from supply-constrained Cambridge and Back Bay, plus demand for modern, well-located research and development space. Seaport has a diverse array of nearly 100 restaurants and has access to Boston’s major transportation systems, including I-90, the silver line (MBTA), Boston Logan Airport, and South Station.

According to a third-party market research report, as of the first quarter of 2025, the vacancy rate in the Boston life science market was 22.8%, with average asking rents of $94.13 PSF triple net and an inventory of approximately 16,306,769 SF. According to a third-party market research report, as of the first quarter of 2025, the Seaport life science submarket had a vacancy rate of 33.0%, with average asking rents of $93.40 PSF triple net and an inventory of approximately 5,785,901 SF. According to the appraisal, the 2024 total population within a one-, three-, and five-mile radius of the Vertex HQ Property was 36,107, 349,249, and 899,212, respectively. According to the appraisal, the 2024 average household income within the same radii was $199,494, $158,395, and $146,651, respectively.

The following table presents recent leasing data at comparable lab/office properties with respect to Vertex HQ Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Vertex HQ Property (subject)(1) Boston, MA	2013 / NAP	1,134,479	Vertex	1,082,417	Aug. 2024	19.9	$72.03	NNN
Confidential Boston, MA	1970 / 1996	192,140	Confidential	88,153	Jan. 2028	9.8	$115.00	NNN
Confidential Boston, MA	1970 / 1996	192,140	Confidential	84,324	Jul. 2028	5.0	$110.00	NNN
100-700 Technology Square Cambridge, MA	1964 / 2001	1,660,578	Intellia Therapeutics	147,000	Jul. 2025	13.4	$108.00	NNN
100 Cambridgeside Place Cambridge, MA	1985 / 2023	163,000	Smartlabs, Inc.	163,000	Sep. 2024	15.0	$135.00	NNN
441 Morgan Avenue Cambridge, MA	2024 / NAP	375,000	Astellas Pharma	63,000	Jul. 2024	11.0	$106.00	NNN
585 Third Street Cambridge, MA	2026 / NAP	605,000	Takeda Pharmaceuticals	605,000	Mar. 2026	15.0	$135.00	NNN
Confidential Boston, MA	1958 / 2019	705,465	Confidential	58,063	May 2024	10.0	$87.00	NNN

Source: Appraisal, unless specified otherwise.

(1)	Information is based on the underwritten rent roll dated July 1, 2025, other than Year Built / Renovated.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-11

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$90,000,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

The following table presents recent leasing data at comparable retail properties with respect to the Vertex HQ Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Vertex HQ Property (subject)(1) Boston, MA	2013 / NAP	1,134,479	Pier 50, LLC (dba Committee)(2) Starbucks Corporation	6,704 2,089	Jul. 2024 Sep. 2024	10.9 5.0	$64.58 $78.54	NNN NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	12,310	Nov. 2024	15.0	$95.00	NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	15,978	May 2024	10.0	$81.32	NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	1,714	Nov. 2023	7.0	$110.00	NNN
100 Northern Avenue Boston, MA	2016 / NAP	514,737	Pure Glow Tanning LLC	1,221	Apr. 2024	10.0	$105.00	NNN
100 Northern Avenue Boston, MA	2016 / NAP	514,737	Circle Furniture	5,966	Mar. 2022	10.0	$60.00	NNN
30 Thompson Place Boston, MA	1900 / 2010	56,000	Lineage Brands, LLC	5,731	Dec. 2023	10.0	$85.00	NNN
1 Marina Park Drive Boston, MA	2009 / NAP	500,000	Empire	13,839	Sep. 2023	10.0	$61.50	NNN

Source: Appraisal, unless otherwise specified.

(1)	Information is based on the underwritten rent roll dated July 1, 2025, other than Year Built / Renovated.
(2)	Pier 50, LLC (dba Committee) also leases 700 SF of storage space. The information presented in the table above excludes this storage space, other than Size (SF).

The following table presents information relating to the appraisal’s market rent conclusion for the Vertex HQ Property:

Market Rent Summary
Tenant Category	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Life Science	$90.00	126	3.0% per annum	$150.00	$75.00
Retail	$65.00	120	3.0% per annum	$50.00	$12.11(1)
Daycare	$50.00	120	3.0% per annum	$30.00	$10.00
Storage	$25.00	120	$0.00 per annum	$0.00	$0.00
Charity/Public	$0.00	120	$0.00 per annum	$0.00	$0.00
Bank	$100.00	120	3.0% per annum	$50.00	$15.00
Starbucks	$75.00	120	3.0% per annum	$50.00	$15.00

Source: Appraisals, unless otherwise indicated.

(1)	Represents the weighted average between the 11 Fan Pier Boulevard building ($10.00) and the 50 Northern Avenue building ($15.00).

Appraisal. The appraisal concluded to an “As Is – With Escrows” value for the Vertex HQ Property of $1,644,000,000 as of June 10, 2025, which assumes that there are $176 million in upfront tenant improvements and $58 million in upfront free rent held in escrow. At origination, the borrower reserved $173.5 million for tenant improvements and $58.5 million for free rent. The appraisal concluded to an “As Is” appraised value of $1,410,000,000 as of June 10, 2025.

Environmental Matters. According to a Phase I environmental report dated June 16, 2025, there was no evidence of any recognized environmental conditions at the Vertex HQ Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-12

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$90,000,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Vertex HQ Property:

Cash Flow Analysis
	2021	2022	2023(1)	2024(1)	5/31/2025 TTM(2)	UW(2)	UW PSF
Gross Potential Rent(3)	$74,371,640	$75,078,971	$75,516,734	$80,906,848	$81,138,181	$95,819,110	$84.46
Other Income	$3,714,039	$4,023,874	$4,192,426	$4,186,002	$4,236,981	$4,192,427	$3.70
Recoveries	$26,659,132	$28,255,759	$29,963,764	$30,217,931	$29,986,255	$31,202,684	$27.50
Free Rent	$0	$0	$0	($19,439,403)	($19,481,761)	$0	$0.00
Vacancy & Credit Loss	$0	$0	$0	$0	$0	($6,560,711)	($5.78)
Effective Gross Income	$104,744,812	$107,358,604	$109,672,924	$95,871,378	$95,879,656	$124,653,510	$109.88

Real Estate Taxes	$21,692,441	$23,093,856	$24,258,466	$24,814,654	$24,481,889	$25,975,029	$22.90
Insurance	$1,272,128	$1,307,149	$1,421,006	$1,591,309	$1,572,855	$1,656,901	$1.46
Other Expenses	$6,021,366	$6,366,571	$6,788,313	$6,393,353	$6,706,678	$4,815,926	$4.25
Total Expenses	$28,985,935	$30,767,576	$32,467,786	$32,799,316	$32,761,422	$32,447,856	$28.60

Net Operating Income	$75,758,877	$76,591,028	$77,205,139	$63,072,063	$63,118,234	$92,205,654	$81.28
Capital Expenditures	$0	$0	$0	$0	$0	$283,620	$0.25
TI/LCs	$0	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$75,758,877	$76,591,028	$77,205,139	$63,072,063	$63,118,234	$91,922,034	$81.03

Occupancy %(4)	99.9%	99.9%	99.9%	99.6%	99.6%	95.0%
NOI DSCR(5)	2.71x	2.74x	2.76x	2.26x	2.26x	3.30x
NCF DSCR(5)	2.71x	2.74x	2.76x	2.26x	2.26x	3.29x
NOI Debt Yield(5)	13.6%	13.7%	13.8%	11.3%	11.3%	16.5%
NCF Debt Yield(5)	13.6%	13.7%	13.8%	11.3%	11.3%	16.4%

(1)	The decrease from 2023 NOI to 2024 NOI is due to free rent provided in connection with the extension of the Vertex lease.
(2)	The increase in 5/31/2025 TTM Net Operating Income and UW Net Operating Income is due to the expiration of free rent periods (and the escrow of remaining free rent) at the Vertex HQ Property and the inclusion of Credit Tenant Rent which assumes straight-lined rent for the first ten years of the Vertex lease.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated July 1, 2025 and includes rent steps through July 1, 2026 totaling $28,474, and Credit Tenant Rent of $14,720,942.
(4)	5/31/2025 TTM Occupancy % represents physical occupancy based on the underwritten rent roll dated July 1, 2025. UW Occupancy % represents economic occupancy.
(5)	DSCRs and Debt Yields are based on the Vertex HQ Senior Notes and exclude the Vertex HQ Junior Notes. The UW NOI Debt Yield and UW NCF DSCR for the Vertex HQ Whole Loan are 9.2% and 1.62x, respectively.

Escrows and Reserves.

Real Estate Tax Escrows – Real estate tax reserves are waived except during a Trigger Period (as defined below). During a Trigger Period, the borrower is required to deposit monthly 1/12th of the amount estimated by the lender to be sufficient to pay the real estate taxes payable by the borrower during the next ensuing 12 months.

Insurance Escrows – Insurance reserves are waived except during a Trigger Period. During a Trigger Period, at the option of the lender, if the liability or casualty policy maintained by the borrower covering the Vertex HQ Property does not constitute an approved blanket or umbrella policy, or the lender requires the borrower to obtain a separate insurance policy, the borrower is required to deposit monthly 1/12th of the insurance premiums estimated by the lender to be payable by the borrower for the renewal of the coverage afforded by the insurance policies upon the expiration thereof.

Vertex TI Reserve – On the loan origination date, the borrower was required to make an upfront deposit of approximately $173,530,598 into a reserve for tenant improvements that are required to be performed or funded during the term of the Vertex HQ Whole Loan in connection with the Vertex lease.

Vertex Free Rent Reserve - On the loan origination date, the borrower was required to make an upfront deposit of $58,450,518 into a reserve, representing the amount of “free rent”, “gap rent”, rent concessions or rent abatements given or granted to Vertex.

Vertex Parking Garage Credit Reserve – On the loan origination date, the borrower was required to deposit approximately $1,402,908 into a reserve for parking garage credits provided under the Vertex lease.

Lockbox and Cash Management.

The Vertex HQ Whole Loan is structured with a hard lockbox and springing cash management. The Vertex HQ Whole Loan documents require the borrower to immediately deposit, or cause to be deposited, all rents and other revenues derived from the Vertex HQ Property and received by the borrower or the property manager into a restricted account (the “Lockbox Account”) for the benefit of the lender. In addition, within five business days of the origination date, the borrower was required to direct all tenants to deposit rents directly into the Lockbox Account. Upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds in the Lockbox Account are required to be transferred on each business day to, or at the direction of, the borrower, unless a Trigger Period exists, in which case such funds are required to be transferred not less than two times per week to the cash management account. Provided no event of default is continuing under the Vertex HQ Whole Loan, on each payment

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-13

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$90,000,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

date during a Trigger Period, funds on deposit in the cash management account are required to be applied, (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to pay operating expenses set forth in the annual budget (which during a Trigger Period must be reasonably approved by the lender) and lender-approved extraordinary expenses, (iii) to pay debt service on the Vertex HQ Whole Loan, and (iv) to deposit all remaining amounts in the cash management account (A) if no Trigger Period exists, to the Lockbox Account to be remitted to the borrower, and (B) if a Trigger Period exists, into an excess cash flow account to be held as additional collateral for the Vertex HQ Whole Loan during such Trigger Period. Provided no event of default exists, funds in the excess cash flow account must be disbursed by the lender to the borrower within five business days of written request to pay for (i) shortfalls in debt service, (ii) shortfalls in reserve deposits, (iii) voluntary principal prepayments, (iv) lender-approved operating expenses (including capital expenditures), (v) management fees, (vi) emergency repairs and/or life-safety items, (vii) leasing or other expenditures under leases existing at origination, (viii) vacant space preparation and marketing costs, (ix) any shortfall of net proceeds for restoration after a casualty or condemnation, (x) fees and costs due to the lender or its servicer; (xi) any required REIT distributions, (xii) lender-approved alterations; (xiii) legal, audit and accounting costs, other than legal fees to enforce the rights of the borrower or any affiliate, and (xiv) other items reasonably approved by the lender. In addition, funds deposited in the excess cash flow account may not exceed the Debt Yield Trigger Cure Prepayment Amount (as defined below), and any funds in excess of such amount must be disbursed to the Lockbox Account to be remitted to the borrower. In lieu of deposits to the excess cash flow account, so long as no event of default exists, the borrower has the right to cause the non-recourse carveout guarantor to deliver a guaranty of the amount that would have otherwise been deposited into the excess cash flow reserve under the loan documents, less the aggregate amount of excess cash flow that the borrower or an affiliate actually spends for the items listed in clauses (i) through (xiv) above, and capped at the Debt Yield Trigger Cure Prepayment Amount. An additional non-consolidation opinion will be required as a condition to delivery of such guaranty, if it causes the aggregate amount of all ancillary guarantees and letters of credit to equal or exceed 15% of the then outstanding principal balance of the Vertex HQ Whole Loan. Upon the termination of all Trigger Periods, all funds on deposit in the excess cash flow account must be returned to the borrower.

A “Trigger Period” means a period:

(A)	commencing upon the earliest of:

(i) the occurrence and continuance of an event of default under the Vertex HQ Whole Loan;

(ii) the debt yield of the Vertex HQ Whole Loan (and any mezzanine loan if a mezzanine loan is then outstanding) falling below 7.50% (the “Debt Yield Threshold”) for two consecutive calendar quarters; or

(iii) the occurrence of a Tenant Credit Event (as defined below); and

(B)	expiring upon:

(i) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default;

(ii) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, either (a) the date that the debt yield is equal to or greater than the Debt Yield Threshold for two consecutive calendar quarters, (b) the date that borrower prepays the Vertex HQ Whole Loan in an amount sufficient to meet the Debt Yield Threshold (including payment of any applicable yield maintenance premium) (such amount, the “Debt Yield Trigger Cure Prepayment Amount”), or (c) the date that the borrower delivers cash or a letter of credit as additional collateral to the lender in an amount which, if applied to reduce the outstanding principal balance of the Vertex HQ Whole Loan, would be sufficient to meet the applicable Debt Yield Threshold; or

(iii) regarding any Trigger Period commenced in connection with clause (A)(iii) above, the obligations of the tenant with respect to the relevant portion of the Vertex HQ Property are affirmed in bankruptcy, such tenant is open for business and in occupancy of the relevant portion of the Vertex HQ Property or such portion of the Vertex HQ Property is re-leased to a new tenant on terms and conditions reasonably approved by the lender.

“Tenant Credit Event” means (x) certain bankruptcy or insolvency events with respect to Vertex or (y) the space demised to Vertex as of the loan origination date is less than 80% leased at any time during the term of the Vertex HQ Whole Loan.

Subordinate Debt. The Vertex HQ Whole Loan also includes the Vertex HQ Junior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu A/B Whole Loans—The Vertex HQ Pari Passu-AB Whole Loan” in the prospectus.

Vertex HQ Total Debt Summary
Loan	Original Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Vertex HQ Senior Notes	$558,800,000	4.93554000000000%	60	0	60	3.29x	16.5%	34.0%
Vertex HQ Junior Notes	$441,200,000	6.43191708975521%	60	0	60	1.62x	9.2%	60.8%
Total/Weighted Average	$1,000,000,000	5.59574157200000%

Mezzanine Loan and Preferred Equity. The borrower has a one-time right after the earlier of (i) December 4, 2025 and (ii) the securitization of the entire Vertex HQ Whole Loan to cause a mezzanine borrower or borrowers that own the limited liability interests in the borrower to incur additional indebtedness in the form of one or more mezzanine loans secured by pledges of the direct or indirect equity interests in the borrower upon satisfaction of certain conditions, including but not limited to the Vertex HQ Whole Loan and the mezzanine loans must have an aggregate loan-to-value ratio of not more than 60.8%, and an aggregate debt yield of not less than 8.3%, and the mezzanine lender must enter into an intercreditor agreement with the lender that is reasonably acceptable to both lenders. No rating agency confirmation is required in connection with the mezzanine loans.

Letter of Credit. None; however, a letter of credit may be delivered to cure a Trigger Period caused by a decline in debt yield below the Debt Yield Threshold as described above.

Right of First Offer / Right of First Refusal. Vertex has a right of first offer to purchase either or both of the two buildings comprising the Vertex HQ Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-14

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$90,000,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

Terrorism Insurance. The Vertex HQ Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special perils” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to the full replacement cost of the Vertex HQ Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-15

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$85,000,000
Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
Various, Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-16

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$85,000,000
Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
Various, Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-17

Mortgage Loan No. 2 – Etude Self Storage West Coast Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location(5):	Various, Various
Original Balance(1):	$85,000,000			General Property Type:	Self Storage
Cut-off Date Balance(1):	$85,000,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	8.3%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated(5):	Various/NAP
Borrower Sponsor:	Steven I. Stein			Size:	841,891 SF
Guarantor:	Etude Storage Partners LLC			Cut-off Date Balance PSF(1):	$137
Mortgage Rate:	6.0250%			Maturity Date Balance PSF(1):	$137
Note Date:	8/14/2025			Property Manager:	Extra Space Management, Inc.
Maturity Date:	9/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$9,839,972
Amortization Term:	0 months			UW NCF:	$9,759,683
IO Period:	60 months			UW NOI Debt Yield(1):	8.5%
Seasoning:	1 month			UW NCF Debt Yield(1):	8.5%
Prepayment Provisions(2):	L(25),D(28),O(7)			UW NOI Debt Yield at Maturity(1):	8.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.39x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$10,035,897 (6/30/2025 TTM)
Additional Debt Balance(1):	$30,200,000			2nd Most Recent NOI:	$10,156,568 (12/31/2024)
Future Debt Permitted (Type)(3):	Yes (Mezzanine/Preferred Equity)			3rd Most Recent NOI:	$10,594,052 (12/31/2023)
				Most Recent Occupancy:	92.3% (6/30/2025)
Reserves(4)				2nd Most Recent Occupancy:	92.7% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	92.1% (12/31/2023)
RE Taxes:	$306,927	$65,525	NAP	Appraised Value (as of)(6):	$172,700,000 (Various)
Insurance:	$22,013	$22,013	NAP	Appraised Value PSF:	$205
Replacement Reserve:	$0	$6,691	NAP	Cut-off Date LTV Ratio(1):	66.7%
Deferred Maintenance Reserve:	$220,000	$0	NAP	Maturity Date LTV Ratio(1):	66.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$115,200,000	68.6%	Purchase Price:	$165,750,000	98.7%
Borrower Equity:	$52,716,692	31.4%	Closing Costs:	$1,617,752	1.0%
			Upfront Reserves:	$548,941	0.3%
Total Sources:	$167,916,692	100.0%	Total Uses:	$167,916,692	100.0%

(1)	The Etude Self Storage West Coast Portfolio Mortgage Loan (as defined below) is part of the Etude Self Storage West Coast Portfolio Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance of $115,200,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Etude Self Storage West Coast Portfolio Whole Loan.
(2)	The lockout period will be at least 25 months beginning with and including the first payment date on October 1, 2025. Defeasance of the Etude Self Storage West Coast Portfolio Whole Loan is permitted after two years from the closing date of the securitization that includes the last note to be securitized. The assumed lockout period is based on the expected BANK5 2025-5YR17 closing date in October 2025. The actual lockout period may be longer. See “Release of Property” section below for further discussion.
(3)	See “Future Mezzanine Indebtedness and Permitted Conditional Preferred Equity” section below for a discussion of additional debt.
(4)	See “Escrows and Reserves” section below for further discussion of reserve information.
(5)	See “The Properties” section below for additional details for the Etude Self Storage West Coast Portfolio Properties (as defined below).
(6)	Individual appraisal dates for the Etude Self Storage West Coast Portfolio Properties range from July 18, 2025 to July 28, 2025.

The Mortgage Loan. The second largest mortgage loan (the “Etude Self Storage West Coast Portfolio Mortgage Loan”) is part of a whole loan (the “Etude Self Storage West Coast Portfolio Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $115,200,000 and secured by the fee interests in nine self storage properties located in two states (the “Etude Self Storage West Coast Portfolio Properties”). The Etude Self Storage West Coast Portfolio Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3, with an aggregate original principal amount of $85,000,000. The remaining promissory note comprising the Etude Self Storage West Coast Portfolio Whole Loan is summarized in the table below. The Etude Self Storage West Coast Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR17 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Etude Self Storage West Coast Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BANK5 2025-5YR17	Yes
A-2	$30,200,000	$30,200,000	BANA	No
A-3	$5,000,000	$5,000,000	BANK5 2025-5YR17	No
Whole Loan	$115,200,000	$115,200,000

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-18

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$85,000,000
Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
Various, Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

The Borrower and the Borrower Sponsor. The borrower is ESP Holdco III LP, a Delaware limited partnership and a single purpose entity with one independent director. The non-resource carveout guarantor is Etude Storage Partners LLC and the borrower sponsor is Steven I. Stein.

Etude Storage Partners LLC (“ESP”) was formed in January 2024 as a joint venture between Austin, TX based private investment firm Etude Capital LLC and San Felipe Financing LLC, focused on investing in and operating self-storage facilities across the United States. San Felipe Financing LLC is solely owned by Richard D. Kinder. Etude Capital LLC is owned and controlled by Steven I. Stein. Mr. Stein originally entered the self storage industry in 2018 with the acquisition of a 22-property, 1.7 million SF portfolio across Florida, Oklahoma, and Texas. Since its formation, ESP has acquired 19 properties and more than 11,300 units and 1.56 million SF (not including the Etude Self Storage West Coast Portfolio Properties) located in Texas, Ohio, Michigan, Wisconsin, Georgia and Illinois. Brands under ownership include Extra Space, CubeSmart, AVID Storage and Space Shop.

The Properties. The Etude Self Storage West Coast Portfolio Properties are comprised of nine self storage properties totaling 841,891 SF and located in California (six properties, 71.1% of NRA) and Nevada (three properties, 28.9% of NRA). Built between 1984 and 2007, the Etude Self Storage West Coast Portfolio Properties range in size from 72,400 SF to 149,355 SF. The Etude Self Storage West Coast Portfolio Properties consist of 6,625 self storage units (28.8% climate controlled units and 71.2% non-climate controlled units) and 114 parking spaces. Each of the Etude Self Storage West Coast Portfolio Properties is subject to a property management agreement with Extra Space Management, Inc. As of June 2025, the Etude Self Storage West Coast Portfolio Properties were 92.3% occupied by SF.

The following table presents certain information relating to the Etude Self Storage West Coast Portfolio Properties, which are presented in descending order of their allocated loan amounts:

Portfolio Summary
Property Name Address	Year Built(1)	Allocated Mortgage Loan Amount (“ALA”)	% of Mortgage ALA	Appraised Value(1)	% of Portfolio Appraised Value	UW NCF	% of Portfolio UW NCF
Etude West Coast – Locust 3285 North Locust Avenue Rialto, CA 92377	2007	$13,982,205	16.4%	$24,700,000	14.3%	$1,429,563	14.6%
Etude West Coast – Rancho 31524 Rancho Pueblo Road Temecula, CA 92592	2006	$13,620,660	16.0%	$24,100,000	14.0%	$1,328,415	13.6%
Etude West Coast – Dinah 73750 Dinah Shore Drive Palm Desert, CA 92211	2006	$13,546,875	15.9%	$25,000,000	14.5%	$1,317,578	13.5%
Etude West Coast – Buffalo 3250 North Buffalo Drive Las Vegas, NV 89129	1996	$12,033,550	14.2%	$23,500,000	13.6%	$1,248,162	12.8%
Etude West Coast – Main 13522 Main Street Hesperia, CA 92345	2004	$7,400,608	8.7%	$19,000,000	11.0%	$1,199,174	12.3%
Etude West Coast – Forest 8585 Forest Street Gilroy, CA 95020	1999	$7,168,924	8.4%	$18,500,000	10.7%	$1,130,303	11.6%
Etude West Coast - East Lake 4490 East Lake Mead Boulevard Las Vegas, NV 89115	1984	$6,434,028	7.6%	$14,100,000	8.2%	$696,417	7.1%
Etude West Coast - Las Vegas 3360 North Las Vegas Boulevard Las Vegas, NV 89115	1987	$5,644,531	6.6%	$10,400,000	6.0%	$560,798	5.7%
Etude West Coast – Walnut 16730 Walnut Street Hesperia, CA 92345	1985	$5,168,620	6.1%	$13,400,000	7.8%	$849,273	8.7%
Total		$85,000,000	100.0%	$172,700,000	100.0%	$9,759,683	100.0%

(1)	Information obtained from the appraisals. Individual appraisal dates for the Etude Self Storage West Coast Portfolio Properties range from July 18, 2025 to July 28, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-19

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$85,000,000
Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
Various, Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%
Portfolio Summary (continued)
Property Name	SF(1)	% of SF	Occ%(1)(2)	Total # of Units(1)	Average Unit Size (SF)(1)	# Climate Controlled Storage Units(1)	# Non-climate Controlled Storage Units(1)	# Parking Units(1)	Weighted Average Storage Rent / Unit(1)	Market Storage Rent per Unit(3)
Etude West Coast – Locust	101,412	12.0%	95.8%	774	131	322	452	0	$228	$238
Etude West Coast – Rancho	89,215	10.6%	96.9%	701	127	488	213	0	$240	$249
Etude West Coast – Dinah	91,460	10.9%	94.3%	757	121	470	287	0	$234	$258
Etude West Coast – Buffalo	74,125	8.8%	92.3%	737	101	602	135	0	$179	$181
Etude West Coast – Main	149,355	17.7%	95.2%	779	192	0	707	72	$195	$195
Etude West Coast – Forest	72,400	8.6%	92.3%	568	127	0	530	38	$255	$269
Etude West Coast - East Lake(3)	87,095	10.3%	86.8%	799	109	0	795	4	$119	$124
Etude West Coast - Las Vegas(3)	82,469	9.8%	78.8%	882	94	24	858	0	$100	$115
Etude West Coast – Walnut	94,360	11.2%	94.8%	742	127	0	742	0	$150	$151
Total/Weighted Average	841,891	100.0%	92.3%	6,739	125	1,906	4,719	114	$185	$194

(1)	Based on borrower rent rolls dated June 30, 2025.
(2)	Occ% is calculated on SF.
(3)	Information based on the appraisals.

The following table presents certain information with respect to the unit mix of the Etude Self Storage West Coast Portfolio Properties:

Unit Mix Summary(1)
Unit Type	Total Units	Total SF	% of SF	Occ%(2)	Weighted Average Rent / Unit
Self Storage – Climate Controlled	1,906	163,450	19.4%	95.0%	$214
Self Storage – Non Climate Controlled	4,719	639,441	76.0%	91.8%	$179
Parking	114	39,000	4.6%	89.0%	$140
Total/Weighted Average	6,739	841,891	100.0%	92.3%	$188

(1)	Based on borrower rent rolls dated June 30, 2025.
(2)	Occ% is calculated on SF.

The Market. The Etude Self Storage West Coast Portfolio Properties are located in three different Metropolitan Statistical Areas (each, an “MSA”). Five properties (62.5% of NRA) are located in the Riverside-San Bernardino-Ontario MSA, three properties (28.9% of NRA) are located in the Las Vegas-Henderson-North Las Vegas MSA and one property (8.6% of NRA) is located in the San Jose-Sunnyvale-Santa Clara MSA.

The Riverside-San Bernardino-Ontario MSA has an estimated population of 4.72 million as of 2025. Also known as the Inland Empire, the Riverside-San Bernardino-Ontario MSA is one of the fastest-growing areas in California and serves as a critical logistical, residential, and commercial hub within the broader Southern California economy. The Inland Empire’s strategic location near the Ports of Los Angeles and Long Beach has turned it into a national logistics and distribution powerhouse.

The Las Vegas-Henderson-North Las Vegas MSA has an estimated population of 2.42 million as of 2025. The three Etude Self Storage West Coast Portfolio Properties in such MSA are located within the Las Vegas Valley, which is the most populous metropolitan area in Nevada. The local economy has diversified in recent decades to include industries such as technology, logistics, healthcare, and professional services. Additionally, a rise in conventions and trade shows has made the region a key national and international business destination.

The San Jose-Sunnyvale-Santa Clara MSA has an estimated population of 2.02 million as of 2025. The San Jose MSA serves as a global center for technology and entrepreneurship, home to numerous major companies including Alphabet/Google, Apple and Tesla Motors.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-20

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$85,000,000
Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
Various, Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

The following table presents certain local demographic data related to the Etude Self Storage West Coast Portfolio Properties:

Market Summary(1)
Property Name City, State	MSA	Appraiser’s Market Vacancy	2025 Estimated Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2025 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
Etude West Coast - Locust Rialto, CA	Riverside-San Bernardino-Ontario	10.0%	6,754 / 72,456 / 266,064	$159,733 / $152,621 / $123,736
Etude West Coast - Rancho Temecula, CA	Riverside-San Bernardino-Ontario	12.0%	12,132 / 87,760 / 124,885	$145,230 / $147,014 / $148,573
Etude West Coast - Dinah Palm Desert, CA	Riverside-San Bernardino-Ontario	10.0%	3,766 / 24,418 / 76,990	$161,436, $139,344 / $134,677
Etude West Coast - Buffalo Las Vegas, NV	Las Vegas-Henderson-North Las Vegas	5.0%	17,545 / 168,067 / 401,533	$106,225 / $104,610 / $108,158
Etude West Coast - Main Hesperia, CA	Riverside-San Bernardino-Ontario	9.0%	7,077 / 45,265 / 137,382	$105,587 / $104,278 / $101,176
Etude West Coast - Forest Gilroy, CA	San Jose-Sunnyvale-Santa Clara	11.0%	63,368 / 71,508 / 125,612(2)	$170,837 / $176,463 / $191,487(2)
Etude West Coast - East Lake Las Vegas, NV	Las Vegas-Henderson-North Las Vegas	13.0%	22,832 / 216,461 / 427,695	$61,922 / $69,273 / $72,712
Etude West Coast - Las Vegas Las Vegas, NV	Las Vegas-Henderson-North Las Vegas	24.0%	22,583 / 155,306 / 429,517	$71,441 / $68,254 / $76,688
Etude West Coast - Walnut Hesperia, CA	Riverside-San Bernardino-Ontario	14.0%	9,989 / 59,767 / 131,158	$53,392 / $87,281 / $91,234

(1)	Source: Appraisals.
(2)	Within three-, five- and ten-mile radius.

Appraisal. According to the individual appraisals with valuation as-of dates between July 18, 2025 to July 28, 2025, the Etude Self Storage West Coast Portfolio Properties had an aggregate “As-is” value of $172,700,000.

Environmental Matters. According to the Phase I environmental site assessments dated between June 18, 2025 and June 19, 2025, there was no evidence of any recognized environmental conditions at the Etude Self Storage West Coast Portfolio Properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-21

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$85,000,000
Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
Various, Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Etude Self Storage West Coast Portfolio Properties:

Cash Flow Analysis
	2023	2024	6/30/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$14,291,641	$13,872,106	$13,703,380	$15,630,539	$18.57
Other Income(2)	$652,207	$614,551	$566,903	$566,904	$0.67
Commercial Income(3)	$146,100	$208,611	$225,797	$170,645	$0.20
(Vacancy & Credit Loss)	($406,402)	($353,718)	($291,982)	($2,219,141)	($2.64)
Effective Gross Income	$14,683,546	$14,341,550	$14,204,098	$14,148,947	$16.81

Real Estate Taxes	$741,156	$759,760	$770,573	$1,333,222	$1.58
Insurance	$342,809	$385,010	$384,347	$240,145	$0.29
Other operating expenses	$3,005,529	$3,040,212	$3,013,281	$2,735,607	$3.25
Total Operating Expenses	$4,089,494	$4,184,982	$4,168,201	$4,308,975	$5.12

Net Operating Income	$10,594,052	$10,156,568	$10,035,897	$9,839,972	$11.69
Replacement Reserves	$0	$0	$0	$80,289	$0.10
Net Cash Flow	$10,594,052	$10,156,568	$10,035,897	$9,759,683	$11.59

Occupancy %	92.1%	92.7%	92.3%	88.0%(4)
NOI DSCR(5)	1.51x	1.44x	1.43x	1.40x
NCF DSCR(5)	1.51x	1.44x	1.43x	1.39x
NOI Debt Yield(5)	9.2%	8.8%	8.7%	8.5%
NCF Debt Yield(5)	9.2%	8.8%	8.7%	8.5%

(1)	UW Gross Potential Rent is based on the appraisal’s concluded market rent for each unit type. The decline in Gross Potential Rent from 2023 is due to the decline in revenue for two of the Etude Self Storage West Coast Portfolio Properties (Etude West Coast - East Lake and Etude West Coast - Las Vegas). The Las Vegas-Henderson-North Las Vegas MSA experienced market oversupply over the past three years. The market supply has currently stabilized and is in line with the national average. There is no expected new supply (in development or planning) in a 3-mile radius of the Etude West Coast - East Lake and Etude West Coast - Las Vegas properties.
(2)	Other Income includes administrative fees, late fees, merchandise sales and other miscellaneous income.
(3)	Commercial Income includes cell tower income.
(4)	Represents economic occupancy.
(5)	Based on the Etude Self Storage West Coast Portfolio Whole Loan.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $306,927 into a real estate tax reserve account, (ii) $22,013 into an insurance reserve account and (iii) $220,000 into a deferred maintenance reserve account.

Real Estate Taxes – The borrower is required to deposit monthly 1/12th of the estimated annual real estate taxes for the Etude Self Storage West Coast Portfolio Properties (currently approximately $65,525).

Insurance – The borrower is required to deposit monthly 1/12th of the estimated annual insurance payments for the Etude Self Storage West Coast Portfolio Properties (currently approximately $22,013), unless the Etude Self Storage West Coast Portfolio Properties are covered by an acceptable blanket policy.

Replacement Reserve – The borrower is required on each monthly payment date to deposit approximately $6,691 into a replacement reserve account.

Lockbox and Cash Management. The Etude Self Storage West Coast Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (defined below) or an event of default, the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Etude Self Storage West Coast Portfolio Properties are required to be deposited by the borrower. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account every two business days and disbursed in accordance with the Etude Self Storage West Coast Portfolio Whole Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Etude Self Storage West Coast Portfolio Whole Loan.

A “Cash Sweep Period” will commence upon the debt service coverage ratio falling below 1.10x for any calendar quarter and will expire upon (i) the debt service coverage ratio being at least 1.10x for two consecutive calendar quarters or (ii) the borrower depositing with the lender an amount, as determined pursuant to the Etude Self Storage West Coast Portfolio Whole Loan documents, to cause the calculation of the debt service coverage ratio to be at least 1.10x for two consecutive calendar quarters.

Release of Property. On any payment date after the expiration of the REMIC prohibition period, the borrower has the right to obtain the release of any individual Etude Self Storage West Coast Portfolio Property in connection with a bona fide third party sale of such Etude Self Storage West Coast Portfolio Property, upon defeasance of a of a portion of the Etude Self Storage West Coast Portfolio Whole Loan equal to 110% of the allocated loan amount of such Etude Self Storage West Coast Portfolio Property together with an applicable prepayment premium, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining Etude Self Storage West Coast Portfolio Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.387x, (ii) after giving effect

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-22

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$85,000,000
Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
Various, Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

to such release, the debt yield of the remaining Etude Self Storage West Coast Portfolio Properties is equal to or greater than 8.47%, (iii) the loan-to-value ratio is not more than 125% or the principal balance of the Etude Self Storage West Coast Portfolio Mortgage Loan is paid down by an amount sufficient to satisfy the REMIC rules and (iv) satisfaction of REMIC related conditions.

Future Mezzanine Indebtedness and Permitted Conditional Preferred Equity. The borrower has a right to obtain future mezzanine financing and/or permitted debt-like preferred equity from an approved lender upon the satisfaction of certain conditions set forth in the loan documents. Such financing (considering the permitted conditional preferred equity and any mezzanine loan), when added to the principal balance of the Etude Self Storage West Coast Portfolio Whole Loan must result in (a) a combined loan-to-value ratio of no more 66.71%, (b) a combined debt service coverage ratio of not less than 1.387x and (c) a combined debt yield of not less than 8.47%.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-23

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$77,929,638
10600 Westminster Boulevard	The Westin Westminster	Cut-off Date LTV:	59.9%
Westminster, CO 80020		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	14.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-24

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$77,929,638
10600 Westminster Boulevard	The Westin Westminster	Cut-off Date LTV:	59.9%
Westminster, CO 80020		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	14.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-25

Mortgage Loan No. 3 – The Westin Westminster

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Westminster, CO 80020
Original Balance:	$78,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$77,929,638			Detailed Property Type:	Full Service
% of Initial Pool Balance:	7.6%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2000/2017-2024
Borrower Sponsors(1):	Various			Size:	370 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room:	$210,621
Mortgage Rate:	6.5110%			Maturity Date Balance Per Room:	$198,717
Note Date:	9/4/2025			Property Manager:	Crestview Management, LLC
Maturity Date:	9/11/2030				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$11,192,423
Seasoning:	1 month			UW NCF:	$9,948,782
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield:	14.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	12.8%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	15.2%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.68x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$11,171,091 (7/31/2025 TTM)
Reserves(2)				2nd Most Recent NOI:	$13,496,636 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$11,384,159 (12/31/2023)
RE Taxes:	$166,598	$55,532	NAP	Most Recent Occupancy:	67.2% (7/31/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	71.6% (12/31/2024)
FF&E Reserve:	$0	$103,637	NAP	3rd Most Recent Occupancy:	74.6% (12/31/2023)
Seasonality Reserve:	$1,422,000	Springing	(3)	Appraised Value (as of)(4):	$130,100,000 (8/1/2026)
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Appraised Value Per Room(4):	$351,622
Existing PIP Reserve:	$8,508,968	$0	NAP	Cut-off Date LTV Ratio(4):	59.9%
PIP Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(4):	56.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$78,000,000	63.0%	Purchase Price:	$113,000,000	91.3%
Sponsor Equity:	$44,266,139	35.8%	Upfront Reserves:	$10,100,066	8.2%
Seller Proration:	$1,497,657	1.2%	Closing Costs:	$663,730	0.5%
Total Sources:	$123,763,796	100.0%	Total Uses:	$123,763,796	100.0%

(1)	See “The Borrower and the Borrower Sponsors” section below for further discussion of the borrower sponsors.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(3)	The borrower is only required to make monthly deposits into the Seasonality Reserve if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance (as defined below), initially $1,422,000.
(4)	The appraisal concluded to an “As Complete” value for The Westin Westminster Mortgage Property (as defined below) of $130,100,000 as of August 1, 2026, which assumes that there is $8,508,968 in an upfront PIP reserve for capital expenditures held in escrow. At origination, the borrower deposited $8,508,968 in an upfront PIP reserve for capital expenditures. The appraisal concluded to an “As Is” appraised value of $115,000,000 as of July 30, 2025, resulting in an Appraised Value Per Room of approximately $310,811, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 67.8% and 63.9%, respectively.

The Mortgage Loan. The third largest mortgage loan (the “The Westin Westminster Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $78,000,000 and secured by the fee interest in a 370-room full-service hotel located in Westminster, Colorado (the “Westin Westminster Property”).

The Borrower and the Borrower Sponsors. The borrower is CP Westminster, LLC., a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Westin Westminster Mortgage Loan.

The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 46 hotels across 19 states and D.C. with major hospitality brands including Marriott, Hilton, and Hyatt.

A CSC affiliate declared bankruptcy in 2008. In addition, CSC has had numerous foreclosures and deeds-in-lieu since 2009. For additional information please see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus. The Westin Westminster Mortgage Loan documents require that the guarantor maintains a minimum net worth and liquidity of $78.0 million and $7.8 million, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-26

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$77,929,638
10600 Westminster Boulevard	The Westin Westminster	Cut-off Date LTV:	59.9%
Westminster, CO 80020		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	14.4%

The Property. The Westin Westminster Property is a 13-story, 370-room, full-service hotel located in Westminster, Colorado. Situated on an approximately 14.42-acre site, The Westin Westminster Property was built in 2000 and most recently renovated in 2024. Since 2017, prior ownership invested approximately $21.7 million (approximately $58,732 per key) of capital into the property, including both guest-facing and back-of-house areas, as well as the addition of a new 9,590 SF Legacy Ballroom in 2019. Prior renovations completed in 2018-2019 included upgrades to all 370 guestrooms, including conversion of 175 guest baths to spa quality showers in King guestrooms. The renovations completed in 2023-2024 included, among various other upgrades, new beds, upgraded chillers and boilers, and the construction of a pergola and upgraded patio used for private functions in the hotel's restaurant. The borrower sponsors have a comprehensive $8,508,968 (approximately $22,997 per key) property improvement plan (“PIP) planned for the property, with $8,508,968 reserved upfront to fund the work. The PIP will encompass renovations to guestrooms, guest bathrooms, and guestroom corridors with updated soft goods and case goods, finishes, lighting, and tub-to-shower conversions. Amenities at the property include a restaurant, a coffee counter, 44,801 SF of indoor meeting space, a fitness center, an indoor pool and outdoor sundeck, a business center, and a gift shop/convenience store. The Westin Westminster Property guestroom configuration consists of 185 king rooms, 176 double/double rooms, five queen rooms, two studio suites, and two junior suites. The Westin Westminster Property is operating under the Westin flag with a franchise agreement expiring September 2045.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of The Westin Westminster Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			The Westin Westminster Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	59.6%	$158.85	$94.64	74.6%	$164.40	$122.59	125.2%	103.5%	129.5%
12/31/2024	57.9%	$161.28	$93.37	71.6%	$174.64	$125.12	123.7%	108.3%	134.0%
6/30/2025 TTM	57.4%	$161.52	$92.76	67.2%	$174.78	$117.53	117.1%	108.2%	126.7%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes the DoubleTree by Hilton Hotel Denver Thornton, DoubleTree by Hilton Hotel Denver Westminster, Renaissance Boulder Flatiron Hotel, Drury Plaza Hotel Denver Westminster, Marriott Denver Westminster and Omni Interlocken Hotel.

The Market. The Westin Westminster Property is located in Westminster, Colorado, approximately 18.0 miles from Denver International Airport. The Westin Westminster Property is located just northeast of U.S. Highway 36 and the West 104th Avenue interchange. U.S. Highway 36 provides access to downtown Denver, Denver International Airport, the north-south Interstate system (I-25), and the east-west Interstate system (I-70). The Westin Westminster Property is an anchor in the Westminster Promenade commercial center, which features an AMC Theater, Bowlero sports center, Dave and Busters, and several restaurants. Major employers in the area include BAE Mission Systems, Trimble, St. Anthony's North Hospital, MTech Mechanical Technologies Group, Tri-State Generation, Maxar, Motorola Solutions, Kaiser Permanente, Plantronics Poly, and Cadrex. According to the appraisal, The Westin Westminster Property’s 2024 demand segmentation was 36% commercial, 44% meeting and group and 20% leisure.

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of The Westin Westminster Property is 7,419, 111,106 and 290,037 respectively, and the average household income for the same radii is $136,562, $138,483 and $130,801 respectively.

According to a third-party report, The Westin Westminster Property is in the Denver North submarket, which is within the Denver - CO USA market. According to a third-party report, the Denver North submarket is comprised of 60 hotel properties and 6,870 rooms in total. As of June 2025, the Denver North submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 64.3%, $117.02 and $75.25, respectively.

The following table presents competitive properties to The Westin Westminster Property:

Competitive Property Summary
Property	Year Built	Rooms	Commercial	Meeting and Group	Leisure
The Westin Westminster	2000	370	36%	44%	20%
Denver Marriott Westminster	2014	215	55%	30%	15%
DoubleTree by Hilton Hotel Denver Thornton	1984	137	65%	15%	20%
DoubleTree by Hilton Hotel Denver Westminster	1985	186	70%	15%	15%
Drury Inn & Suites Denver Westminster	2012	180	65%	10%	25%
Omni Interlocken Hotel	1999	390	40%	40%	20%
Renaissance by Marriott Boulder Flatiron Hotel	2002	232	55%	30%	15%
Subtotal/Wtd. Avg.		1,710	51%	30%	19%

Source: Appraisal.

Appraisal. The appraisal concluded to an “As Complete” value for The Westin Westminster Property of $130,100,000 as of August 1, 2026, which assumes that there is $8,508,968 in an upfront PIP reserve for capital expenditures held in escrow. At origination, the borrower deposited $8,508,968 in an upfront PIP reserve for capital expenditures. The appraisal concluded to an “As Is” appraised value of $115,000,000 as of July 30, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated July 22, 2025, there was no evidence of any recognized environmental conditions at The Westin Westminster Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-27

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$77,929,638
10600 Westminster Boulevard	The Westin Westminster	Cut-off Date LTV:	59.9%
Westminster, CO 80020		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	14.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Westin Westminster Property:

Cash Flow Analysis
	2022	2023	2024	7/31/2025 TTM	UW	UW per Room
Occupancy(1)	69.8%	74.6%	71.6%	67.2%	67.2%
ADR(1)	$158.45	$164.40	$174.64	$175.05	$175.05
RevPAR(1)	$110.65	$122.59	$125.12	$117.66	$117.66

Rooms Revenue	$14,943,390	$16,555,847	$16,943,990	$15,890,251	$15,890,251	$42,947
Food & Beverage Revenue	$12,493,056	$15,136,559	$16,928,724	$14,769,624	$14,769,624	$39,918
Other Income	$881,938	$619,439	$479,788	$431,147	$431,147	$1,165
Total Revenue	$28,318,384	$32,311,845	$34,352,502	$31,091,022	$31,091,022	$84,030

Room Expense	$3,305,074	$3,844,807	$3,789,553	$3,655,530	$3,655,530	$9,880
Food & Beverage Expense	$5,762,231	$7,137,811	$7,417,309	$6,728,990	$6,728,990	$18,186
Other Department Expense	$43,115	$44,163	$43,421	$47,894	$47,894	$129
Total Department Expenses	$9,110,420	$11,026,781	$11,250,283	$10,432,414	$10,432,414	$28,196
Gross Operating Income	$19,207,964	$21,285,064	$23,102,219	$20,658,608	$20,658,608	$55,834

Total Undistributed Expenses	$7,755,634	$8,765,950	$8,581,410	$8,460,083	$8,471,172	$22,895
Gross Operating Profit	$11,452,330	$12,519,114	$14,520,809	$12,198,525	$12,187,436	$32,939

Property Taxes	$624,452	$820,271	$667,019	$683,628	$634,638	$1,715
Insurance	$194,891	$314,684	$357,154	$343,806	$360,375	$974
Total Operating Expenses	$17,685,397	$20,927,686	$20,855,866	$19,919,931	$19,898,599	$53,780

Net Operating Income	$10,632,987	$11,384,159	$13,496,636	$11,171,091	$11,192,423	$30,250
FF&E	$0	$0	$0	$0	$1,243,641	$3,361
Net Cash Flow	$10,632,987	$11,384,159	$13,496,636	$11,171,091	$9,948,782	$26,889

NOI DSCR	1.80x	1.92x	2.28x	1.89x	1.89x
NCF DSCR	1.80x	1.92x	2.28x	1.89x	1.68x
NOI Debt Yield	13.6%	14.6%	17.3%	14.3%	14.4%
NCF Debt Yield	13.6%	14.6%	17.3%	14.3%	12.8%
(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at The Westin Westminster Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The increase in Net Operating Income from 2023 to 2024 was primarily due to an approximately $1,792,165 increase in Food & Beverage Revenue due to 2024 being a record year for transient segmentation and associated decrease in Net Operating Income from 2024 to 7/31/2025 TTM representing more normalized performance.

Escrows and Reserves.

Tax Escrows – The Westin Westminster Mortgage Loan documents require an upfront deposit of $166,598 and ongoing monthly deposits of $55,532 for real estate taxes.

Insurance Escrows – The Westin Westminster Mortgage Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days prior to the expiration date of such policy.

FF&E Reserve – The Westin Westminster Mortgage Loan documents require ongoing monthly deposits in an amount equal to $103,637. Based on the annual operating statements for The Westin Westminster Property, the lender may adjust the FF&E Reserve monthly deposit to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 4% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement.

Seasonality Reserve –The Westin Westminster Mortgage Loan documents require an upfront deposit of $1,422,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of the monthly debt service payments occurring in January, February, March, and April to the extent that there is insufficient cash flow from The Westin Westminster Property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount (as defined below)), upon notice to the borrower, to an amount equal to the shortfall in revenue from The Westin Westminster Property to cover the debt service at a debt service coverage ratio (“DSCR”) of 1.30x, as calculated by the lender based on actual operations from the prior 12 months.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-28

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$77,929,638
10600 Westminster Boulevard	The Westin Westminster	Cut-off Date LTV:	59.9%
Westminster, CO 80020		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	14.4%

On each monthly payment date occurring in June, July, August, September, October, and November, the borrower is required to deposit with the lender an amount equal to 1/6th of the Seasonality Reserve Required Annual Balance, initially $237,000 (the “Seasonality Reserve Deposit Amount”), provided, however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance.

Replacement Comfort Letter Reserve – The Westin Westminster Mortgage Loan documents require an upfront deposit of $2,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

Existing PIP Reserve – The Westin Westminster Mortgage Loan documents require an upfront deposit of $8,508,968 for the existing PIP work.

PIP Reserve – The Westin Westminster Mortgage Loan documents require that on the date that any new PIP is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

Lockbox and Cash Management. The Westin Westminster Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by The Westin Westminster Property into the lender-controlled lockbox account within three business days. All funds deposited into the lockbox are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with The Westin Westminster Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Westin Westminster Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for The Westin Westminster Mortgage Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default; or
(ii)	the DSCR falling below 1.25x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, upon the cure of such event of default; or
●	with regard to clause (ii) above, upon the DSCR has been equal to or greater than 1.25x for one calendar quarter.

Terrorism Insurance. The Westin Westminster Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Westin Westminster Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity covering no more than a 12-months. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-29

Hospitality – Full Service	Loan 4	Cut-off Date Balance:	$63,350,000
Various	Yosemite Hospitality Portfolio	Cut-off Date LTV:	62.7%
El Portal, CA 95318		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	14.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-30

Hospitality – Full Service	Loan 4	Cut-off Date Balance:	$63,350,000
Various	Yosemite Hospitality Portfolio	Cut-off Date LTV:	62.7%
El Portal, CA 95318		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	14.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-31

Mortgage Loan No. 4 – Yosemite Hospitality Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	El Portal, CA 95318
Original Balance(1):	$63,350,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$63,350,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	6.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various / 2022-2024
Borrower Sponsor:	Gerald D. Fischer			Size:	536 Rooms
Guarantors:	Gerald D. Fischer and Karane Fischer			Cut-off Date Balance per Room(1):	$177,239
Mortgage Rate:	7.3000%			Maturity Date Balance per Room(1):	$177,239
Note Date:	9/5/2025			Property Manager:	Yosemite Management Group,
Maturity Date:	9/11/2030			LLC (borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$13,940,077
IO Period:	60 months			UW NCF:	$12,623,766
Seasoning:	1 month			UW NOI Debt Yield(1):	14.7%
Prepayment Provisions(2):	L(25),D(28),O(7)			UW NCF Debt Yield(1):	13.3%
Lockbox/Cash Mgmt Status:	Hard / Springing			UW NOI Debt Yield at Maturity(1):	14.7%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.80x
Additional Debt Balance(1):	$31,650,000			Most Recent NOI:	$15,600,664 (6/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$14,256,218 (12/31/2024)
				3rd Most Recent NOI:	$12,682,873 (12/31/2023)
Reserves(3)				Most Recent Occupancy:	57.6% (6/30/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	57.0% (12/31/2024)
Taxes:	$267,876	$44,646	NAP	3rd Most Recent Occupancy:	54.2% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$151,600,000 (6/25/2025)
Capital Expenditure Reserve:	$6,500,000	$0	NAP	Appraised Value per Room:	$282,836
Seasonality Reserve:	$4,000,000	Springing	NAP	Cut-off Date LTV Ratio(1):	62.7%
FF&E Reserve:	$3,100,000	Springing	NAP	Maturity Date LTV Ratio(1):	62.7%
FAIR Plan Reserve:	$299,114	$0	NAP
PIP Reserve:	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$95,000,000	100.0%	Loan Payoff:	$70,713,395	74.4%
			Upfront Reserves:	$14,166,990	14.9%
			Return of Equity:	$6,026,276	6.3%
			Closing Costs:	$4,093,338	4.3%
Total Sources	$95,000,000	100.0%	Total Uses	$95,000,000	100.0%

(1)	The Yosemite Hospitality Portfolio Mortgage Loan (as defined below) is part of the Yosemite Hospitality Portfolio Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate original principal balance of $95,000,000. The information presented above is based on the Yosemite Hospitality Portfolio Whole Loan.
(2)	Defeasance of the Yosemite Hospitality Portfolio Whole Loan is permitted any time after the earlier to occur of (i) October 11, 2029, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Yosemite Hospitality Portfolio Whole Loan to be securitized. The assumed lockout period is based on the expected BANK5 2025-5YR17 closing date in October 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The fourth largest mortgage loan (the “Yosemite Hospitality Portfolio Mortgage Loan”) is part of a whole loan (the “Yosemite Hospitality Portfolio Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $95,000,000. The Yosemite Hospitality Portfolio Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”) and Citi Real Estate Funding Inc. (“CREFI”). The Yosemite Hospitality Portfolio Whole Loan is secured by the borrowers’ fee interest in two full service hospitality properties located in El Portal, California (the “Yosemite View Lodge Property,” and the “Yosemite Cedar Lodge Property”, collectively the “Yosemite Hospitality Portfolio Properties” or the “Yosemite Hospitality Portfolio”). The Yosemite Hospitality Portfolio Mortgage Loan is evidenced by the controlling Note A-1, with an original principal amount of $63,350,000.

The Yosemite Hospitality Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR17 securitization trust. The relationship between the holders of the Yosemite Hospitality Portfolio Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-32

Hospitality – Full Service	Loan 4	Cut-off Date Balance:	$63,350,000
Various	Yosemite Hospitality Portfolio	Cut-off Date LTV:	62.7%
El Portal, CA 95318		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	14.7%
The Yosemite Hospitality Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$63,350,000	$63,350,000	BANK5 2025-5YR17	Yes
A-2(1)	$31,650,000	$31,650,000	CREFI	No
Whole Loan	$95,000,000	$95,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers are Cedar Lodge SPE LLC and Yosemite View Lodge SPE LLC, each a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Yosemite Hospitality Portfolio Whole Loan.

The borrower sponsor is Gerald D. Fischer and the non-recourse carveout guarantors are Gerald D. Fischer and Karane Fischer. The guarantors have provided a completion guaranty guaranteeing the payment and performance of certain capital improvement work under the terms of the Yosemite Hospitality Portfolio Whole Loan documents. Gerald D. Fischer is the founder and chief executive office of Yosemite Resorts. Founded in 1977, Yosemite Resorts is a privately held, family owned and operated hospitality development and management company.

The Properties. The Yosemite Hospitality Portfolio Properties are comprised of two-full service hotels, totaling 536 rooms and located a few miles west of Yosemite National Park (the “Park”) western boundary and the Arch Rock Entrance to the Park along State Route 140, adjacent to the Merced River in El Portal, California, approximately 187.0 miles west of San Francisco. The Park encompasses 1,187 square miles of designated wilderness and received approximately 4.3 million visitors in 2024.

Between 2022 and 2024, the borrower sponsor has invested approximately $7.08 million (approximately $13.2k per key) in capital expenditures across the Yosemite Hospitality Portfolio Properties. The renovations included lobby refurbishments, guestroom renovations, meeting space upgrades, restaurant and amenity enhancements, and restoration of public spaces and exterior facades.

The following table presents certain information relating to the Yosemite Hospitality Portfolio Properties:

Yosemite Hospitality Portfolio Properties Summary
Property Name / Property Type / Property Sub-Type	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built / Renovated(2)	Rooms(1)	Appraised Value(2)	Allocated Cut-off Date LTV	UW NOI(1)	% of UW NOI
Yosemite View Lodge Hospitality / Full Service	$78,300,000	82.4%	63.4%	1950-2010 / 2022-2024	327	$119,900,000	65.3%	$11,820,072	84.8%
Yosemite Cedar Lodge Hospitality / Full Service	$16,700,000	17.6%	48.4%	1960-1993 / 2022-2024	209	$31,700,000	52.7%	$2,120,005	15.2%
Total/Wtd. Avg.	$95,000,000	100.0%	57.6%		536	$151,600,000	62.7%	$13,940,077	100.0%

(1)	Information based on the underwriting.
(2)	Source: Appraisal.

Yosemite View Lodge

The Yosemite View Lodge Property is an eight building, 327-room full-service hotel located on an approximately 13.4-acre site, located adjacent to the Merced River and approximately 2.3 miles west of the Arch Rock Entrance to the Park. Built between 1950 and 2010, the Yosemite View Lodge Property’s guestroom configuration includes 84 king suites, 220 queen/queen suites, 15 one-bedroom suites, 6 three-bedroom suites, and two two-bedroom suites. The Yosemite View Lodge Property underwent various renovations and received a number of repairs and updates between 2022 and 2024. The borrower sponsor invested approximately $354,398 (approximately $1,084 per key) in 2022, approximately $363,751 (approximately 1,112 per key) in 2023 and approximately $856,672 (approximately $2,620 per key) in 2024. Amenities at the Yosemite View Lodge Property include a restaurant and lounge, pizzeria, 1,200 SF of meeting space, three outdoor swimming pools, an indoor pool, six outdoor whirlpools, an indoor whirlpool, lobby workstation, gift shop and convenience store, guest laundry room, and an ATM. As of June 30, 2025, the Yosemite View Lodge Property was 63.4% occupied and reported an ADR and RevPAR of $299.92 and $190.16, respectively.

The borrower sponsor has certain capital expenditures planned for the Yosemite View Lodge Property, with $6.5 million in capital expenditures reserve funds required up-front for project funding. The capital expenditures plan includes two components: (i) demolition of the existing Del Hart building and construction of a new three-story structure with meeting space and three upgraded guest rooms (the “Redbud Addition”), and (ii) development of a new fitness center and expanded pool deck adjacent to the Sequoia building (the “New Fitness Center”).

The applicable borrower will lease the portions of the Yosemite View Lodge Property that include the Redbud Addition and New Fitness Center to an affiliated single-purpose entity for nominal rent until the completion of construction. Upon lender’s acknowledgement of satisfactory completion, such borrower is required to exercise its right to terminate the lease. The Yosemite Hospitality Portfolio Whole Loan documents provide for release of the capital expenditure reserve funds upon satisfaction of certain completion-related requirements, including final certificates of occupancy. The applicable borrower is required to complete each of the Required Capital Expenditures (as defined below) on or before December 31, 2026, with extensions of the completion date up to 60 days for force majeure. Further, the guarantors have provided a completion guaranty with respect to the proposed improvements. See “Escrows and Reserves” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-33

Hospitality – Full Service	Loan 4	Cut-off Date Balance:	$63,350,000
Various	Yosemite Hospitality Portfolio	Cut-off Date LTV:	62.7%
El Portal, CA 95318		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	14.7%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Yosemite View Lodge Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Yosemite View Lodge Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022	57.1%	$235.29	$134.46	66.1%	$219.72	$145.17	115.7%	93.4%	108.0%
12/31/2023	60.3%	$246.89	$148.87	61.7%	$271.58	$167.69	102.4%	110.0%	112.6%
12/31/2024	57.9%	$239.74	$138.83	63.1%	$292.22	$184.44	109.0%	121.9%	132.9%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes the Tenaya Lodge, Best Western Plus Yosemite Way Station, Quality Inn Yosemite Valley Gateway, Hampton by Hilton Oakhurst Yosemite, Fairfield Inn & Suites Oakhurst Yosemite, Holiday Inn Express & Suites Oakhurst-Yosemite Park Area, Best Western Plus Yosemite Gateway Inn, Pines Resort, AutoCamp Yosemite, and Inelle, Oakhurst Yosemite, a Tribute Portfolio Hotel.

Yosemite Cedar Lodge

The Yosemite Cedar Lodge Property is an eight building, 209-room full-service hotel located on an approximately 29.2-acre site, located adjacent to the Merced River and approximately 8.2 miles west of the Arch Rock Entrance to the Park. Built between 1960 and 1993, the Yosemite Cedar Lodge Property’s guestroom configuration includes 36 king suites, 151 queen/queen suites, 17 one-bedroom suites, three three-bedroom suites and two two-bedroom suites. The Yosemite Cedar Lodge Property underwent various renovations and received a number of repairs and updates between 2022 and 2024. The borrower sponsor invested approximately $144,878 (approximately $693 per key) in 2022, approximately $4,722,219 (approximately $22,594 per key) in 2023 and approximately $635,131 (approximately $3,039 per key) in 2024. Amenities at the Yosemite Cedar Lodge Property include a restaurant and a bar and grill, two outdoor swimming pools, an indoor swimming pool, an outdoor whirlpool, an indoor whirlpool, lobby workstation, conference room, picnic area, and a gift shop and convenience store. As of June 30, 2025, the Yosemite Cedar Lodge Property was 48.4% occupied and reported an ADR and RevPAR of $204.95 and $99.21, respectively.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Yosemite Cedar Lodge Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Yosemite Cedar Lodge Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022	57.1%	$235.29	$134.46	42.8%	$159.91	$68.44	75.0%	68.0%	50.9%
12/31/2023	60.3%	$246.89	$148.87	42.4%	$200.55	$85.10	70.4%	81.2%	57.2%
12/31/2024	57.9%	$239.74	$138.83	47.4%	$204.22	$96.77	81.8%	85.2%	69.7%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.

(2)	The competitive set includes the Tenaya Lodge, Best Western Plus Yosemite Way Station, Quality Inn Yosemite Valley Gateway, Hampton by Hilton Oakhurst Yosemite, Fairfield Inn & Suites Oakhurst Yosemite, Holiday Inn Express & Suites Oakhurst-Yosemite Park Area, Best Western Plus Yosemite Gateway Inn, Pines Resort, AutoCamp Yosemite, and Inelle, Oakhurst Yosemite, a Tribute Portfolio Hotel.

The Market.

Yosemite View Lodge

The Yosemite View Lodge Property is bound by Merced River on the south, east and west side. The property is located 55.0 miles north of Fresno Yosemite National Airport, with vehicular access provided by State Route 140, the only year-round entrance to the Park. The Park is the largest economic driver for El Portal, California. Other leisure demand generators include California State Mining & Mineral Museum and the Mariposa Museum & History Center. The property’s 2024 demand segmentation was 90% transient and 10% meeting and group.

Yosemite Cedar Lodge

The Yosemite Cedar Lodge Property is bound by Merced River on the north and Sierra National Forest on the south. The property is located 55.0 miles north of Fresno Yosemite National Airport, with vehicular access provided by State Route 140, the only year-round entrance to the Park. The Park is the largest economic driver for El Portal, California. Other leisure demand generators include California State Mining & Mineral Museum and the Mariposa Museum & History Center. The Yosemite Cedar Lodge Property’s 2024 demand segmentation was 95% transient and 5% meeting and group.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-34

Hospitality – Full Service	Loan 4	Cut-off Date Balance:	$63,350,000
Various	Yosemite Hospitality Portfolio	Cut-off Date LTV:	62.7%
El Portal, CA 95318		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	14.7%

The following table presents competitive properties to the Yosemite Hospitality Portfolio Properties:

Competitive Property Summary
Property	Year Built	Rooms	Commercial	Group	Leisure
Yosemite View Lodge	1950-2010	327	0.0%	10.0%	90.0%
Yosemite Cedar Lodge	1960-1993	209	0.0%	5.0%	95.0%
Tenaya Lodge	1990	352	NAV	NAV	NAV
Best Western Plus Yosemite Way Station	1985	78	NAV	NAV	NAV
Quality Inn Yosemite Valley Gateway	1989	59	NAV	NAV	NAV
Hampton by Hilton Oakhurst Yosemite	2022	111	NAV	NAV	NAV
Fairfield Inn & Suites Oakhurst Yosemite	2021	111	NAV	NAV	NAV
Holiday Inn Express & Suites Oakhurst-Yosemite Park Area	2020	113	NAV	NAV	NAV
Best Western Plus Yosemite Gateway Inn	1984	133	NAV	NAV	NAV
Pines Resort	1980	104	NAV	NAV	NAV
AutoCamp Yosemite	2019	103	NAV	NAV	NAV
Inelle, Oakhurst Yosemite, a Tribute Portfolio Hotel	1994	70	NAV	NAV	NAV
Total/Wtd. Avg.		1,770	NAV	NAV	NAV

Source: Appraisal.

Appraisal. According to the portfolio appraisal dated June 25, 2025, the Yosemite Hospitality Portfolio Properties had an aggregate “As Is” appraised value of $151,600,000.

Environmental Matters. According to the Phase I environmental assessments dated July 16, 2025, there was no evidence of any recognized environmental conditions at the Yosemite Hospitality Portfolio Properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-35

Hospitality – Full Service	Loan 4	Cut-off Date Balance:	$63,350,000
Various	Yosemite Hospitality Portfolio	Cut-off Date LTV:	62.7%
El Portal, CA 95318		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	14.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Yosemite Hospitality Portfolio Properties:

Cash Flow Analysis
	2022	2 023	2024	6/30/2025 TTM	UW	UW per Room
Occupancy(1)	57.0%	54.2%	57.0%	57.6%	57.6%
ADR(1)	$202.20	$249.90	$263.68	$268.78	$268.78
RevPar(1)	$115.25	$135.49	$150.25	$154.70	$154.70

Rooms Revenue	$22,547,543	$26,506,449	$29,475,692	$30,265,075	$30,265,075	$56,465
Retail Revenue	$2,053,938	$2,031,994	$2,128,045	$2,137,317	$2,137,317	$3,988
Restaurant Leases Revenue	$228,698	$224,215	$238,041	$246,966	$246,966	$461
Other Income	$414,289	$410,595	$273,548	$258,414	$258,414	$482
Total Operating Revenue	$25,244,467	$29,173,253	$32,115,327	$32,907,772	$32,907,772	$61,395

Rooms Expense	$5,352,177	$5,267,801	$5,619,353	$5,608,013	$5,608,011	$10,463
Retail Expenses	$1,208,722	$1,033,768	$1,037,813	$930,226	$1,010,951	$1,886
Total Departmental Profit	$18,683,568	$22,871,684	$25,458,160	$26,369,533	$26,288,810	$49,046

General and Administrative	$1,189,178	$1,458,313	$1,743,578	$1,819,951	$1,850,942	$3,453
Utilities	$1,023,297	$1,410,206	$1,457,793	$1,433,967	$1,496,514	$2,792
Advertising and Marketing	$12,523	$20,193	$11,625	$9,825	$9,825	$18
Information and Technology	$661,245	$680,127	$689,852	$358,962	$700,473	$1,307
Property Ops./ R&M	$1,251,109	$935,076	$1,638,939	$1,497,144	$1,648,506	$3,076
Gross Operating Profit	$14,546,217	$18,367,769	$19,916,373	$21,249,684	$20,582,550	$38,400

Base Management Fee	$823,615	$824,820	$824,820	$824,820	$987,233	$1,842
Property Taxes	$460,253	$457,335	$473,667	$513,265	$550,299	$1,027
Insurance	$3,876,060	$4,375,243	$4,300,657	$4,234,637	$5,104,941	$9,524
Other Expenses	$11,343	$27,498	$61,010	$76,298	$0	$0
Net Operating Income(2)	$9,374,946	$12,682,873	$14,256,218	$15,600,664	$13,940,077	$26,008

FF&E	$0	$0	$0	$0	$1,316,311	$2,456
Net Cash Flow	$9,374,946	$12,682,873	$14,256,218	$15,600,664	$12,623,766	$23,552

NOI DSCR	1.33x	1.80x	2.03x	2.22x	1.98x
NCF DSCR	1.33x	1.80x	2.03x	2.22x	1.80x
NOI Debt Yield	9.9%	13.4%	15.0%	16.4%	14.7%
NCF Debt Yield	9.9%	13.4%	15.0%	16.4%	13.3%
(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Yosemite Hospitality Portfolio Properties are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The increase in NOI from 2022 to 2023 and 2024 was primarily due to the borrower sponsor increasing room rates. The room rates went from an ADR of $202.20 in 2022 to $263.68 in 2024, on a portfolio basis. The decrease in NOI from 6/30/2025 TTM to UW NOI is primarily due to the increase in insurance expense and UW management fee to 3% of EGI. In addition, there were some increases in Information and Technology fees and R&M which were based on the historical trends.

Escrows and Reserves.

Tax Escrows – The Yosemite Hospitality Portfolio Whole Loan documents require an upfront deposit of $267,876 and ongoing monthly deposits of $44,646 for real estate taxes.

Insurance Escrows – The Yosemite Hospitality Portfolio Whole Loan documents require the borrowers to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrowers will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrowers provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policy.

Capital Expenditure Reserve – The Yosemite Hospitality Portfolio Whole Loan documents require an upfront deposit of $6,500,000 for completion of the required capital expenditures (planned improvements at the Yosemite View Lodge Property, including demolition of the Del Hart building and construction of a new three-story structure with meeting space and upgraded guest rooms, as well as a new fitness center and expanded pool deck) (the ‘Required Capital Expenditures”) and other replacements. Provided no event of default has occurred and is continuing, the lender will disburse the Capital Expenditure Reserve funds to the borrowers upon substantial completion of the Required Capital Expenditures and within 15 business days after the delivery by the borrowers to the lender of a disbursement request form together with the lender’s then standard reserve disbursement schedule. For the avoidance of doubt, the borrowers may submit one disbursement request for all of the work relating to the Required Capital Expenditures, which disbursement request may not be submitted until substantial completion of the Required Capital Expenditures.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-36

Hospitality – Full Service	Loan 4	Cut-off Date Balance:	$63,350,000
Various	Yosemite Hospitality Portfolio	Cut-off Date LTV:	62.7%
El Portal, CA 95318		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	14.7%

Seasonality Reserve – The Yosemite Hospitality Portfolio Whole Loan documents require an upfront deposit of $4,000,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of the monthly debt service payments occurring in October, November, December, January, February, March, April and May, to the extent that there is insufficient cash flow from the Yosemite Hospitality Portfolio Properties to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount (as defined below)), upon notice to the borrowers, to an amount equal to the shortfall in revenue from the Yosemite Hospitality Portfolio Properties, less any remaining seasonality reserve funds which are no longer subject to disbursement, to cover the debt service at a debt service coverage ratio (“DSCR”) of 1.30x, based on a 30-year amortization period, as calculated by the lender based on actual operations from the prior 12 months. On each monthly payment date occurring in June, July, August, September and October, beginning in 2026, the borrowers are required to deposit with the lender an amount equal Seasonality Reserve Required Annual Balance multiplied by 15% with respect to June, 25% with respect to July, 25% with respect to August, 20% with respect to September, and 15% with respect to October (the “Seasonality Reserve Deposit Amount”).

FF&E Reserve – The Yosemite Hospitality Portfolio Whole Loan documents require an upfront deposit of $3,100,000 and ongoing monthly deposits of approximately $109,693; provided, however, that so long as no event of default is then continuing and the Yosemite Hospitality Portfolio Properties are being adequately maintained, the borrowers are not required to begin making the FF&E reserve monthly deposits until the monthly payment date occurring in October, 2027, unless the balance of FF&E reserve funds is (or, after giving effect to any pending disbursements thereof, would be) less than $1,550,000. Based on the annual operating statements for the Yosemite Hospitality Portfolio Properties, the lender may adjust the FF&E Reserve monthly deposit to the greater of (a) the then-existing FF&E Reserve monthly deposit for the prior period and 1/12th of 4% of the underwritten revenue for the prior fiscal year.

FAIR Plan Reserve – The Yosemite Hospitality Portfolio Whole Loan documents require an upfront deposit of $299,114 for the estimated annual insurance premiums related to policies under the FAIR Plan. If at any time the lender reasonably determines that the FAIR Plan reserve funds will not be sufficient to pay the insurance premiums related to the policies under the FAIR Plan, the borrowers are required to deposit with the lender within three business days of written request therefor additional FAIR Plan reserve funds in such amount as is necessary to increase the balance of FAIR Plan reserve funds to the amount of such insurance premiums.

PIP Reserve – The Yosemite Hospitality Portfolio Whole Loan documents require that on the date that any new PIP is imposed by a franchisor, the borrowers are required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, an amount equal to 125% of the sum required to pay for such new PIP into a PIP reserve.

Lockbox and Cash Management. The Yosemite Hospitality Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver direction letters to each of the credit card companies with which borrowers have entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrowers under the applicable credit card processing agreement. The borrowers are required to (or cause the property manager to) deposit all revenue generated by the Yosemite Hospitality Portfolio Whole Properties into the lender-controlled lockbox account within one business day. All funds deposited into the lockbox are required to be transferred on each business day to the borrowers unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Yosemite Hospitality Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Yosemite Hospitality Portfolio Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Yosemite Hospitality Portfolio Whole Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	the amortizing DSCR falling below 1.35x, tested quarterly; or
(iii)	March 11, 2030

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, upon the cure of such event of default;
●	with regard to clause (ii) above, upon the amortizing DSCR has been equal to or greater than 1.40x for two calendar quarters; or
●	with regard to clause (iii) above, payment in full of the Yosemite Hospitality Portfolio Whole Loan

Terrorism Insurance. The Yosemite Hospitality Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Yosemite Hospitality Portfolio Properties, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-37

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$48,000,000
201, 301, 303, 305, 307 and 400 College Road East	Princeton R&D Portfolio	Cut-off Date LTV:	46.8%
Princeton, NJ 08540		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	12.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-38

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$48,000,000
201, 301, 303, 305, 307 and 400 College Road East	Princeton R&D Portfolio	Cut-off Date LTV:	46.8%
Princeton, NJ 08540		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	12.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-39

Mortgage Loan No. 5 – Princeton R&D Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio(2):	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Princeton, NJ 08540
Original Balance:	$48,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$48,000,000			Detailed Property Type:	Lab/Office
% of Initial Pool Balance:	4.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1978-1980/NAP
Borrower Sponsors:	Gregg Schenker and John Zirinsky			Size:	357,641 SF
Guarantors:	Gregg Schenker and John Zirinsky			Cut-off Date Balance per SF:	$134
Mortgage Rate:	6.4370%			Maturity Date Balance per SF:	$134
Note Date:	8/5/2025			Property Manager:	NBP Realty Management, LLC
Maturity Date:	8/5/2030				(borrower-related)
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information(1)
IO Period:	60 months			UW NOI(3):	$6,081,606
Seasoning:	2 months			UW NCF:	$5,763,026
Prepayment Provisions:	L(25),YM1(29),O(6)			UW NOI Debt Yield:	12.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	12.0%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	12.7%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.84x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3):	$5,367,598 (4/30/2025 TTM)
				2nd Most Recent NOI:	$5,250,264 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$4,962,324 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	86.6% (7/1/2025)
RE Taxes:	$110,447	$110,447	NAP	2nd Most Recent Occupancy(3):	76.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	76.4% (12/31/2023)
Replacement Reserve:	$0	$5,964	$214,694	Appraised Value (as of)(4):	$102,500,000 (6/30/2025)
TI/LC Reserve:	$2,000,000	$37,273	$1,341,836	Appraised Value per SF(4):	$287
Outstanding TI/LC Reserve:	$5,381,880	$0	NAP	Cut-off Date LTV Ratio(4):	46.8%
				Maturity Date LTV Ratio(4):	46.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$48,000,000	93.0%	Loan Payoff:	$40,065,906	77.6%
Sponsor Equity:	$3,622,391	7.0%	Upfront Reserves:	$7,492,327	14.5%
			Closing Costs:	$4,064,158	7.9%
Total Sources:	$51,622,391	100.0%	Total Uses:	$51,622,391	100.0%

(1)	See “Escrows and Reserves” for further discussion of reserve requirements.
(2)	The Princeton R&D Portfolio (as defined below) contains six buildings. None of the buildings can be released other than the 307 College Road East building. See “Partial Release” below for further details.
(3)	The increase from TTM 4/30/2025 NOI to UW NOI and 2nd Most Recent Occupancy to Most Recent Occupancy, is primarily attributable to the execution of the BioCentriq lease, which has not taken occupancy yet.
(4)	Appraised Value of $102,500,000 represents the appraisal’s concluded “As Is with Outstanding TI/LC Escrowed” value as of June 30, 2025, based on the extraordinary assumption that outstanding tenant improvements and leasing commissions have been escrowed. The borrower sponsors were required to reserve $5,381,880 at loan origination for all outstanding tenant improvements and leasing commissions. Based on the appraisal’s concluded “As Is” value as of April 1, 2025, of $93,800,000, the Princeton R&D Portfolio Mortgage Loan results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 51.2%.

The Mortgage Loan. The fifth largest mortgage loan (the “Princeton R&D Portfolio Mortgage Loan”) has an original principal amount as of the Cut-off Date of $48,000,000 and is secured by the borrowers’ fee interest in five mixed use lab/office properties and one office property totaling 357,641 SF located in Princeton, New Jersey (collectively, the “Princeton R&D Portfolio”, each individually, a “Princeton R&D Portfolio Property”). The Princeton R&D Portfolio Mortgage Loan has a term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.4370% per annum. The Princeton R&D Portfolio properties were previously securitized in the JPMBB 2015-C30 transaction.

The Borrowers and the Borrower Sponsors. The borrowers are 201 CR LLC, 300 CR LLC and 400 CR LLC, each a single-purpose, Delaware limited liability company with one independent director. The borrower sponsors and non-recourse carveout guarantors are Gregg Schenker, a principal of ABS Partners, and John Zirinsky, a principal of National Business Parks.

Founded in 1967 by the Zirinsky family, National Business Parks is a leading developer of office and lab space in New Jersey. National Business Parks operates the following New Jersey office communities: College Park at Princeton, Madison Avenue Corporate Center – Morristown and Bridgewater Associates – Bridgewater. National Business Parks purchased the Princeton R&D Portfolio in 1988, with the exception of the 201 College Road East property, which was acquired in 2012, and has demonstrated long term commitment to the portfolio over its 37 years of ownership.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-40

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$48,000,000
201, 301, 303, 305, 307 and 400 College Road East	Princeton R&D Portfolio	Cut-off Date LTV:	46.8%
Princeton, NJ 08540		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	12.7%

Founded in 1999, ABS Partners Real Estate is a New York City based real estate investment firm that also provides services such as hands-on leasing, management, construction, management and investment sales, in addition to a full-service platform for hosting, servicing and advising multiple family offices. ABS Partners’ portfolio currently consists of over 14.0 million SF across 11 states.

The Properties. The Princeton R&D Portfolio is a 357,641 SF research and development campus comprised of six mixed use lab/office properties located in Princeton, New Jersey. The Princeton R&D Portfolio is situated on 38.3 acres, approximately 3.3 miles from Princeton University’s campus and proximate to Einstein Alley – one of the premier research and development areas in the United States. Due to its proximity to Princeton University, the Princeton R&D Portfolio is often associated with Princeton University’s 2,200 acre planned mixed use development which consists of 6.0 million SF of office and research and development (“R&D”) space. The development is home to 175 companies in industries across pharmaceuticals, education and others, thus attracting tenants to the area. The Princeton R&D Portfolio also benefits from access to highways, including Route 1, Interstate 295, the Garden State Parkway, the New Jersey Turnpike and Interstate 287, in addition to the Princeton Junction Station, which is approximately 4 miles away. The connectivity of the Princeton R&D Portfolio provides access to both, New York City and Philadelphia in under an hour.

Five of the six properties in the Princeton R&D Portfolio are 100.0% occupied, resulting in a portfolio occupancy rate of 86.6%, across eight unique, institutional quality tenants. Since 2015, the Princeton R&D Portfolio has maintained an average occupancy of 88.8%, demonstrating the borrower sponsors’ ability to successfully operate and backfill the Princeton R&D Portfolio through economic cycles. Over the past 12 months, the Princeton R&D Portfolio has exhibited strong leasing momentum, with nearly 250,000 SF of both new and renewal leases executed. Most recently, the borrower sponsors backfilled a large vacancy as a result of Thermofisher’s departure in 2023. The space was promptly backfilled by BioCentriq (15.9% of NRA), which executed a 15-year lease and named the property its headquarters thereafter. BioCentriq has invested approximately $12.0 million ($211 PSF) in addition to approximately $13.0 million ($229 PSF) that Thermofisher, the prior tenant, had invested since 2019. Overall, the Princeton R&D Portfolio has maintained strong historical occupancy with the exception of the 307 College Road East property, which is currently 16.0% occupied. The 307 College Road East property has nearly 50,000 SF available and is in shell condition while being marketed for single-tenant use.

The following table presents certain information relating to the Princeton R&D Portfolio properties:

Princeton R&D Portfolio Properties Summary(1)
Property Name(2)	Property Type	Year Built / Renovated	Net Rentable Area (SF)	Occupancy(3)	Tenants	Lab % / Office %(4)	Parking Spaces	Parking Ratio
201 College Road East	Lab/Office	1980 / 2025	56,845	100.0%	BioCentriq	60.0% / 40.0%	202	3.55
301 College Road East	Lab/Office	1978 / NAV	57,523	100.0%	Syneos Health Evotec	35.0% / 65.5% 0.0% / 100.0%	208	3.62
303 College Road East	Lab/Office	1979 / NAV	61,543	100.0%	Princeton Bioscience Evotec	70.0% / 30.0% 90.0% / 10.0%	212	3.44
305 College Road East	Lab/Office	1980 / NAV	52,544	100.0%	Cytosorbents AT&T	70.0% / 30.0% 0.0% / 100.0%	218(5)	4.15(5)
307 College Road East(6)	Lab/Office	1978 / NAV	57,002	16.1%	Ask Pharma	40.0% / 60.0%	218(5)	3.82(5)
400 College Road East	Lab/Office	1978 / NAV	72,184	100.0%	Abbott Point of Care	50.0% / 50.0%	271	3.75
Total/Weighted Average			357,641	86.6%			1,329(5)	3.72

(1)	Source: Appraisal, unless otherwise noted.
(2)	Given no allowance for individual property releases, other than with respect to the 307 College Road East property, no allocated loan amounts have been assigned to the Princeton R&D Portfolio.
(3)	Based on the underwritten rent roll dated July 1, 2025.
(4)	Reflects the breakdown between Lab and Office space for occupied tenants, based on the sponsors’ estimate.
(5)	The 305 College Road East and 307 College Road East properties share a single combined parking lot, half of which is reflected for each property for demonstration purposes.
(6)	With respect to the 307 College Road East property, the borrower sponsors have the right to ground lease the property to an affiliate or release such property, such release subject to payment of the release price ($6,885,000) and other customary conditions. See the “Partial Release” below.

Major Tenants.

Abbott Point of Care (72,184 SF; 20.2% of total net rentable area; 21.2% of total underwritten base rent). Abbott Laboratories, the parent company of Abbott Point of Care (“Abbott”), is a global medical device company that develops and sells healthcare products worldwide. Abbott’s product portfolio spans across four segments: pharmaceutical products, diagnostic products, nutritional products and medical devices. Abbott most recently generated $42.0 billion of revenue in 2024 and currently has 114,000 employees serving patients in over 160 countries. Abbott utilizes its space at the Princeton R&D Portfolio for its Abbott Point of Care division, which develops and sells rapid diagnostic testing systems. Abbott has occupied its space at the 400 College Road property since December 2008, most recently renewing in March 2024 through January 2028. Abbott’s lease is subject to two, one-year, extension options and no termination options.

BioCentriq (56,845 SF; 15.9% of total net rentable area; 18.9% of total underwritten base rent). Founded in 2019, BioCentriq is a contract development and manufacturing organization (CDMO) supporting the development and optimization of cell and gene therapy products for pharmaceutical and biotechnology companies. Since its inception, the company has evolved from cell therapy products in early- to mid-stage clinical trials to an end-to-end clinical-to-commercial service provider. Shortly after announcing its newly executed lease at the 201 College Road East property, BioCentriq announced its rebrand to Made Scientific. BioCentriq commenced its lease in January 2025, which contains a 30-month rent abatement period at 50% rent, and is currently building out its space at the 201 College Road East property. BioCentriq’s lease has an expiration date in June 2040 and is subject to two, five-year extension options and no renewal or termination options. Furthermore, BioCentriq has a right of first refusal in the event that the 201 College Road property is individually sold.

Cytosorbents (48,511 SF; 13.6% of total net rentable area; 16.5% of total underwritten base rent). Headquartered at the 305 College Road East property, Cytosorbents is a critical care immunotherapy firm specializing in blood purification to control deadly inflammation in critically-ill and cardiac surgery patients. The company’s flagship product, CytoSorb, is approved in the European Union and distributed in over 70 countries worldwide with more than a quarter million devices used cumulatively to date. Cytosorbents also has multiple active, clinical trials ongoing, including two pivotal randomized, controlled

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-41

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$48,000,000
201, 301, 303, 305, 307 and 400 College Road East	Princeton R&D Portfolio	Cut-off Date LTV:	46.8%
Princeton, NJ 08540		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	12.7%

trials in the United States. Cytosorbents has occupied its leased space at the 305 College Road East property since April 2021 and currently has a lease expiration in March 2037. Cytosorbents’ lease has two, five-year extension options and no termination options. The lease also contains rights of first refusal to expand into space in the 305 and 307 College Road East properties – both containing spaces that are currently leased, although the 307 College Road East property has 83.9% of available NRA.

The following table presents certain information relating to the tenancy at the Princeton R&D Portfolio properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(1)	% of Total Annual UW Rent(1)	Annual UW Rent PSF(1)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Abbott Point of Care	NR/Aa3/AA-	72,184	20.2%	$1,912,876	21.2%	$26.50	1/31/2028	N	2 x 1 Yr
BioCentriq	NR/NR/NR	56,845	15.9%	$1,705,350	18.9%	$30.00	6/30/2040	N	2 x 5 Yr
Cytosorbents	NR/NR/NR	48,511	13.6%	$1,486,862	16.5%	$30.65	3/31/2037	N	2 x 5 Yr
Evotec	NR/NR/NR	44,416	12.4%	$1,258,169	14.0%	$28.33	12/31/2028	N	2 x 3 Yr
Syneos Health	NR/NR/NR	43,865	12.3%	$1,250,153	13.9%	$28.50	2/28/2035	N	1 x 5 Yr
Princeton Bioscience(4)	NR/Aaa/AAA	30,785	8.6%	$1,010,662	11.2%	$32.83	4/30/2030	N	2 x 5 Yr
Ask Pharma	NR/NR/NR	9,150	2.6%	$274,500	3.0%	$30.00	8/31/2029	N	2 x 5 Yr
AT&T	BBB+/Baa2/BBB	4,033	1.1%	$115,505	1.3%	$28.64	9/30/2030	N	2 x 5 Yr
Total Occupied Space		309,789	86.6%	$9,014,077	100.0%	$29.10

Vacant Space		47,852	13.4%
Total/Wtd. Avg.		357,641	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2025 inclusive of contractual rent steps through March 2026. BioCentriq’s annual UW base rent is based on a straight-line average of $30 PSF over the lease term. BioCentriq’s executed lease reflects a contractual base rent of $40 PSF.
(2)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Princeton Bioscience is an affiliate of Princeton University.

The following table presents certain information relating to the lease rollover schedule at the Princeton R&D Portfolio properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	3	116,600	32.6%	32.6%	$3,171,045	35.2%	35.2%	$27.20
2029	1	9,150	2.6%	35.2%	$274,500	3.0%	38.2%	$30.00
2030	2	34,818	9.7%	44.9%	$1,126,167	12.5%	50.7%	$32.34
2031	0	0	0.0%	44.9%	$0	0.0%	50.7%	$0.00
2032	0	0	0.0%	44.9%	$0	0.0%	50.7%	$0.00
2033	0	0	0.0%	44.9%	$0	0.0%	50.7%	$0.00
2034	0	0	0.0%	44.9%	$0	0.0%	50.7%	$0.00
2035 & Beyond	3	149,221	41.7%	86.6%	$4,442,365	49.3%	100.0%	$29.77
Vacant	3	47,852	13.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(2)	9	357,641	100.0%		$9,014,077	100.0%		$29.10

(1)	Based on the underwritten rent roll dated July 1, 2025 inclusive of contractual rent steps through March 2026.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Princeton R&D Portfolio is located in the Northern New Jersey life science market, within the Boston – New York City – Washington D.C. corridor, on the fringe of Einstein Alley, an area that is known for its cluster of life science companies. The Northern New Jersey life science market is home to top life science firms such as Johnson & Johnson, Pfizer, Bayer and Bristol-Myers Squibb, which firms benefit from proximity to top medical and technological universities such as Princeton University and Rutgers University New Brunswick. The Northern New Jersey life science market currently contains 14 of the top 20 pharma companies and 8 of the top 10 research and development companies in the world. According to the appraisal, current demand for space in the life science market exceeds 1.0 million SF as venture capital investment has yet to slow. According to a third-party market report, as of Q1 2025, the Princeton life science submarket maintained an average asking rent of $31.33. and a vacancy rate of 5.5%, with approximately 3.1 million SF of inventory. The Princeton R&D Portfolio is in the Northern New Jersey office market which has maintained a rather steady pace over the past couple years. As of Q4 2024, the Northern New Jersey office market posted an average asking rent of $28.42 and a vacancy rate of 11.4% with over 2.0 million SF in positive absorption. As of 2024, the total population within a 1-, 3- and 5-mile radius of the Princeton R&D Portfolio was 4,380, 39,010 and 117,147, respectively, and the average household income was $205,025, $211,983 and $207,679, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-42

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$48,000,000
201, 301, 303, 305, 307 and 400 College Road East	Princeton R&D Portfolio	Cut-off Date LTV:	46.8%
Princeton, NJ 08540		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	12.7%

The following table presents certain information relating to comparable lab/office with respect to the Princeton R&D Portfolio properties:

Comparable Lab/Office Lease Summary(1)
Subject/Location	Year Built	Tenant Name	Suite Size (SF)	Lease Date	Lease Term (Years)	Rent PSF
201, 301, 303, 305, 307 and 400 College Road East(2) Princeton, NJ	1978 - 1980		48,063(3)		15.4(3)	$29.10(4)
2000 Galloping Hill Road Kenilworth, NJ	1985	Revlon	62,436	Sep-25	10.0	$44.00
311 Pennington-Rocky Hill Road Pennington, NJ	2001	GenScript ProBio	103,091	Jul-24	11.0	$43.30
685 Brunswick Pike North Brunswick, NJ	2002	Doehler	11,522	Jul-23	2.8	$33.87
500 College Road East Princeton, NJ	1984	Accurant Biotech, Inc.	26,566	May-23	10.7	$26.00
3000 Eastpark Boulevard Cranbury, NJ	1995	Evergreen	6,300	Apr-23	5.0	$30.00
360 Milltown Road Bridgewater, NJ	1965	Avnos	13,988	Feb-23	10.0	$32.00

(1)	Source: Appraisal, unless otherwise noted.
(2)	Based on the underwritten rent roll dated July 1, 2025.
(3)	Represents the weighted average lease term for occupied lab/office tenants at the Princeton R&D Portfolio properties based on UW base rent.
(4)	Represents the average of occupied lab/office tenants at the Princeton R&D Portfolio properties.

Appraisal. The Princeton R&D Portfolio had an “Outstanding TI/LC Escrowed” value of $102,500,000 as of June 30, 2025, reflecting the extraordinary assumption that the outstanding tenant improvements and leasing commissions have been escrowed. The borrower sponsors were required to reserve $5,381,880 at loan origination for all outstanding tenant improvements and leasing commissions. The Princeton R&D Portfolio had an “as-is” appraised value of $93,800,000 as of April 1, 2025.

Environmental Matters. The Phase I environmental assessment of the Princeton R&D Portfolio dated April 9, 2025 identified no recognized environmental conditions.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-43

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$48,000,000
201, 301, 303, 305, 307 and 400 College Road East	Princeton R&D Portfolio	Cut-off Date LTV:	46.8%
Princeton, NJ 08540		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	12.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow for the Princeton R&D Portfolio:

Cash Flow Analysis
	2023	2022	4/30/2025 TTM	UW	UW PSF
Rents In Place(1)	$7,944,347	$8,371,762	$8,656,359	$9,014,077	$25.20
Vacant Income	$0	$0	$0	$1,439,340	$4.02
Gross Potential Rent	$7,944,347	$8,371,762	$8,656,359	$10,453,417	$29.23
CAM(2)	$1,977,756	$1,840,123	$1,786,603	$2,417,737	$6.76
Other Income	$293,554	$131,330	$177,425	$200,770	$0.56
Less Vacancy & Credit Loss	$0	$0	$0	($1,772,241)	($4.96)
Effective Gross Income	$10,215,657	$10,343,215	$10,620,388	$11,299,683	$31.60

Management Fee	$153,235	$176,858	$155,799	$169,495	$0.47
Real Estate Taxes	$1,240,776	$1,271,431	$1,281,649	$1,261,586	$3.53
Insurance	$87,226	$84,768	$89,991	$77,206	$0.22
Other Operating Expenses	$3,772,095	$3,559,894	$3,725,351	$3,709,790	$10.37
Total Expenses	$5,253,333	$5,092,951	$5,252,790	$5,218,077	$14.59

Net Operating Income(2)	$4,962,324	$5,250,264	$5,367,598	$6,081,606	$17.00
TI/LC(3)	$0	$0	$0	$247,051	$0.69
Replacement Reserves	$0	$0	$0	$71,528	$0.20
Net Cash Flow	$4,962,324	$5,250,264	$5,367,598	$5,763,026	$16.11

Occupancy %	76.4%	76.0%	86.6%	86.2%(4)
NOI DSCR	1.58x	1.68x	1.71x	1.94x
NCF DSCR	1.58x	1.68x	1.71x	1.84x
NOI Debt Yield	10.3%	10.9%	11.2%	12.7%
NCF Debt Yield	10.3%	10.9%	11.2%	12.0%

(1)	UW Rents In Place is based on the underwritten rent roll dated as of July 1, 2025, and includes rent steps through July 2026. BioCentriq’s annual UW base rent is based on a straight-line average of $30 PSF over the lease term. BioCentriq’s executed lease reflects a contractual base rent of $40 PSF.
(2)	The CAM and NOI increase from 4/30/2025 TTM to UW is primarily attributable to the execution of BioCentriq’s NNN lease.
(3)	TI/LC is presented net of $200,000 expense offset, representing the $2.0 million upfront reserve for future leasing costs allocated over the ensuing 10-year period.
(4)	Underwritten economic vacancy is 13.8%. The Princeton R&D Portfolio was 86.6% physically occupied as of July 1, 2025.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrowers were required to deposit $110,447 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the ensuing 12 month period (initially estimated to be $110,447).

Insurance – The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the ensuing 12 months; provided, however, the foregoing requirement will be waived so long as (i) no event of default is continuing, (ii) the borrowers maintain insurance coverage for the Princeton R&D Portfolio as part of blanket or umbrella coverage reasonably approved by the lender and (iii) the borrowers provide the lender with evidence of the renewal of a blanket insurance policy acceptable to the lender in its reasonable discretion.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $5,964 ($0.20 PSF annually), subject to a cap of approximately $214,694 ($0.60 PSF).

TI/LC Reserve – On the loan origination date, the borrowers were required to deposit $2,000,000 into a reserve for future TI/LCs. In addition, the borrowers are required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $37,273 ($1.25 PSF annually), subject to a cap of $1,341,836 ($3.75 PSF).

Outstanding TI Reserve – On the loan origination date, the borrowers were required to make a deposit of approximately $5,381,880 into a reserve for outstanding TIs associated with BioCentriq, Syneos Health, Abbott and Princeton Bioscience.

Lockbox and Cash Management. The Princeton R&D Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within one business day after receipt. So long as no Cash Sweep Period (as defined below) is continuing, funds deposited into the lockbox account are required to be transferred to an account designated by the borrowers. During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied in accordance with the Princeton R&D Portfolio Mortgage Loan documents, with any excess funds to be reserved with the lender as additional collateral for the Princeton R&D Portfolio Mortgage Loan, except that,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-44

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$48,000,000
201, 301, 303, 305, 307 and 400 College Road East	Princeton R&D Portfolio	Cut-off Date LTV:	46.8%
Princeton, NJ 08540		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	12.7%

if such Cash Sweep Period is due solely to the commencement of a Lease Sweep Period (as defined below), any excess funds are required to be swept into a separate lender-controlled lease sweep reserve account to be allocated toward the Princeton R&D Portfolio Mortgage Loan.

“Cash Sweep Period” means a period (a) beginning upon the occurrence of: (i) an event of default; (ii) any bankruptcy action of a borrower; (iii) any bankruptcy action of the property manager; (iv) the debt service coverage ratio being less than 1.15x (a “DSCR Trigger Event”); or (v) the commencement of a Lease Sweep Period; and (b) ending upon (1) with respect to clause (a)(i) above, the acceptance by the lender of a cure of such event of default, (2) with respect to clause (a)(ii) above, if such bankruptcy action of a borrower is bankruptcy action is discharged, stayed, or dismissed within 60 days of such filing without any adverse consequences, (3) with respect to clause (a)(iii) above, (x) if the borrowers replace the property manager with a “Qualified Manager” within 60 days after such bankruptcy action or (y) if such bankruptcy action is discharged, stayed or dismissed within 60 days of such filing without any adverse consequences; (4) with respect to clause (a)(iv) above, (x) the achievement of a debt service coverage ratio of 1.20x or greater for two consecutive quarters (a “DSCR Trigger Event Cure”) or (y) receipt by the lender of payment in an amount equal to that which would cause the debt service coverage ratio to be 1.20x or greater if applied toward reduction in outstanding principal; or (5) with respect to clause (a)(v) above, the Lease Sweep Period has ended in accordance with the Princeton R&D Portfolio Mortgage Loan documents; provided, however, (A) no event of default has occurred and is continuing, (B) a cure with respect to the foregoing clause (a)(i), (a))(ii), or (a)(iii) may occur no more than a total of four times in the aggregate during the term of the Princeton R&D Portfolio Mortgage Loan, (C) a cure following a DSCR Trigger Event or the commencement of a Lease Sweep Period may occur an unlimited number of times during the term of the Princeton R&D Portfolio Mortgage Loan, (D) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with such cure, and (E) except as set forth in clause (b)(2) above, in no event may the borrowers be entitled to cure a Cash Sweep Period caused by a bankruptcy action of any of the borrowers.

“Lease Sweep Period” means a period (a) following the occurrence of: (i) 12 months prior to the Abbott Point of Care lease expiration date; (ii) the date that the Abbott Point of Care lease, the BioCentriq lease or any replacement lease thereof (each a “Lease Sweep Lease”) is terminated prior to its expiration date; (iii) the date that any tenant under a Lease Sweep Lease vacates or goes dark at the Princeton R&D Portfolio; or (iv) the occurrence of a lease sweep tenant party insolvency proceeding; and (b) ending upon (1) with respect to clause (a)(i), (x) the date upon which the borrowers deposit the lease sweep security payment, which is equal to $2,750,000 less the balance remaining in the TI/LC Reserve; or (y) for as long as the 400 College Road East property is at least 75% leased (excluding the space demised under the Abbott Point of Care lease) and the debt service coverage ratio is equal to or greater than 1.45x; or (2) with respect to clause (a)(i), the date upon which the tenant under a Lease Sweep Lease exercises a lease renewal; or (3) with respect to clause (a)(i), (a)(ii), (a)(iii) and (a)(iv), the entirety of the lease sweep space is leased pursuant to one or more qualified leases.

Partial Release. On and after September 6, 2027, the borrowers may obtain the release of the 307 College Road East property (but no other individual Princeton R&D Portfolio Property, from the related lien, upon the satisfaction of certain conditions set forth in the Princeton R&D Portfolio Mortgage Loan documents, including, without limitation, the following: (a) payment of the release amount of $6,885,000 together with the applicable yield maintenance premium; (b) delivery of a REMIC opinion, and (c) following the release, the debt service coverage ratio for the remaining portion of the Princeton R&D Portfolio Properties based on the trailing 12-month period immediately preceding the release must be equal to or greater than the greater of (i) 1.84x, and (ii) the debt service coverage ratio immediately preceding the release based on the trailing 12-month period.

Terrorism Insurance. The borrowers are required to obtain and maintain all risk property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-45

Office – CBD	Loan #6	Cut-off Date Balance:	$47,000,000
501 West Broadway	501 West Broadway	Cut-off Date LTV:	61.8%
San Diego, CA 92101		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	17.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-46

Office – CBD	Loan #6	Cut-off Date Balance:	$47,000,000
501 West Broadway	501 West Broadway	Cut-off Date LTV:	61.8%
San Diego, CA 92101		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	17.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-47

Office – CBD	Loan #6	Cut-off Date Balance:	$47,000,000
501 West Broadway	501 West Broadway	Cut-off Date LTV:	61.8%
San Diego, CA 92101		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	17.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-48

Mortgage Loan No. 6 – 501 West Broadway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/ Moody’s/MDBRS):	NR/NR/NR			Location:	San Diego, CA 92101
Original Balance:	$47,000,000			General Property Type:	Office
Cut-off Date Balance:	$47,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.6%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1989/2019
Borrower Sponsor:	Daniel Negari			Size:	413,592 SF
Guarantor:	Daniel Negari			Cut-off Date Balance PSF:	$114
Mortgage Rate:	6.3290%			Maturity Date Balance PSF:	$114
Note Date:	8/29/2025			Property Manager(2):	CM Management Services; XYZ.Rent LLC
Maturity Date:	9/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$8,160,629
IO Period:	60 months			UW NCF:	$7,081,351
Seasoning:	1 month			UW NOI Debt Yield:	17.4%
Prepayment Provisions:	L(25),D(29),O(6)			UW NCF Debt Yield:	15.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	17.4%
Additional Debt Type:	NAP			UW NCF DSCR:	2.35x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$6,917,731 (4/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$7,223,244 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$6,812,691 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	79.0% (8/1/2025)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	82.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	86.7% (12/31/2023)
Replacement Reserve:	$0	Springing	NAP	Appraised Value (as of):	$76,000,000 (7/8/2025)
TI/LC Reserve:	$0	$51,669	NAP	Appraised Value PSF:	$184
Free Rent Reserve:	$794,849	$0	NAP	Cut-off Date LTV Ratio:	61.8%
Outstanding TI Reserve:	$1,217,293	$0	NAP	Maturity Date LTV Ratio:	61.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$47,000,000	66.1%	Purchase Price(4):	$69,000,000	97.0%
Borrower Sponsor Equity:	$24,153,681	33.9%	Upfront Reserves:	$2,012,142	2.8%
			Closing Costs:	$141,539	0.2%
Total Sources:	$71,153,681	100.0%	Total Uses:	$71,153,681	100.0%

(1)	See “Escrows and Reserves”.
(2)	The 501 West Broadway Property (as defined below) is primarily managed by CM Management Services, a third party property manager. XYZ.Rent LLC, an affiliate of the borrower, provides certain supplementary property management services.
(3)	The increase from TTM 4/30/2025 NOI to UW NOI is primarily attributable to expected operating expense savings as a result of new management initiatives.
(4)	The 501 West Broadway Property was purchased in an all-cash transaction on July 2, 2025 for $69,000,000, plus approximately $2,200,000 of outstanding landlord obligations, resulting in a loan-to-cost ratio of 66.0% and opting to finance thereafter.

The Mortgage Loan. The sixth largest mortgage loan (the “501 West Broadway Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $47,000,000. The 501 West Broadway Mortgage Loan is secured by the borrower’s fee interest in a 413,592 SF office property in San Diego, California (the “501 West Broadway Property”). The 501 West Broadway Mortgage Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on August 29, 2025.

The Borrower and the Borrower Sponsor. The borrower is 501.XYZ LLC, a California limited liability company and single purpose entity indirectly owned and controlled by Daniel Negari, the borrower sponsor and non-recourse carveout guarantor.

Daniel Negari is the founder and Chief Executive Officer of XYZ, a domain extension that helps businesses, organizations and individuals establish strong online identities, with adopters including Alphabet/Google. Under Mr. Negari’s leadership, XYZ has been globally adopted by businesses and individuals in over 230 countries and territories. Daniel Negari also maintains significant commercial real estate holdings. In 2024, Mr. Negari strategically acquired multiple high-value properties primarily concentrated on the West Coast, including the 225 Broadway property in San Diego, California, which was securitized in BANK5 2025-5YR15. Mr. Negari’s investments are primarily focused on prime locations with perceived long term development potential.

The Property. The 501 West Broadway Property is a 21-story, Class A office tower comprised of 413,592 SF of net rentable area and widely recognized as a premier asset in the market. Situated in the Broadway corridor of Downtown San Diego, the building was originally developed in 1989 and has undergone renovations and upgrades in recent years. Prior to its acquisition by the borrower sponsor in 2025, the previous owner (The Irvine Company) invested approximately $23.1 million ($56 PSF) in capital improvements since 2015, with the majority spent toward a comprehensive lobby renovation in 2019. The 501 West Broadway Property features on-site dining options (including Matisse Bistro), two conference rooms (50 person capacity in total) with

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-49

Office – CBD	Loan #6	Cut-off Date Balance:	$47,000,000
501 West Broadway	501 West Broadway	Cut-off Date LTV:	61.8%
San Diego, CA 92101		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	17.4%

access to rooftop patios, floor-to-ceiling glass windows that provide 360-degree views of San Diego and its waterfront, flexible floorplates and access to the Broadway Athletic & Swim Club, an approximately 27,000 SF gym located on the rooftop deck of the 501 West Broadway Property. The Broadway Athletic & Swim features indoor and outdoor gym space, saunas, a lap pool along with other gym-related amenities. The 501 West Broadway Property is also conveniently connected to a six-story parking garage with EV charging stations. The 501 West Broadway Property offers 736 parking spaces in total, through a two-level subterranean pedestal parking structure below the office tower and the six-story parking garage attached to the building, which is also where the rooftop for the Broadway Athletic & Swim Club is located. The 736 total parking spaces results in a parking ratio of 1.78 spaces per 1,000 SF at the 501 West Broadway Property. Prior to the borrower’s acquisition of the 501 West Broadway Property, the parking garage was staffed 24/7 and was contracted to the tenants at the 501 West Broadway Property while only allowing third parties to park in the garage on weekdays. Since the acquisition, the parking garage has been converted to a fully automated service and is now available for third party customers to also park overnight and on weekends.

Daniel Negari purchased the 501 West Broadway Property in a $69 million all-cash transaction in July 2025 from The Irvine Company along with agreeing to pay the approximately $2.2 million in outstanding landlord obligations. Along with sponsor equity in the amount of approximately $24.2 million, the 501 West Broadway Mortgage Loan is being provided in order to recapitalize the 501 West Broadway Property.

As of August 1, 2025, the 501 West Broadway Property had a physical occupancy rate of 79.0%, with a diverse array of 54 tenants spanning various industries including law, marketing and financial services. The 501 West Broadway Property has a granular rollover profile, with no individual tenant representing greater than 10.2% of NRA or 17.0% of UW Base Rent. The tenant roster is also considered sticky with 14 tenants each having over 15 years of tenure at the 501 West Broadway Property. From 2020 to 2024, the 501 West Broadway Property had a 5-year average occupancy of 90.7%. Since the start of 2025, 94,938 SF in new, renewal and expansion leases have been executed with rents generally in line with market rates.

Major Tenants.

Sheppard, Mullin, Richter & Hampton LLP (42,243 SF; 10.2% of NRA; 17.0% of underwritten base rent) is a full-service, global law firm specializing in corporate and technology matters, litigation and financial transactions. Founded in 1927, Sheppard, Mullin, Richter & Hampton LLP is comprised of more than 1,200 attorneys across its 16 offices throughout North America, Europe and Asia. The law firm continues to grow with gross revenue increasing over 8% year-over-year in 2024 to approximately $1.2 billion, maintaining its AM Law ranking better than #50 for the third consecutive year. Sheppard, Mullin, Richter & Hampton LLP has been a tenant at the 501 West Broadway Property since 2007 and has expanded/renewed multiple times, most recently adding storage space in September 2022. Sheppard, Mullin, Richter & Hampton LLP’s lease is scheduled to expire in August 2032 and has no remaining renewal or termination options.

Klinedinst PC (20,979 SF; 5.1% of NRA; 7.9% of underwritten base rent) is a corporate litigation and transactional law firm focused on assisting clients on the West Coast of the United States. Established in 1983, Klinedinst PC employs nearly 100 litigators, trial lawyers and transactional attorneys across its offices in Los Angeles, Sacramento, Irvine, Las Vegas, Seattle and San Diego. Klinedinst has occupied its leased space at the 501 West Broadway Property since 1991. Most recently renewing in January 2009, the Klinedinst lease is scheduled to expire in September 2030, with one, 5-year renewal option remaining and no termination options.

RGN-San Diego III, LLC (20,465 SF; 4.9% of NRA; 4.8% of underwritten base rent) is also known as Regus, a global provider of flexible workspace solutions offering a variety of office spaces, coworking environments and virtual officer services. For over 30 years and with over 4,000 locations globally, Regus has tailored office space to flexible solutions for its diverse list of customers including Microsoft, PayPal, FedEx, HSBC, Blackrock and more. Regus operates as a subsidiary of International Workplace Group, with brands such as Spaces, No18 and Basepoint which allows for further penetration in the flexible workspace market. In 2024, International Workplace Group reached its record revenue of $4.2 billion, an approximate 2.0% increase year-over-year. Regus has leased space at the 501 West Broadway Property since the lease was assigned by the prior tenant in November 2012. Regus’ lease expires in April 2026, with no renewal or termination options.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-50

Office – CBD	Loan #6	Cut-off Date Balance:	$47,000,000
501 West Broadway	501 West Broadway	Cut-off Date LTV:	61.8%
San Diego, CA 92101		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	17.4%

The following table presents certain information relating to the tenancy at the 501 West Broadway Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Sheppard, Mullin, Richter & Hampton LLP	NR/NR/NR	42,243	10.2%	$1,842,789	17.0%	$43.62	8/31/2032	None	N
Klinedinst PC	NR/NR/NR	20,979	5.1%	$859,449	7.9%	$40.97	9/30/2030	1 x 5 year	N
RGN-San Diego III, LLC	NR/NR/NR	20,465	4.9%	$525,541	4.8%	$25.68	4/30/2026	None	N
Littler Mendelson PC	NR/NR/NR	17,705	4.3%	$633,131	5.8%	$35.76	11/30/2030	1 x 5 year	N
Bender Kurlander Hernandez & Campbell, APC(3)	NR/NR/NR	12,621	3.1%	$382,613	3.5%	$30.32	9/30/2032	None	N
Stoel Rives LLP	NR/NR/NR	9,815	2.4%	$431,075	4.0%	$43.92	6/30/2029	1 x 5 years(4)	N
Investment Placement Group	NR/NR/NR	9,766	2.4%	$418,541	3.9%	$42.86	8/31/2031	1 x 5 year	N
Cozen O'Connor	NR/NR/NR	9,056	2.2%	$359,922	3.3%	$39.74	6/30/2030	1 x 5 year	N
Wood Smith Henning & Berman LLP	NR/NR/NR	7,685	1.9%	$289,709	2.7%	$37.70	9/30/2030	1 x 5 year	N
U.S. Legal Support, Inc.	NR/NR/NR	6,811	1.6%	$325,293	3.0%	$47.76	12/31/2026	1 x 5 year	N
Subtotal/Wtd. Avg.		157,146	38.0%	$6,068,062	55.9%	$38.61

Other Occupied Tenants(5)		169,696	41.0%	$4,793,388	44.1%	$28.25
Occupied Collateral Total		326,842	79.0%	$10,861,450	100.0%	$33.23

Vacant		86,750	21.0%
Total/Wtd. Avg(6)		413,592	100.0%

(1)	Based on the underwritten rent roll as of August 1, 2025, inclusive of contractual rent steps through September 2026.
(2)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Bender Kurlander Hernandez & Campbell, APC is subleasing 4,243 square feet of space to Butler Law, PC in suite 1400 at a sublease rate of $32.27 per square foot. UW Base Rent Per SF represents the prime rent.
(4)	Tenant’s right to extend the lease will be subordinate to Sheppard, Mullin, Richter & Hampton LLP’s right of first offer to lease the space currently occupied by Stoel Rives LLP upon expiration of the current lease term under the Stoel Rives LLP lease.
(5)	Inclusive of 33,538 SF of amenity space,12,183 SF of retail space and 2,033 SF of storage space.
(6)	The Total/Wtd. Avg. Tenant SF at the 501 West Broadway Property is inclusive of the amenity, retail and storage space noted above.

The following table presents certain information relating to the lease rollover schedule at the 501 West Broadway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	4	9,653	2.3%	2.3%	$370,521	3.4%	3.4%	$38.38
2026	15	63,034	15.2%	17.6%	$1,987,064	18.3%	21.7%	$31.52
2027	11	31,363	7.6%	25.2%	$1,241,084	11.4%	33.1%	$39.57
2028	6	16,860	4.1%	29.2%	$573,205	5.3%	38.4%	$34.00
2029	3	17,873	4.3%	33.6%	$734,526	6.8%	45.2%	$41.10
2030	7	65,682	15.9%	49.4%	$2,462,465	22.7%	67.8%	$37.49
2031	2	13,019	3.1%	52.6%	$532,916	4.9%	72.8%	$40.93
2032	5	71,498	17.3%	69.9%	$2,866,553	26.4%	99.1%	$40.09
2033	0	0	0.0%	69.9%	$0	0.0%	99.1%	$0.00
2034(3)	1	2,289	0.6%	70.4%	$93,117	0.9%	100.0%	$40.68
2035	0	0	0.0%	70.4%	$0	0.0%	100.0%	$0.00
2036 & Thereafter(3)	0	35,571	8.6%	79.0%	$0	0.0%	100.0%	$0.00
Vacant	NAP	86,750	21.0%	100.0%	NAP	NAP	NAP	NAP
Total/Wtd. Avg. (4)	54	413,592	100.0%		$10,861,450	100.0%		$33.23

(1)	Based on the underwritten rent roll as of August 1, 2025, inclusive of contractual rent steps through September 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	Inclusive of 33,538 SF attributable to amenities such as the Broadway Athletic & Swim Club, conference rooms and management office and 2,033 SF attributable to storage with no attributable UW Base Rent.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-51

Office – CBD	Loan #6	Cut-off Date Balance:	$47,000,000
501 West Broadway	501 West Broadway	Cut-off Date LTV:	61.8%
San Diego, CA 92101		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	17.4%

The Market. The 501 West Broadway Property is situated in the Downtown San Diego office submarket, within the city of San Diego. Downtown San Diego, particularly the Centre City area, stands as one of the county's principal business centers, ranking among the largest office submarkets, and is widely acknowledged as the county's hub for government operations and the legal community. This submarket is transforming into a dynamic urban residential environment, enriched with amenities in the Gaslamp, Little Italy and Ballpark areas, enhancing its attractiveness to office space users. The downtown population has seen significant growth since 2010, driven by residential development. As of 2024, the total population within one-mile of the 501 West Broadway Property was 41,595, with an annual growth rate of 2.2% from 2010 to 2024, significantly above the state of California’s average growth rate of 0.4%. In the same area, the average household income is slightly below the San Diego county average, but the per capita income is significantly higher, indicating a high percentage of single households.

The Downtown San Diego office submarket has faced challenges as of late, mostly due to the effects of the COVID-19 pandemic, with high vacancy rates and downward trends in market rents over the past two years. Despite broader submarket challenges, the 501 West Broadway Property has been resilient, with an occupancy rate of in excess of 79.0%, above the average of 74.7% for comparable properties according to the appraisal. Furthermore, the Downtown San Diego submarket continues to be a desirable, vibrant and expanding destination for residential, retail and visitor/hotel activities. The appraisal indicates that the submarket currently has over 1.8 million SF proposed for construction, with 410,774 SF currently under construction. The Downtown San Diego office submarket comprises a total of 10.3 million SF, with a vacancy rate of 26.8% and an asking rental rate of $41.40 per square foot. The 501 West Broadway Property is also located in the West Broadway Corridor of the Downtown San Diego office submarket, which reflects favorable metrics compared to the broader market. According to a third-party market report, the West Broadway Corridor has a vacancy rate of 12.2% and asking rents of $41.88.

The following table presents certain information relating to the appraisal’s office market rent conclusions for the 501 West Broadway Property:

Market Rent Summary
	Market Rent (PSF)	Average Lease Term	Escalations
Office (1-15)	$37.80	72 Months	3.50% per year
Office (16-20)	$42.00	72 Months	3.50% per year
Retail Space	$38.40	60 Months	3.50% per year
Bank Space	$63.00	120 Months	3.50% per year

Source: Appraisal.

The following table presents information relating to comparable sales pertaining to the 501 West Broadway Property:

Sales Comparables(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
501 West Broadway San Diego, CA	1989/2019	413,592(2)	79.0%(2)	Jul-25	$69,000,000(3)	$166.83(3)
600 West Broadway San Diego, CA	1992	658,762	86.4%	TBD	$131,000,000	$198.86
401 B Street San Diego, CA	1984	487,934	46.0%	Apr-25	$40,000,000	$81.98
225 West Broadway San Diego, CA	1976	351,473	88.0%	Dec-24	$48,000,000	$136.57
101 West Broadway San Diego, CA	1983	420,356	80.9%	Nov-24	$43,933,000	$104.51
530 B Street San Diego, CA	1966	250,181	76.8%	Oct-24	$27,500,000	$109.92
750 B Street San Diego, CA	1990	536,368	70.3%	Aug-24	$45,750,000	$85.30

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of August 1, 2025.
(3)	Reflects the all-cash purchase price of $69,000,000 as of July 2, 2025, resulting in a Sale Price (PSF) of $166.83.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-52

Office – CBD	Loan #6	Cut-off Date Balance:	$47,000,000
501 West Broadway	501 West Broadway	Cut-off Date LTV:	61.8%
San Diego, CA 92101		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	17.4%

The following table presents certain information relating to comparable office leases for the 501 West Broadway Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF
501 West Broadway San Diego, CA(2)	1989/2019	413,592(2)		4,944(3)		$37.60(4)
550 West C Street San Diego, CA	1989/2023	362,822	Nukk-Freeman & Cerra PC City of San Diego	4,523 43,460	Aug-25 Jan-25	$37.20 $43.80
225 West Broadway San Diego, CA	1976/2001	351,473	GoFormz	4,283	Jul-25	$39.00
750 B Street San Diego, CA	1990/2019	536,368	Ricci Law	1,864	Feb-25	$37.80
600 West Broadway San Diego, CA	1992/2019	625,000	Lewis PR, Inc.	5,974	Dec-24	$36.00
655 West Broadway San Diego, CA	2005/2021	409,871	MVE+Partners, Inc.	2,084	Nov-24	$49.20
101 West Broadway San Diego, CA	1983/2019	420,356	The Law Offices of Robert Wallenstein	1,716	Oct-24	$36.00
401 West A Street San Diego, CA	1982/2022	593,544	R.R. Donnelley & Sons Company	1,846	Jul-24	$36.60

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of August 1, 2025
(3)	Represents the average SF of all occupied office tenants.
(4)	Represents the average rent PSF of all occupied office tenants.

Appraisal. The appraisal concluded to an “As Is” value as of July 8, 2025 for the 501 West Broadway Property of $76,000,000.

Environmental Matters. The Phase I environmental site assessment dated May 1, 2025 did not identify any recognized environmental conditions at the 501 West Broadway Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-53

Office – CBD	Loan #6	Cut-off Date Balance:	$47,000,000
501 West Broadway	501 West Broadway	Cut-off Date LTV:	61.8%
San Diego, CA 92101		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	17.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 501 West Broadway Property:

Cash Flow Analysis(1)
	2023	2024	TTM (4/30/2025)	UW	UW PSF
Rents in Place	$10,039,126	$10,662,335	$10,646,743	$10,861,450	$26.26
Vacant Income	$0	$0	$0	$3,160,055	$7.64
Gross Potential Rent	$ 10,039,126	$10,662,335	$10,646,743	$14,021,505	$33.90
CAM	$436,045	$358,320	$294,707	$241,762	$0.58
Parking Income	$2,393,202	$2,415,137	$2,433,538	$2,508,418	$6.06
Fitness Center Income	$1,201,758	$1,038,287	$1,016,898	$1,016,898	$2.46
Other Income	$172,168	$119,267	$113,430	$175,155	$0.42
Less Vacancy(2)	$0	$0	$0	($3,160,055)	($7.64)
Effective Gross Income	$14,242,300	$14,593,347	$14,505,315	$14,803,683	$35.79

Real Estate Taxes	$1,219,773	$1,048,126	$902,516	$865,740	$2.09
Insurance	$279,750	$240,481	$238,128	$228,986	$0.55
Other Operating Expenses	$5,930,087	$6,081,495	$6,446,940	$5,548,328	$13.41
Total Expenses	$7,429,609	$7,370,103	$7,587,584	$6,643,054	$16.06

Net Operating Income(2)	$6,812,691	$7,223,244	$6,917,731	$8,160,629	$19.73
Replacement Reserves	$0	$0	$0	$82,718	$0.20
TI/LC	$0	$0	$0	$996,560	$2.41
Net Cash Flow	$6,812,691	$7,223,244	$6,917,731	$7,081,351	$17.12

Occupancy %	86.7%	82.0%	79.0%	77.8%(3)
NOI DSCR	2.26x	2.40x	2.29x	2.71x
NCF DSCR	2.26x	2.40x	2.29x	2.35x
NOI Debt Yield	14.5%	15.4%	14.7%	17.4%
NCF Debt Yield	14.5%	15.4%	14.7%	15.1%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The NOI increase from TTM 4/30/2025 to UW is primarily attributable to expected operating expense savings as a result of new management initiatives.
(3)	UW Occupancy % represents economic occupancy and historical occupancies represent physical occupancy. TTM occupancy is based on the underwritten rent roll dated August 1, 2025.

Escrows and Reserves.

Real Estate Taxes – During a Cash Sweep Period (as defined below), the borrower is required to make monthly deposits equal to 1/12th of the taxes that the lender reasonably estimates will be payable during the next 12 months. However, if no Cash Sweep Period is in effect and the borrower provides evidence that taxes have been paid at least 30 days prior to the due date, the requirement to make monthly deposits for taxes will be waived.

Insurance – The borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance payments. However, if no event of default is continuing and the 501 West Broadway Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement, the requirement to make monthly deposits for insurance will be waived.

Replacement Reserve – During a Cash Sweep Period, the borrower is required to make monthly deposits into a replacement reserve, in an amount equal to approximately $8,617 ($0.25 PSF annually), or a sufficient amount, as reasonably determined by the lender after consulting the borrower, to pay for the replacements necessary to maintain proper operation of the 512 West Broadway Property.

TI/LC Reserve – The borrower is required to make monthly deposits of approximately $51,669 ($1.50 PSF annually), along with any lease termination fees or payments received by the borrower, to be used for future tenant improvements and leasing commissions.

Free Rent Reserve – At origination, the borrower was required to make an upfront deposit of approximately $794,849 into a free rent reserve for free rent, gap rent or rent abatements outstanding associated with 11 tenants.

Outstanding TI Reserve – At origination, the borrower was required to make an upfront deposit of $1,217,293 for tenant improvements and leasing commissions outstanding associated with 14 tenants.

Lockbox and Cash Management. The 501 West Broadway Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received into such lockbox account within one business day after receipt. All amounts deposited into the lockbox account will be held as additional security for the debt and, if no Cash Sweep Period has occurred, disbursed to the borrower. During a Cash Sweep Period, all funds in the lockbox account are required to be swept once every business day into a lender-controlled cash management account. Funds in the cash management account are required to be applied to

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-54

Office – CBD	Loan #6	Cut-off Date Balance:	$47,000,000
501 West Broadway	501 West Broadway	Cut-off Date LTV:	61.8%
San Diego, CA 92101		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	17.4%

debt service and the reserves and escrows described above, with any excess funds to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the 501 West Broadway Mortgage Loan.

A “Cash Sweep Period” will commence on the occurrence of any of the following: (a) an event of default, (b) any bankruptcy action of (I) the borrower or (II) property manager, or (c) the debt service coverage ratio being less than 1.50x.

A Cash Sweep Period will no longer be continuing with respect to clause (a) above, upon the lender’s acceptance of a cure of such event of default, provided that if (x) the lender has applied for the appointment of a receiver, (y) the lender has declared the entire unpaid debt to be immediately due and payable, or (z) the lender has commenced a foreclosure action, then the lender is not required to accept such cure; with respect to clause (b) above, upon the borrower’s replacement of the manager with a qualified manager under a replacement management agreement within 60 days after such bankruptcy action; or with respect to clause (c) above, upon the achievement of a debt service coverage ratio greater than 1.50x for two calendar quarters. In addition, a Cash Sweep Period with respect to clauses (a) and (b)(II) above may be cured no more than four times in the aggregate and a Cash Sweep Period with respect to clause (b)(I) above may not be cured.

Terrorism Insurance The 501 West Broadway Mortgage Loan documents require that the borrower maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 12 months of business income/loss of rents insurance with an extended period of indemnity of up to 6 months, which includes coverage for acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-55

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$46,000,000
1405 Veterans Highway	Bristol Gardens	Cut-off Date LTV:	64.8%
Bristol, PA 19007		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-56

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$46,000,000
1405 Veterans Highway	Bristol Gardens	Cut-off Date LTV:	64.8%
Bristol, PA 19007		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-57

Mortgage Loan No. 7 – Bristol Gardens

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Bristol, PA 19007
Original Balance:	$46,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$46,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	4.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1969/2024
Borrower Sponsors:	Hillel Hertz and Moishe Hirsch			Size:	392 Units
Guarantors:	Hillel Hertz and Moishe Hirsch			Cut-off Date Balance Per Unit:	$117,347
Mortgage Rate:	6.2500%			Maturity Date Balance Per Unit:	$117,347
Note Date:	7/1/2025			Property Manager:	Goldcrest Properties LLC
Maturity Date:	7/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,948,128
IO Period:	60 months			UW NCF:	$3,779,960
Seasoning:	3 months			UW NOI Debt Yield:	8.6%
Prepayment Provisions:	L(27),D(26),O(7)			UW NCF Debt Yield:	8.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.6%
Additional Debt Type:	NAP			UW NCF DSCR:	1.30x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,327,159 (4/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,009,348 (12/31/2024)
				3rd Most Recent NOI(2):	NAV
Reserves(1)				Most Recent Occupancy:	94.1% (6/6/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.9% (12/31/2024)
RE Taxes:	$309,830	$30,983	NAP	3rd Most Recent Occupancy(3):	93.1% (12/31/2023)
Insurance:	$0	$16,193	NAP	Appraised Value (as of):	$71,000,000 (4/9/2025)
Deferred Maintenance:	$21,173	$0	NAP	Appraised Value Per Unit:	$181,122
Replacement Reserve:	$0	$14,014	NAP	Cut-off Date LTV Ratio:	64.8%
Leasing Office Funds:	$20,000	$0	NAP	Maturity Date LTV Ratio:	64.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$46,000,000	100.0%	Loan Payoff:	$35,492,596	77.2%
			Return of Equity:	$8,778,127	19.1%
			Closing Costs:	$1,378,275	3.0%
			Reserves:	$351,003	0.8%
Total Sources:	$46,000,000	100.0%	Total Uses:	$46,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	3rd Most Recent NOI is unavailable as the borrower sponsors acquired the Bristol Gardens Property (as defined below) in July 2023 for a purchase price of $40.75 million.
(3)	Represents the average occupancy at the Bristol Gardens Property from June 2023 to December 2023. Occupancy information prior to June 2023 is unavailable as the borrower sponsors acquired the Bristol Gardens Property in July 2023.

The Mortgage Loan. The seventh largest mortgage loan (the “Bristol Gardens Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $46,000,000 and secured by a first priority fee mortgage encumbering a 392-unit multifamily property located in Bristol, Pennsylvania (the “Bristol Gardens Property”).

The Borrower and the Borrower Sponsors. The borrower for the Bristol Gardens Mortgage Loan is Bristol Gardens Apartments LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower is wholly owned by Bristol Gardens Owner LLC, which is wholly owned by Bristol Gardens Investors LLC. Bristol Gardens Investors LLC is owned by Hertz Family LLC (21.7%), Hillel Hertz (5.8%), Moishe Hirsch (4.4%), and various investors (68.1% of which none has a 20.0% or more interest in the borrower). The borrower sponsors and non-recourse carveout guarantors for the Bristol Gardens Mortgage Loan are Hillel Hertz and Moishe Hirsch. Mr. Hertz is the founder of Goldcrest Properties, LLC, of which Mr. Hirsch is the principal who oversees the operations of the company. Goldcrest Properties, LLC was founded in 2017 and currently has a portfolio of 36 suburban garden-style apartments and urban mid-rise communities located in New Jersey, Pennsylvania, Connecticut, and Delaware.

The Property. The Bristol Gardens Property is comprised of a 392-unit garden multifamily property located in Bristol, Pennsylvania. Built in 1969, the Bristol Gardens Property consists of 34 two-story apartment buildings and one management building, with 535 parking spaces (1.4 per unit). The borrower sponsors purchased the Bristol Gardens Property in July 2023 for $40.75 million, and since that time have invested approximately $2.9 million on property improvements, including the renovation of 141 units, common area and amenity space renovations, security camera installation and façade repairs and upgrades. Common amenities at the Bristol Gardens Property include a playground and common laundry rooms. Each unit is equipped with an electric oven/range combination and refrigerator/freezer. Appliances in the renovated units are stainless steel, while the classic units have standard appliances. As of June 6, 2025, the Bristol Gardens Property was 94.1% occupied.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-58

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$46,000,000
1405 Veterans Highway	Bristol Gardens	Cut-off Date LTV:	64.8%
Bristol, PA 19007		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.6%

The following table presents detailed information with respect to the units at the Bristol Gardens Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Wtd. Average Rent PSF
1 BR	139	139	100.0%	695	$1,183	$1.70
1 BR (Renovated)	85	72	84.7%	695	$1,432	$2.06
2 BR	112	110	98.2%	805	$1,490	$1.85
2 BR (Renovated)	56	48	85.7%	805	$1,695	$2.11
Total/ Wtd. Average	392	369	94.1%	742	$1,390	$1.87

(1)	Based on the borrower rent roll dated June 6, 2025.

The Market. The Bristol Gardens Property is located in Bristol, Pennsylvania, within the Bucks County apartment submarket, within the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area. The Bristol Gardens Property is located in a suburban neighborhood within three miles of major arterials including Interstates 95, 295, and 276 along with the Burlington Bridge. These thoroughfares allow residents to have access to major cities like Philadelphia (approximately 20 miles from the Bristol Gardens Property) and Trenton (approximately 13 miles from the Bristol Gardens Property), providing shopping and employment opportunities for residents. Additionally, the Northern Philadelphia Airport is approximately 10 miles away from the Bristol Gardens Property. There is supporting retail within three miles of the Bristol Gardens Property including GIANT grocer, Dollar General, CVS, and a variety of fast dining options.

According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the Bucks County apartment submarket was approximately 2.6%, with average asking rents of $1,766 per unit, and inventory of approximately 34,006 units. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Bristol Gardens Property is 8,952, 85,093 and 231,494, respectively. The 2024 average household income within the same one-, three-, and five-mile radius was $111,529, $107,967, and $112,903, respectively.

The following table presents certain information relating to multifamily rental properties comparable to the Bristol Gardens Property:

Comparable Rental Properties
Property	Year Built / Renovated	# Total Units	Unit Mix	Units	Unit Size (SF)	Average Monthly Rent per Unit
Bristol Gardens (subject)(1) 1405 Veterans Highway Bristol, PA	1969 / 2024	392	1 BR 1 BR (Renovated) 2 BR 2 BR (Renovated)	139 85 112 56	695 695 805 805	$1,183 $1,432 $1,490 $1,695
Brittany Springs Apartments 3401 Bristol Oxford Valley Road Levittown, PA	1968 / NAP	222	1 BR 2 BR	111 111	725 850	$1,505 $1,698
Racquet Club South Apartments 1970 Veterans Highway Levittown, PA	1964 / NAP	103	1 BR 2 BR	68 35	790 997	$1,526 $2,453
Delaview Apartments 1032 Radcliffe Street Bristol, PA	1901 / NAP	60	1 BR 2 BR	22 38	800 950	$1,449 $1,649
Stonebridge Run Apartments 1717 Bath Road Bristol, PA	1968 / NAP	295	1 BR 2 BR	233 62	680 840	$1,238 $1,525
Glen Hollow Apartments 1100 Newportville Road Croydon, PA	1970 / 2000	615	1 BR 2 BR	242 225	717 925	$1,425 $1,705
Orangewood Park 24 Elizabeth Lane Levittown, PA	1968 / NAP	320	1 BR 2 BR	160 160	900 1,090	$1,683 $1,762

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated June 6, 2025, other than Year Built / Renovated.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Bristol Gardens Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
1 BR	139	695	$1,183	$1.70	$1,265	$1.82
1 BR (Renovated)	85	695	$1,432	$2.06	$1,500	$2.16
2 BR	112	805	$1,490	$1.85	$1,530	$1.90
2 BR (Renovated)	56	805	$1,695	$2.11	$1,780	$2.21
Total/ Wtd. Average	392	742	$1,390	$1.87	$1,446	$1.97

(1)	Based on the borrower rent roll dated June 6, 2025.
(2)	Based on the appraisal.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-59

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$46,000,000
1405 Veterans Highway	Bristol Gardens	Cut-off Date LTV:	64.8%
Bristol, PA 19007		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.6%

Appraisal. The appraisal concluded to an “as-is” value for the Bristol Gardens Property of $71,000,000 as of April 9, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 1, 2025, there was no evidence of any recognized environmental conditions at the Bristol Gardens Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bristol Gardens Property:

Cash Flow Analysis(1)
	2024	TTM 4/30/2025		UW		UW per Unit
Gross Potential Rent(2)	$5,133,856	$5,494,511	(3)	$6,595,320	(3)	$16,825
Other Income	$372,063	$380,035		$380,035		$969
Vacancy & Credit Loss	$0	$0		($441,600)		($1,127)
Effective Gross Income	$5,505,919	$5,874,545		$6,533,755		$16,668

Real Estate Taxes	$359,659	$360,101		$368,330		$940
Insurance	$173,483	$179,582		$187,275		$478
Other Expenses	$1,963,430	$2,007,704		$2,030,021		$5,179
Total Expenses	$2,496,572	$2,547,387		$2,585,626		$6,596

Net Operating Income	$3,009,348	$3,327,159	(3)	$3,948,128	(3)	$10,072
Capital Expenditures	$0	$0		$168,168		$429
Net Cash Flow	$3,009,348	$3,327,159		$3,779,960		$9,643

Occupancy %(4)	93.9%	94.1%		93.3%
NOI DSCR	1.03x	1.14x		1.35x
NCF DSCR	1.03x	1.14x		1.30x
NOI Debt Yield	6.5%	7.2%		8.6%
NCF Debt Yield	6.5%	7.2%		8.2%

(1)	Financial information prior to 2024 is unavailable due to the borrower sponsor’s acquisition of the Bristol Gardens Property in July 2023.
(2)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the borrower rent roll dated June 6, 2025.
(3)	The increase from TTM 4/30/2025 Gross Potential Rent and NOI to UW Gross Potential Rent and NOI is due to the higher in-place rents obtained from recently renovated units at the Bristol Gardens Property.
(4)	TTM 4/30/2025 Occupancy represents current in-place occupancy based off the borrower rent roll dated June 6, 2025. UW Occupancy represents economic occupancy.

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrower was required to make an upfront deposit of $309,830 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to approximately $30,983 monthly).

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the estimated annual insurance premiums (which currently equates to approximately $16,193 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $14,014 into a reserve for capital expenditures.

Deferred Maintenance Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $21,173 into a reserve for required repairs at the Bristol Gardens Property.

Leasing Office Funds – On the loan origination date, the borrower was required to make an upfront deposit of $20,000 into a reserve for the cost to convert space at one building into a leasing office (the “Leasing Office Work”).

Lockbox / Cash Management. The Bristol Gardens Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to establish and maintain a lockbox account for the benefit of the lender, and, from and after the first occurrence of a Cash Sweep Event Period, to deposit all rents received by the borrower or manager into the lockbox account within two business days of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, at the borrower’s sole cost and expense, and the borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event Period, the lender will have the right, at its option, to direct the lockbox account bank to disburse all available funds then and thereafter on deposit in the lockbox account to the cash management account and, provided no event of default is continuing under the Bristol Gardens Mortgage Loan documents, all funds on deposit in the cash management account on each monthly payment date are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Bristol Gardens Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-60

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$46,000,000
1405 Veterans Highway	Bristol Gardens	Cut-off Date LTV:	64.8%
Bristol, PA 19007		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.6%

forth in the annual budget (which must be approved by the lender during a Cash Sweep Event Period) and lender approved extraordinary expenses and (v) to the extent that a Cash Sweep Event Period exists, to deposit all remaining amounts into an excess cash flow reserve, to be held as additional security for the Bristol Gardens Mortgage Loan during such Cash Sweep Event Period or to the extent that no Cash Sweep Event Period exists, to be disbursed to the borrower.

“Cash Sweep Event Period” means a period: (i) commencing upon an event of default under the Bristol Gardens Mortgage Loan documents, and ending upon the cure (if applicable) of such event of default; or (ii) commencing upon the debt service coverage ratio of the Bristol Gardens Mortgage Loan being less than 1.10x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters.

Partial Release. On any business day following the completion of the Leasing Office Work, the borrower is permitted to obtain the free release of a parcel on which the current leasing office is located (the “Leasing Office Parcel”), without prepayment or defeasance of any release price, provided that the following conditions, among others, are satisfied: (i) the Leasing Office Parcel and the remaining Bristol Gardens Property (the “Remaining Property”) have been subdivided into separate legal parcels and are on separate tax lots, (ii) following the release, both the Remaining Property and the Leasing Office Parcel must comply with applicable legal requirements, and the Remaining Property must be in compliance with all leases, (iii) the Remaining Property must have all necessary utility and other services and free and unimpeded access for ingress and egress onto all adjacent public roads, (iv) compliance with REMIC related conditions and (v) anti-poaching covenants must be recorded against the Leasing Office Parcel.

Terrorism Insurance.  The Bristol Gardens Mortgage Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of the Bristol Gardens Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to six months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-61

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$40,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-62

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$40,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

RESIDENTIAL
15th-30th floors
(non-collateral)
RESTAURANT/BAR
14th & 15th floors
SPA
9th-11th floors
HOTELS
7th-14th floors
RETAIL
1st-3rd floors
(non-collateral)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-63

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$40,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-64

Mortgage Loan No. 8 – Aman Hotel New York

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/AA(low)			Location:	New York, NY 10019
Original Balance(1):	$40,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$40,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1921/2022
Borrower Sponsor:	OKO Group			Size:	83 Rooms
Guarantor:	Rock Investment U.S. Realty			Cut-off Date Balance Per Room(1):	$1,385,542
	Holdings LLC			Maturity Date Balance Per Room(1):	$1,385,542
Mortgage Rate:	6.9600%			Property Manager:	Aman Group S.A.R.L.
Note Date:	7/7/2025				(borrower-related)
Maturity Date:	8/6/2030			Underwriting and Financial Information(1)
Term to Maturity:	60 months			UW NOI:	$20,831,730
Amortization Term:	0 months			UW NCF:	$16,781,625
IO Period:	60 months			UW NOI Debt Yield:	18.1%
Seasoning:	2 months			UW NCF Debt Yield:	14.6%
Prepayment Provisions(2):	L(24),YM1(2),DorYM1(27),O(7)			UW NOI Debt Yield at Maturity:	18.1%
Lockbox/Cash Mgmt Status(3):	Soft/Springing			UW NCF DSCR:	2.07x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(7):	$20,930,479 (4/30/2025 TTM)
Additional Debt Balance(1):	$75,000,000			2nd Most Recent NOI(7):	$19,745,669 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(7):	$7,357,035 (12/31/2023)
Reserves(4)				Most Recent Occupancy(7):	72.2% (4/30/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	70.3% (12/31/2024)
RE Taxes:	$0	$544,368	NAP	3rd Most Recent Occupancy(7):	53.1% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(8):	$402,000,000 (12/18/2024)
FF&E Reserve:	$172,283	(5)	NAP	Appraised Value Per Room(8):	$4,843,373
Condominium Reserve:	$330,774	Springing	NAP	Cut-off Date LTV Ratio(8):	28.6%
Other Reserve(6):	$18,251,757	Springing	NAP	Maturity Date LTV Ratio(8):	28.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$115,000,000	86.4%	Loan Payoff:	$108,243,157	81.3%
Sponsor Equity:	$18,163,993	13.6%	Upfront Reserves:	$18,754,814	14.1%
			Closing Costs:	$6,166,022	4.6%

Total Sources:	$133,163,993	100.0%	Total Uses:	$133,163,993	100.0%

(1)	The Aman Hotel New York Mortgage Loan (as defined below) is part of the Aman Hotel New York Whole Loan (as defined below). Underwriting and Financial Information presented in the chart above is based on the Aman Hotel New York Whole Loan.
(2)	In the event the ICAP (as defined below) is not approved and implemented within the required 12-month period, the borrower sponsor (with such obligation guaranteed by the non-recourse carveout guarantor) is required to prepay a portion of the Aman Hotel New York Whole Loan in the amount of $47,562,441 plus any required yield maintenance.
(3)	To the extent the Hotel Manager CM Conditions (as defined below) are satisfied, the borrower is required to or cause the hotel manager to (i) first collect all revenue derived from the Aman Hotel New York Property (as defined below) and hold the same in the hotel manager’s operating account established at loan origination and pledged to the lender as additional security for the Aman Hotel New York Whole Loan, (ii) apply such revenue solely to the payment of management fees and reimbursement of expenses relating to the operation of the hotel as expressly contemplated by the related hotel management agreement and (iii) deposit any excess revenue after the payment of the costs contemplated by the foregoing clause (ii) into the lockbox account (the foregoing clauses (i), (ii) and (iii), collectively, the “Hotel Management Cash Flow Provision”). To the extent the Hotel Manager CM Conditions at any time fail to be satisfied, the borrower is required to cause all revenue from the Aman Hotel New York Property to be deposited directly into the lockbox account.
(4)	See “Escrows and Reserves” below.
(5)	The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to (i) on or prior to the monthly payment date in July 2026 (the “First Anniversary”), 2% of the gross rents per annum, (ii) after the First Anniversary and on or prior to the monthly payment date in July 2027 (the “Second Anniversary”), 3% of the gross rents per annum, and (iii) after the Second Anniversary, 4% of gross rents per annum.
(6)	Other reserves include Real Estate Installment Tax Reserve, ICAP Reserve, Remaining ICAP Reserve, Custodial Funds Reserve, Membership Dues reserve. See “Escrows and Reserves” below for further details.
(7)	The increase from 3rd Most Recent NOI and 3rd Most Recent Occupancy through Most Recent NOI and Most Recent Occupancy is primarily attributable to the Aman Hotel New York Property opening in August 2022 and subsequent ramp up in operations.
(8)	Appraised Value reflects the “As-is” value, inclusive of the Industrial and Commercial Abatement Program (“ICAP”), which the borrower sponsor has applied for and expects to be implemented, accounting for a $33.3 million add to value. Excluding value attributed to the ICAP, the Aman Hotel New York Whole Loan results in a 31.2% Cut-off Date LTV Ratio and Maturity Date LTV Ratio. We can provide no assurance the ICAP will be approved and implemented as expected. See “The Property” herein for additional information.

The Mortgage Loan. The eighth largest mortgage loan (the “Aman Hotel New York Mortgage Loan”) is part of a whole loan (the “Aman Hotel New York Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal amount of $115,000,000. The Aman Hotel New York Whole Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on July 7, 2025. The Aman Hotel New York Whole Loan is secured by a first priority fee mortgage encumbering an 83-room, full service, non-union hospitality property located in New York, New York (the “Aman Hotel New York Property”). The Aman Hotel New York Mortgage Loan is evidenced by the non-controlling A-1-2 and A-2 notes, with an aggregate original principal balance of $40,000,000. The Aman Hotel New York Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C6 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-65

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$40,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

Aman Hotel New York Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$55,000,000	$55,000,000	WFCM 2025-5C6(1)	Yes
A-1-2	$10,000,000	$10,000,000	BANK5 2025-5YR17	No
A-2	$30,000,000	$30,000,000	BANK5 2025-5YR17	No
A-3	$20,000,000	$20,000,000	BANK5 2025-5YR16	No
Whole Loan	$115,000,000	$115,000,000

(1)	The WFCM 2025-5C6 securitization is expected to close on or about October 8, 2025.

The Borrower and the Borrower Sponsor. The borrower for the Aman Hotel New York Whole Loan is 730 Fifth Upper, LLC, a Delaware limited liability company, structured as a single-purpose entity with two independent directors. The borrower sponsor for the Aman Hotel New York Whole Loan is OKO Group, an upper-level affiliate of the borrower created and owned by Vlad Doronin who, together with his descendants, indirectly owns the borrower. The non-recourse carveout guarantor is Rock Investment U.S. Realty Holdings LLC (the “Guarantor”), which is the primary United States based holding company of Vlad Doronin and his descendants and has an indirect interest in the borrower. The Aman Hotel New York Whole Loan documents require the borrower and guarantor to remain under common control.

Founded in 2015 by Russian-born international developer Vlad Doronin, OKO Group (“OKO”) is a vertically integrated real estate firm delivering design-driven projects across the residential, hospitality and commercial sectors. In addition to the Aman Hotel New York Property, OKO owns various Aman branded hotels, including the Aman Beverly Hills and the Aman Miami Beach and is affiliated with the Aman Group S.A.R.L., the property manager. OKO is currently headquartered in Miami, Florida and has invested in and developed over $10 billion of real estate projects spanning various asset classes. Notable holdings include 830 Brickell, the first class A freestanding office building in Miami’s financial center in over a decade, as well as the Palm Beach Residences, which is located on the oceanfront site of the former Ambassador Hotel.

The Property. The Aman Hotel New York Property is an 83-key, non-union, ultra-luxury hotel and private members club located in Manhattan’s Midtown neighborhood. The Aman Hotel New York Property features high-end amenities, and the related private members club is considered to be among the most exclusive private membership clubs in New York City, requiring annual dues of $20,000 and achieving an average daily rate (“ADR”) of approximately $3,056 as of the trailing twelve months ending April 2025. The Aman Hotel New York Property, which opened in August 2022, is located in the historic Crown Building on the corner of 57th Street and 5th Avenue, which is subject to a condominium structure. In 2015, the borrower acquired the upper condominium portion of the building (floors 7 through 30) and repositioned the asset to consist of the ultra-luxury hotel, an exclusive private members club, 22 luxury Aman-branded residential condominium units (non-collateral) and a spa, among other hospitality features. The Aman Hotel New York Property’s guest rooms span floors 7 through 12. According to the borrower sponsor, as of June 12, 2025, the private members club had 533 active current members each paying $20,000 in annual dues and approximately 102 potential members currently in the screening process. Club members have access to all of the Aman amenities including the food and beverage offerings, the spa and the fitness facility, among other offerings. Only club members, hotel guests and residential condominium residents have access to the Aman Hotel New York Property’s various amenities and food and beverage offerings (except for the jazz club which is open to the public). The bottom three floors of the Crown building consist of luxury retail condominium units (non-collateral). Owners of residential condominium units (non-collateral) may choose to participate in the condominium rental program through the Aman hotel management, subject to a 15% service fee and a 50/50 profit sharing agreement. There are currently four units participating in the program out of 22 units, which produced 253 nights booked for the trailing twelve months ending April 2025. Rental revenues from the residential condominiums only flow to the hotel to the extent the residential condominium owners choose to participate in the condominium rental program, which accounts for less than 2% of underwritten revenues. The Aman Hotel New York Property generates revenue from various sources, including rooms (58.7% of UW revenues), food and beverage (22.7% of UW revenues), club memberships (9.2% of UW revenues), spa (5.2% of UW revenues), laundry/parking/other (2.4% of UW revenues) and condominium rental participation (1.9% of UW revenues).

The Aman Hotel New York Property features high-end food, beverage and nightlife venues including 7,000 square feet of outdoor dining space. The Aman Hotel New York Property’s amenities include two restaurants by a three-star Michelin chef, the 25,000 SF Aman Spa, a 65+ foot indoor swimming pool, a garden terrace with city views and an exclusive subterranean jazz club. Underneath the Aman Hotel New York Property, the separate retail condominium features luxury brands such as Chanel, Bulgari, Mikimoto and Zegna. The Aman Hotel New York Property serves as a “one stop shop” for entertaining and socializing, attracting hotel guests, club members and residents. The Aman Hotel New York Property benefits from widespread brand recognition after signing a 30-year management agreement with Aman Group S.A.R.L., the affiliated property manager, in 2019 that commenced upon the hotel’s opening in 2022 and extends through 2052 and has an automatic, 20-year renewal, unless the manager provides a notice of non-renewal at least one year prior to expiration. The Aman brand has 36 resorts across 20 countries. Membership in the private members club allows for global access to Aman clubs/properties.

The borrower has applied for a 10-year ICAP tax abatement, which, if and when formally approved, will be applied effective as of the July 1, 2023 tax payment date through the 2032/2033 tax year. Until the ICAP is formally approved, the Aman Hotel New York Whole Loan is partially recourse to the Guarantor in an amount equal to $47,562,441 (the “ICAP Prepayment Obligation”). Prior to the ICAP Completion Date (as defined below), subsequent to a prepayment in an amount equal to the ICAP Prepayment Obligation, in the event the Remaining ICAP Items (as defined below) are not complete, the Aman Hotel New York Whole Loan results in an UW NCF Debt Yield of 15.0%. The borrower was required at loan origination to deposit $422,978 to satisfy certain municipal violations that must be cleared or waived by the applicable governing authority (the “Remaining ICAP Items”) into a violations repair reserve, which the lender is required to disburse to the borrower on the ICAP Effective Date. As used herein, “ICAP Effective Date” means the date upon which the lender has been provided with satisfactory written evidence that (i) the ICAP has been granted and the related ICAP benefits are effective with respect to the Aman Hotel New York Property and (ii) all accrued and unpaid taxes with respect to the Aman Hotel New York Property which are then due and payable have been paid in full. See “ICAP Tax Abatement” below for additional information.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-66

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$40,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Aman Hotel New York Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Aman Hotel New York Property(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	71.9%	$1,172.29	$843.17	53.1%	$3,060.21	$1,625.36	73.8%	261.0%	192.8%
2024	70.6%	$1,251.65	$884.22	70.3%	$3,057.58	$2,148.40	99.5%	244.3%	243.0%
TTM 4/30/2025	67.7%	$1,290.22	$874.08	72.2%	$3,056.12	$2,206.21	106.6%	236.9%	252.4%

Source: Industry Report.

(1)	Competitive set includes Four Seasons Hotel New York, St. Regis New York, The Peninsula New York, Mandarin Oriental New York, Baccarat Hotel New York and The Plaza, A Fairmont Managed Hotel.
(2)	Occupancy, ADR and RevPAR figures for the Aman Hotel New York Property are based on historical operating statements provided by the borrower sponsor.
(3)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing.

The Market. The Aman Hotel New York Property is located in the Midtown Manhattan submarket. The Midtown submarket is known for its concentration of luxury hotels, corporate offices and major attractions, making it a prime location for both business and leisure travelers. Demand for lodging accommodations in Manhattan is influenced by seasonal factors generally resulting in an uptick in demand during spring and fall, driven by major events such as Fashion Week and the United Nations General Assembly. As of October 2024, the Midtown Manhattan submarket occupancy reached 70.1%, a 4.1% increase versus the prior year, with midweek business improving and steady growth in corporate, group and international leisure travel. The Midtown Manhattan submarket has shown strong operating fundamentals for the competitive set, recording an ADR of $1,231.32 as of October 31, 2024, yielding a RevPAR of $862.64, an increase of 9.5% versus the prior year, significantly exceeding pre-COVID-19 pandemic levels. According to the appraisal, there is one competitive new proposed hotel anticipated to enter the market in March 2031, the Six Senses hotel, comprising 144 rooms.

The Midtown neighborhood benefits from a wide array of uses, with its office space commanding some of the highest rental rates in the city, as well as pockets of residential communities such as Tudor City, Sutton Place, Turtle Bay, Clinton and Lower Park Avenue. Many subway lines run through Eighth Avenue, Fifth Avenue, 57th Street or Central Park South; bus service is also provided along the major north/south avenues. The various transportation lines also provide for access into larger transit hubs such as Pennsylvania Station, the Port Authority Bus Terminal and Grand Central Station. There are also several prominent retail areas, particularly between 51st Street and 59th Street. Some of the more well known stores include Cartier, Saks Fifth Avenue, Tiffany & Co., Versace and Gucci. Further complementing the area are several different tourist attractions including the Empire State Building, Rockefeller Center, Carnegie Hall and Central Park. According to the appraisal, Midtown benefits from several neighborhood attractions, eclectic nightlife and ease of travel.

Appraisal. The appraisal concluded to an “As-Is” value for the Aman Hotel New York Property of $402,000,000 as of December 18, 2024, inclusive of $33.3 million in value attributable to the ICAP, which has not yet been obtained. Excluding value attributed to the ICAP, the Aman Hotel New York Whole Loan results in 31.2% Cut-off Date LTV Ratio and Maturity Date LTV Ratio.

Environmental Matters. According to the Phase I environmental site assessment dated January 2, 2025 (the “ESA”), there was no evidence of any recognized environmental conditions at the Aman Hotel New York Property. The ESA did identify a “business environmental condition” related to two above-ground storage tanks (“ASTs”) located at the Aman Hotel New York Property for emergency power generators, but noted that the ASTs were contained and did not recommend any further action.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-67

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$40,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Aman Hotel New York Property:

Cash Flow Analysis(1)(2)(3)
	2023	2024	4/30/2025 TTM	UW	UW per Room
Occupancy(6)	53.1%	70.3%	72.2%	72.2%
ADR	$3,060.21	$3,057.58	$3,056.12	$3,056.12
RevPAR	$1,625.36	$2,148.40	$2,206.21	$2,206.21

Room Revenue	$45,713,357	$65,242,544	$66,837,261	$66,837,261	$805,268
Food & Beverage	$23,973,290	$26,069,655	$25,847,407	$25,847,407	$311,415
Club Membership	$7,482,000	$9,935,000	$10,475,000	$10,475,000	$126,205
Other Departmental Income(4)	$8,748,989	$11,003,962	$10,685,284	$10,685,284	$128,738
Total Revenue	$85,917,636	$112,251,161	$113,844,952	$113,844,952	$1,371,626

Room Expense	$17,298,787	$21,100,510	$21,642,622	$21,642,622	$260,754
Food & Beverage Expenses	$26,225,061	$26,005,753	$25,582,429	$25,582,429	$308,222
Club Membership Expense	$3,307,251	$2,813,543	$2,816,156	$2,816,156	$33,930
Other Departmental Expense	$6,718,121	$7,179,489	$6,599,653	$6,599,653	$79,514
Management Fee	$2,262,009	$3,191,808	$3,284,956	$3,284,956	$39,578
Real Estate Taxes(5)	$210,013	$6,268,131	$6,376,753	$6,532,420	$78,704
Insurance	$1,723,574	$679,185	$1,086,429	$1,029,513	$12,404
Other Expense	$20,815,785	$25,267,072	$25,525,474	$25,525,474	$307,536
Total Expenses	$78,560,601	$92,505,492	$92,914,473	$93,013,223	$1,120,641

Net Operating Income(6)	$7,357,035	$19,745,669	$20,930,479	$20,831,730	$250,985
FF&E	$3,130,651	$4,014,800	$4,050,105	$4,050,105	$48,796
Net Cash Flow	$4,226,385	$15,730,869	$16,880,375	$16,781,625	$202,188

NOI DSCR(7)	0.91x	2.43x	2.58x	2.57x
NCF DSCR(7)	0.52x	1.94x	2.08x	2.07x
NOI Debt Yield(7)	6.4%	17.2%	18.2%	18.1%
NCF Debt Yield(7)	3.7%	13.7%	14.7%	14.6%

(1)	Variances between the underwriting, the appraisal and the third-party market research report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	Historical financial information prior to 2023 is not available due to the Aman Hotel New York Property opening in August 2022.
(4)	Other Departmental Income is comprised of spa, residences, laundry, parking and miscellaneous income.
(5)	Historical and UW Real Estate Taxes are based on the anticipated ICAP benefit, which would be applied retroactively effective as of the July 1, 2023 tax payment date. UW Real Estate taxes are based on the 2025/2026 assessed value and the in-place tax rate of 10.762%, net of the anticipated ICAP benefit. Per the actual 2025/2026 tax bill, without giving consideration to the ICAP, the taxes for the 2025/2026 fiscal year are approximately $13.1 million. We can provide no assurance the ICAP will be approved and implemented as expected.
(6)	The increase from 2023 Net Operating Income and Occupancy through 4/30/2025 (TTM) Net Operating Income and Occupancy is primarily attributable to the Aman Hotel New York Property opening in August 2022 and subsequent ramp up in operations.
(7)	Debt service coverage ratios and debt yields are based on the Aman New York Hotel Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially estimated to be approximately $544,368).

Insurance – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the ensuing 12 months; provided, however, the foregoing requirement will be waived so long as (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Aman Hotel New York Property as part of blanket or umbrella coverage reasonably approved by the lender and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 30 days prior to the expiration dates of the policies.

FF&E – On the loan origination date, the borrower was required to make a deposit of $172,283 into a reserve for furniture, fixtures and equipment (“FF&E”). In addition, the borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to (i) on or prior to the First Anniversary, 2% of the gross rents per annum, (ii) after the First Anniversary and on or prior to the Second Anniversary, 3% of the gross rents per annum, and (iii) after the Second Anniversary, 4% of gross rents per annum.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-68

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$40,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

Custodial Funds and Hotel Tax – On each monthly payment date during the continuance of a Cash Sweep Period (as defined below), the borrower is required to deposit an amount reasonably budgeted by the borrower and approved by the lender, in its reasonable discretion, to provide for tips, gratuities, or service charges owed to staff and charges collected from guests payable to a third-party service provider, as well as any sales and occupancy taxes owed to a governmental authority.

Condominium Reserve Fund – On the loan origination date, the borrower was required to deposit approximately $330,774, which may be applied, at the lender’s discretion, to pay any delinquent condominium assessments. In addition, on each monthly payment date during the continuance of a Cash Sweep Period, the borrower is required to make a deposit into a condominium reserve in an amount equal to 1/12 of the monthly condominium assessments payable during the next 12 months, assuming that such condominium assessments are to be paid in full on the required payment date.

Remaining ICAP Items – On the loan origination date, the borrower was required to deposit $422,978 to satisfy the Remaining ICAP Items, including, without limitation, to clear all municipal violations.

ICAP Reserve Funds – On the loan origination date, the borrower was required to deposit $6,675,006 (the “ICAP Reserve Funds”), which may be disbursed back to the borrower if the borrower delivers a letter of credit equal to the same amount (the “ICAP Letter of Credit”) and represents the estimated gap between abated and unabated real estate taxes in the 12-month period prior to the ICAP Effective Date. Upon the occurrence of the ICAP Effective Date, the lender is required to, as applicable, disburse the ICAP Reserve Funds or return the ICAP Letter of Credit to the borrower. If the ICAP Effective Date does not occur prior to the ICAP Completion Date, the lender is required to (a) deposit the remaining ICAP Reserve Funds into the tax and insurance account or (b) to the extent the borrower has delivered a letter of credit (“LoC”), liquidate the LoC and deposit the proceeds into the tax and insurance account.

Rental Program FF&E – On an ongoing basis and immediately upon receipt, the borrower is required to deposit all amounts paid by the residential unit owners to satisfy the obligation of the applicable residential unit owner to deposit such amounts pursuant to the related rental program documents under which the residential unit owners make their respective units available for short term rental purposes for hotel guests.

RE Tax Installment Reserve Funds – On the loan origination date, the borrower was required to deposit approximately $11,153,773 (the “RE Tax Installment Reserve Funds”), which may be disbursed back to the borrower if the borrower delivers a letter of credit equal to the same amount (the “Installment Letter of Credit”) and represents (a) the total unabated past due taxes that have accrued as the result of the borrower sponsor’s tax payment based on assumption of the ICAP benefits (such total past due tax amount, the “Installment Taxes”) less (b) $5,000,000, which is the aggregate amount that is recourse to the borrower (the “RE Tax Installment Recourse”) and is required to be reduced on a dollar-for-dollar basis by the amount of installment taxes actually paid by the borrower following loan origination. If the lender determines that the sum of (i) the RE Tax Installment Recourse amount and (ii) amounts on deposit in the RE Tax Installment Reserve Account or, after the borrower has delivered an Installment Letter of Credit, such Installment Letter of Credit will be insufficient to pay all Installment Taxes in full, the borrower is required to make, as applicable, a true up payment in cash or LoC with respect to such insufficiency into the RE Tax Installment Reserve Account. Upon the occurrence of the ICAP Effective Date, the lender is required to, as applicable, disburse the RE Tax Installment Reserve Funds or return the Installment Letter of Credit to the borrower.

Membership Dues Reserve Funds – The borrower is required to (x) at such time as no Cash Sweep Period is ongoing, deposit 25% of all collected club dues with the lender and (y) during such time as a Cash Sweep Period is ongoing, deposit all collected club dues with the lender. If, as of the payment date in August of each year during the term of the loan, the borrower has not deposited $1,750,000 or more into the reserve during the prior twelve month period (or in the case of the August 2025 payment date, during the period from the loan origination date through the payment date), the borrower must deposit the difference between $1,750,000 and the amount deposited.

Lockbox and Cash Management. The Aman Hotel New York Whole Loan is structured with a soft lockbox and springing cash management. The hotel manager is required to deposit (a) to the extent the Hotel Manager CM Conditions (as defined below) are satisfied, all revenue derived from the Aman Hotel New York Property to be deposited thereto pursuant to the terms of the related hotel management agreement (the “Hotel Management Agreement”) into a hotel operating account pledged to the lender as additional security (the “Hotel Operating Account”), and (b) (i) any excess revenue after the payment of management fees and reimbursement of expenses relating to the operation of the hotel pursuant to the Hotel Management Agreement and (ii) any revenue which is not required pursuant to the terms of the Hotel Management Agreement to be deposited into the Hotel Operating Account into a lockbox account that the borrower is required to simultaneously establish and maintain during the loan term. Notwithstanding the foregoing, to the extent any other revenue is derived from tenants pursuant to leases or if, at any time, the Hotel Manager CM Conditions fail to be satisfied, the borrower is required to direct the tenants to pay rents and credit card companies or credit card clearing banks with which the borrower or the hotel manager has entered into merchant's agreements to deliver all receipts payable directly into the lockbox account and to deposit any rents otherwise received in such account within one business day after receipt. If no Cash Sweep Period is continuing, all funds in the lockbox account are required to be swept into the borrower’s operating account. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day into a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds to be deposited into an excess cash flow reserve account held by the lender as additional cash collateral for the Aman Hotel New York Whole Loan.

A “Cash Sweep Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower or the hotel manager or (iii) the debt service coverage ratio based on the trailing 3-month period being less than 1.30x (a “DSCR Trigger Event”).

A Cash Sweep Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above solely with respect to the hotel manager, if the hotel manager is replaced within 60 days with a qualified manager under a replacement management agreement, or (c) with respect to clause (iii) above, the debt service coverage ratio is greater than or equal to 1.40x for six consecutive months based upon the trailing three-month period immediately preceding the date of determination; provided, however, that (A) no event of default is continuing, (B) the borrower may cure a DSCR Trigger Event by depositing additional cash or letter of credit in an amount that, if applied to repay the Aman Hotel New York Whole Loan, would be sufficient to cause the debt service coverage ratio to be equal to or greater than 1.40x no more than three times during the term of the Aman Hotel New York Whole Loan, (C) the borrower has paid all of the lender’s reasonable expenses incurred in connection with the cure of the Cash Sweep Period, including reasonable attorney’s fees and expenses, and (D) in no event may the borrower cure a Cash Sweep Period caused by a bankruptcy action of the borrower.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-69

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$40,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

“Hotel Manager CM Conditions” means that either (x) the hotel management agreement in place as of loan origination date remains unmodified and in full force and effect and all revenue from the Aman Hotel New York Property is being collected and applied by the hotel manager in all material respects with the Hotel Management Cash Flow Provision or (y) (i) a replacement hotel management agreement with a qualified hotel manager is in full force and effect, (ii) such replacement hotel management agreement includes a Hotel Management Cash Flow Provision, and (iii) all revenue from the Aman Hotel New York Property is being collected by such qualified hotel manager and applied in all material respects with the applicable Hotel Management Cash Flow Provision.

ICAP Tax Abatement. The borrower has applied for a 10-year ICAP tax abatement, which, if and when formally approved, will be applied effective as of the July 1, 2023 tax payment date through the 2032/2033 tax year. The borrower has represented that it has completed the renovations required for approval of the ICAP except the Remaining ICAP Items. To the extent that the ICAP Effective Date does not occur on or before July 2026 (the “ICAP Completion Date”), the borrower is required to prepay $47,562,441 plus the applicable yield maintenance premium (the “ICAP Prepayment Obligation”), which ICAP Prepayment Obligation is guaranteed by the Guarantor. The borrower was required at loan origination to deposit $422,978 to satisfy the Remaining ICAP Items into a violations repair reserve, which the lender is required to disburse to the borrower upon, among other conditions, delivery of the borrower’s officers’ certificate stating that all Remaining ICAP Items have been completed in good and workmanlike manner, cleared from the public record and in accordance with all applicable federal, state and local laws, rules and regulations. The Aman Hotel New York Whole Loan documents provide for (a) a loss carveout with respect to any loss, after the ICAP Effective Date, of the ICAP benefits as the result of the borrower’s failure to satisfy certain ongoing obligations required to maintain the ICAP benefits, and (b) (A) until the ICAP Effective Date, recourse in the amount equal to the ICAP Prepayment Obligation and (B) in the event the ICAP Effective Date does not occur on or prior to the ICAP Completion Date, recourse in the amount of the ICAP Prepayment Obligation until the ICAP Effective Date. Underwritten taxes in the amount of approximately $6.5 million reflect the applied-for ICAP tax abatement. According to the actual 2025/2026 tax bill, without giving consideration to the ICAP, the taxes for the 2025/2026 fiscal year are approximately $13.1 million. See “Escrows and Reserves” above and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus for additional information.

Condominium. The Aman Hotel New York Property is subject to a condominium structure. The borrower owns 47.7891% of the common elements and is entitled to elect three of the eight members to the board. Though the borrower does not have control of the condominium association, certain protections exist, including, among others, the following: (a) any amendment to the condominium documents adversely affecting the borrower or any lien on any individual unit must be approved by such unit owner, (b) the consent of a supermajority of unit owners is required for the condominium board to borrow an amount exceeding $1,000,000 and is required for certain actions, including, without limitation, annual operating budget, any special assessments and capital expenditures exceeding $500,000 and (c) as the master commercial unit owner, the borrower has the right to use any excess area to increase the available floor area of the hotel unit and/or the residential section. See “Description of the Mortgage Pool—Condominium and Other Shared Interests” in the prospectus for additional information.

Terrorism Insurance. The borrower is required to obtain and maintain all risk property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Sponsor Buy-Back Obligations. The borrower is subject to a pair of buy-back agreements dated October 2020 and June 2019, respectively (each, a “Sponsor Buy-Back Agreement”), entered into with the buyers of the respective residential condominium units (each, a “Sponsor Buy-Back Unit”). Under each Buy-Back Agreement, the borrower or the borrower sponsor is required to repurchase, or cause to repurchase, the Sponsor Buy-Back Unit if, within 10 years following the date of purchase of the applicable Sponsor Buy-Back Unit, Aman Group is no longer the operator of the hotel. Any costs associated with such buy-back obligations are guaranteed under the Aman Hotel New York Whole Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-70

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$39,886,004
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	52.9%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-71

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$39,886,004
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	52.9%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-72

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$39,886,004
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	52.9%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-73

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$39,886,004
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	52.9%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-74

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$39,886,004
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	52.9%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-75

Mortgage Loan No. 9 – Ridgedale Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Minnetonka, MN 55305
Original Balance(1):	$40,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$39,886,004			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1974/2015, 2018
Borrower Sponsors:	Brookfield Properties Retail Holding			Size(3):	562,474 SF
	LLC and CBRE			Cut-off Date Balance Per SF(1)(3):	$213
Guarantor:	BPR Nimbus LLC			Maturity Date Balance Per SF(1)(3):	$203
Mortgage Rate:	7.0940%			Property Manager:	Brookfield Properties Retail Inc.
Note Date:	5/7/2025				(borrower-related)
Maturity Date:	6/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$17,310,034
Amortization Term:	360 months			UW NCF:	$16,111,964
IO Period:	0 months			UW NOI Debt Yield(1):	14.5%
Seasoning:	4 months			UW NCF Debt Yield(1):	13.5%
Prepayment Provisions:	L(28),D(25),O(7)			UW NOI Debt Yield at Maturity(1):	15.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.67x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$16,470,623 (12/31/2024)
Additional Debt Balance(1):	$79,772,007			2nd Most Recent NOI:	$15,289,358 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$14,165,913 (12/31/2022)
Reserves(2)				Most Recent Occupancy(4):	90.1% (3/31/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	84.2% (12/31/2024)
RE Taxes:	$0	$307,619	NAP	3rd Most Recent Occupancy(4):	87.6% (12/25/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$226,000,000 (2/10/2025)
Replacement Reserve:	$0	$11,718	$281,237	Appraised Value Per SF:	$402
TI/LC Reserve:	$2,782,540	$46,873	$1,124,948	Cut-off Date LTV Ratio(1):	52.9%
Gap Rent:	$527,683	Springing	NAP	Maturity Date LTV Ratio(1):	50.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$120,000,000	78.9%	Loan Payoff:	$147,380,257	96.9%
Sponsor Equity:	$32,125,969	21.1%	Upfront Reserves	$3,310,223	2.2%
			Closing Costs:	$1,435,489	0.9%
Total Sources:	$152,125,969	100.0%	Total Uses:	$152,125,969	100.0%

(1)	The Ridgedale Center Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $120,000,000. The financial information presented in the chart above is based on the Ridgedale Center Whole Loan (as defined below).
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	Size is exclusive of 595,868 SF associated with Macy’s, JCPenney and Nordstrom, which are non-collateral anchor tenants.
(4)	Occupancy does not include 595,868 SF associated with Macy’s, JCPenney and Nordstrom, which are non-collateral anchor tenants. Including non-collateral anchors, occupancy was 95.2%, 92.2% and 94.0% as of the 3/31/2025, 12/31/2024 and 12/25/2023 rent rolls, respectively.

The Mortgage Loan. The ninth largest mortgage loan (the “Ridgedale Center Mortgage Loan”) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $119,658,011 (the “Ridgedale Center Whole Loan”). The Ridgedale Center Whole Loan is secured by the borrowers’ fee interest in a 562,474 SF portion of a super-regional mall located in Minnetonka, Minnesota (the “Ridgedale Center Property”). The Ridgedale Center Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”) on May 7, 2025. The non-controlling Notes A-3, A-4, and A-5 with an aggregate original principal balance of $40,000,000 and Cut-off date balance of $39,886,004 represent the Ridgedale Center Mortgage Loan and will be included in the BANK5 2025-5YR17 securitization trust. The Ridgedale Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR15 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-76

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$39,886,004
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	52.9%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.5%

The table below summarizes the promissory notes that comprise the Ridgedale Center Whole Loan.

Ridgedale Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$55,000,000	$54,843,255	BANK5 2025-5YR15	Yes
A-2	$25,000,000	$24,928,752	BANK5 2025-5YR16	No
A-3	$15,000,000	$14,957,251	BANK5 2025-5YR17	No
A-4	$20,000,000	$19,943,002	BANK5 2025-5YR17	No
A-5	$5,000,000	$4,985,750	BANK5 2025-5YR17	No
Total	$120,000,000	$119,658,011

The Borrowers and Borrower Sponsors. The borrowers are Ridgedale Center, LLC, Ridgedale Anchor Acquisition, LLC, and Ridgedale TRS Sub LLC, each a Delaware limited liability company that is owned and controlled by affiliates of Brookfield Properties Retail Holding LLC (“Brookfield Properties”) and CBRE Investment Management. Each borrower is structured to be a single purpose bankruptcy-remote entity, having one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Ridgedale Center Whole Loan. The non-recourse carveout guarantor is BPR Nimbus LLC, an affiliate of Brookfield Properties. The borrower sponsors are Brookfield Properties Retail Holding LLC and CBRE.

Brookfield Properties develops and operates real estate investments on behalf of Brookfield Asset Management, which is one of the largest alternative asset managers in the world. Its portfolio spans the globe, encompassing over 1,100 properties and representing over 400 million SF. Brookfield Properties is focused on managing, leasing and redeveloping retail properties including a portfolio of over 160 retail properties across seven countries.

CBRE Investment Management is an investment management firm that delivers sustainable investment solutions across real asset categories, geographies, risk profiles and execution formats to clients, people and communities. CBRE is responsible for more than $149.1 billion of assets under management with over 1,000 team members and over 30 offices worldwide.

The Property. The Ridgedale Center Property is part of a 1,158,342 SF super regional shopping center built in 1974 and renovated in 2015 and 2018, and located in Minnetonka, Minnesota on an 81.53-acre parcel with 4,779 parking spaces (“Ridgedale Center”). Of the total 1,158,342 SF, 562,474 SF constitutes the collateral for the Ridgedale Center Whole Loan, with the remaining non-collateral areas of Ridgedale Center occupied by Macy’s, JCPenney and Nordstrom, owned by third parties. The non-collateral anchors are not subject to operating covenants. Ridgedale Center has a trade area of approximately 390,000 people. Ridgedale Center has benefited from high tenant demand with occupancy averaging 91.7% over the last three years. Further, the Ridgedale Center Property is currently 90.1% leased and features a mix of 95 national and regional tenants. The Ridgedale Center Property has capitalized on strong leasing momentum, increasing net operating income from $13.3 million in 2019 to $14.2 million in 2022, and $16.5 million in 2024. Recently, the borrower sponsors have leased or expanded popular retailers including Alo, Fabletics, Evereve, Lego, Nike, The North Face, Ticknor’s, TravisMathew, Verb Studios, Warby Parker, and Lululemon.

Between 2015 and 2018, Brookfield Properties invested approximately $135 million to redevelop and expand Ridgedale Center. The expansion featured the addition of 50,000 SF, the addition of a new flagship Nordstrom store (non-collateral), landscaping and pedestrian improvements, renovation of mall entries, and the addition of two full-service restaurants. Between 2019 and 2024, Brookfield Properties invested $27.3 million to re-lease the former Sears parcel to Dick’s House of Sport and Planet Fitness.

According to the appraisal, Ridgedale Center is a leading mall in Minneapolis, attracting significant foot traffic and generating over $166 million in annual in-line sales. As of the trailing twelve months ending December 2024, the non-collateral Macy’s and Nordstrom reported annual sales of $46,300,000 and $41,000,000, respectively, which outperforms their national averages.

The following table presents certain comparable sales history at the Ridgedale Center Property:

Comparable Sales(1)
	2019	2021	2022	2023	2024
Inline (<10,000 SF) Sales PSF	$795	$742	$746	$709	$719
Inline (<10,000 SF excluding Apple) Sales PSF	$555	$545	$541	$528	$547
Inline (<10,000 SF excluding Apple) Occ. Cost Ratio(2)	17.3%	17.3%	15.1%	13.4%	12.7%
Anchor Sales(3)	$112,400,000	$95,200,000	$107,100,000	$95,500,000	$126,697,485
Total Ridgedale Center Sales(3)	$267,403,672	$243,283,269	$275,502,192	$275,074,476	$315,968,095

(1)	All sales information presented above is based upon information provided by the borrower sponsors. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsors.
(2)	Occupancy Cost Ratio is a ratio calculated by the sum of (i) contractual rent and (ii) reimbursements, based on the underwritten rent roll dated March 31, 2025, divided by gross sales.
(3)	Includes sales of Macy’s, JCPenney and Nordstrom, which are not part of the collateral. Dick’s Sporting Goods sales are only reported in 2024.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-77

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$39,886,004
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	52.9%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.5%

Major Tenants.

Dick’s Sporting Goods (115,262 SF; 20.5% of NRA; 12.4% of underwritten base rent): Dick’s Sporting Goods (NYSE: DKS) (Moody’s/S&P/Fitch: Baa2/BBB/NR) is America’s largest sporting goods retailer. The company is based in Coraopolis, Pennsylvania and has approximately 854 stores and 50,100 employees. Dick’s Sporting Goods has been a tenant at the Ridgedale Center Property since April 2022 when it signed a 10-year lease. The location is home to Dick’s House of Sport, an innovative retail concept that blends traditional sports retail with hands-on experiences. The concept was launched by Dick’s Sporting Goods in 2022 and there are 75 to 100 locations expected to be open by 2027. The tenant reported sales of $31,197,485 ($271 per square foot) for the trailing twelve months ending December 31, 2024. Dick’s Sporting Goods has three, 5-year renewal options remaining and no termination options.

Lululemon Athletica (8,984 SF; 1.6% of NRA; 3.6% of underwritten base rent): Lululemon Athletica is a Canadian multinational athletic apparel retailer headquartered in Vancouver, British Columbia. Founded in 1998, the company began as a yoga-focused brand and has since expanded its product offerings to include a wide range of athletic wear. There are 767 retail locations across the globe. Lululemon Athletica reported net revenue of approximately $10.6 billion in fiscal year 2024, representing an approximately 10% increase compared to the previous year. Lululemon Athletica has been at the property since 2018 and has recently extended its lease expiration to July 2033. Lululemon Athletica has one, 5-year renewal option remaining and no termination options.

Old Navy (13,660 SF; 2.4% of NRA; 3.3% of underwritten base rent): Old Navy is a national apparel and accessories brand that is owned by Gap. Old Navy opened its first store in 1994. Today, there are over 1,100 Old Navy stores. Old Navy reported full year 2024 net sales of approximately $8.4 billion, which was a 2% increase compared to the previous year. Old Navy has been at the property since 2018 and has a lease expiration date of August 2026. Old Navy has two, 5-year renewal options remaining and no termination options.

The following table presents certain information relating to tenancy at the Ridgedale Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor / Major Tenants
Dick’s Sporting Goods	NR/Baa2/BBB	115,262	20.5%	$1,704,725	12.4%	$14.79	1/31/2033	3 x 5 yr	N
Planet Fitness	NR/NR/NR	22,316	4.0%	$248,823	1.8%	$11.15	11/30/2032	3 x 5 yr	N
H&M(3)	NR/NR/BBB	17,198	3.1%	$0	0.0%	$0.00	1/31/2026	N	N
Victoria’s Secret	NR/Ba3/BB-	15,540	2.8%	$309,868	2.2%	$19.94	1/31/2027	N	Y(4)
GAP/GAPKIDS/BABYGAP	NR/Ba3/BB	13,765	2.4%	$275,025	2.0%	$19.98	6/30/2026	N	N
Old Navy	NR/Ba3/BB	13,660	2.4%	$454,332	3.3%	$33.26	8/31/2026	2 x 5 yr	N
Pottery Barn	NR/NR/NR	12,530	2.2%	$392,314	2.8%	$31.31	1/31/2027	N	N
Urban Outfitters(3)	NR/NR/NR	10,249	1.8%	$0	0.0%	$0.00	1/31/2032	2 x 5 yr	N
Subtotal/Wtd. Avg.		220,520	39.2%	$3,385,087	24.6%	$15.35

Select In-line < 10,000 SF
Lululemon Athletica	NR/NR/NR	8,984	1.6%	$494,120	3.6%	$55.00	7/31/2033	1 x 5 yr	N
The Cheesecake Factory(3)	NR/NR/NR	8,428	1.5%	$0	0.0%	$0.00	1/31/2038	2 x 5 yr	N
Apple	NR/Aaa/AA+	8,229	1.5%	$458,108	3.3%	$55.67	1/31/2037	N	Y(5)
Cotton On	NR/NR/NR	7,471	1.3%	$234,963	1.7%	$31.45	9/30/2032	N	Y(6)
BATH & BODY WORKS/WHITE B	NR/Ba2/BB+	5,961	1.1%	$208,993	1.5%	$35.06	1/31/2027	N	N
Subtotal/Wtd. Avg.		39,073	6.9%	$1,396,184	10.1%	$35.73

Remaining Occupied		247,413	44.0%	$9,002,908	65.3%	$36.39
Occupied Total		507,006	90.1%	$13,784,179	100.0%	$27.19

Vacant		55,468	9.9%
Total/Wtd. Avg.		562,474	100.0%

(1)	Based on the underwritten rent roll dated as of March 31, 2025 and exclusive of 595,868 SF associated with Macy’s, JCPenney and Nordstrom, all of which are non-collateral anchors.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	H&M, Urban Outfitters, and The Cheesecake Factory pay percentage rent in lieu of base rent. $377,969 was underwritten for H&M based on 10% of 2024 reported sales. $124,622 was underwritten for Urban Outfitters based on 8% of 2024 reported sales. $332,181 was underwritten for The Cheesecake Factory based on 3.5% of 2024 reported sales.
(4)	If at any time, the shopping center is no longer under the ownership or management of Brookfield Properties, or an affiliate thereof, and Victoria’s Secret's change in annual net sales for any 12-month period after such management change is more than 10% less than the average percentage change in the tenant's "comp sales" for all other stores in the tenant's retail chain operating under the same trade name for the same 12-month period, then the tenant may terminate its lease on 90 days' notice, provided that such notice is given within 36 months of the management change.
(5)	Apple has the right to terminate its lease effective January 31, 2032 upon advance written notice given at any time during the period commencing on February 1, 2031 and ending on the date that is 90 days thereafter. If exercised, the tenant is required to pay a termination fee in the amount of $600,000.
(6)	If Cotton On's net sales fail to exceed $1,305,555 in the period October 1, 2026 through September 30, 2027, then the tenant may elect to terminate its lease by providing written notice to the landlord during the period of October 1, 2027 through November 30, 2027. The lease will terminate and be null and void 180 days after delivery of such notice. The tenant is required to pay a termination fee equal to the unamortized portion of the Construction Allowance. The Construction Allowance is equal to $1,120,650 based on $150 per square foot.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-78

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$39,886,004
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	52.9%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.5%

The following table presents certain information relating to the lease rollover schedule at the Ridgedale Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling	UW Base Rent PSF Rolling
MTM/2025	10	21,646	3.8%	3.8%	$619,639	4.5%	4.5%	$28.63
2026	27	116,024	20.6%	24.5%	$3,468,146	25.2%	29.7%	$29.89
2027	15	76,740	13.6%	38.1%	$2,348,315	17.0%	46.7%	$30.60
2028	11	33,262	5.9%	44.0%	$1,647,187	11.9%	58.6%	$49.52
2029	4	9,733	1.7%	45.8%	$535,040	3.9%	62.5%	$54.97
2030(3)	4	11,602	2.1%	47.8%	$369,106	2.7%	65.2%	$31.81
2031	3	11,164	2.0%	49.8%	$226,109	1.6%	66.8%	$20.25
2032	6	45,479	8.1%	57.9%	$722,987	5.2%	72.1%	$15.90
2033	8	150,322	26.7%	84.6%	$3,111,463	22.6%	94.7%	$20.70
2034	1	2,644	0.5%	85.1%	$108,933	0.8%	95.4%	$41.20
2035	4	11,733	2.1%	87.2%	$169,148	1.2%	96.7%	$14.42
2036 & Thereafter	2	16,657	3.0%	90.1%	$458,108	3.3%	100.0%	$27.50
Vacant	0	55,468	9.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	95	562,474	100.0%		$13,784,179	100.0%		$27.19(4)

(1)	Based on the underwritten rent roll dated March 31, 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The Ridgedale Center Whole Loan matures on June 1, 2030.
(4)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Ridgedale Center Property is located in Minnetonka, Minnesota, in the western suburbs of Minneapolis. According to the appraisal, the Ridgedale Center Property’s local area is composed of predominantly commercial uses located along Interstate 394 and Plymouth Road, plus the addition of residential uses primarily to the south and west. There is an abundance of surrounding retail including two shopping centers: Ridgehaven and Ridgedale Festival Center. The average household income within a five-mile radius is $135,223, increasing to $143,299 within seven miles, and decreasing to $126,468 within ten miles. The population in these areas is 196,248, 389,819, and 923,470, respectively.

Ridgedale Center benefits from a strong tenant mix. Notably, Apple is a significant draw, with sales of approximately $44 million. According to the appraisal, the West Hennepin County submarket, as of the third quarter of 2024, has a total inventory of approximately 5.4 million SF with an 8.8% vacancy rate. The Ridgedale Center Property serves a trade area of approximately 390,000 people and approximately 169,000 households. The Ridgedale Center trade area has an average household income of approximately $143,000.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Ridgedale Center Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Under 1,500 SF	$70.00	7	2.5% per annum	$80.00	$0.00
1,500 – 2,500 SF	$65.00	7	2.5% per annum	$80.00	$0.00
2,501 – 5,000 SF	$38.50	7	2.5% per annum	$80.00	$0.00
5,001 – 10,000 SF	$37.50	7	2.5% per annum	$80.00	$0.00
Major	$27.50	10	10.0% mid-term	$15.00	$0.00
Outparcel Small	$50.00	7	2.5% per annum	$75.00	$0.00
Anchor	$12.50	10	10.0% mid-term	$15.00	$0.00

Source: Appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-79

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$39,886,004
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	52.9%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.5%

The table below presents certain information relating to retail centers comparable to the Ridgedale Center Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Occupancy	Anchor	Distance to Ridgedale Center
Ridgedale Center	1974 / 2015, 2018	1,158,342(2)	95%(2)	Macy’s, Nordstrom, JCPenney, Dick’s Sporting Goods	NAP
The Shops at West End	2009 / NAP	380,001	83%	ShowPlace Icon Theaters, Cub Foods, Punch Bowl	4.7 Miles East
The Shoppes at Knollwood	1955 / 2015	464,577	88%	Cub Foods, Kohl’s, Old Navy, T.J. Maxx, Ulta Beauty	4.8 Miles Southwest
Eden Prairie Center	1976 / 2001	1,135,549	89%	Scheels All Sports, Von Maur, Target, JCPenney, Kohl’s, AMC Theaters	9.8 Miles South
Galleria Edina	1959 / 2019	398,585	96%	Barnes & Noble, Crate & Barrel, Rypen Furniture & Décor	12.2 Miles Southeast
Southdale Center	1956 / 2011	1,246,152	88%	Macy’s, Kowalski’s Market, AMC 16 Theater, Life Time Sport	12.3 Miles Southwest
Rosedale Center	1968 / 2006	1,149,487	89%	Macy’s, JCPenney, Von Maur, AMC 14 Theater, Dick’s Sporting Goods	16.4 Miles Northeast
Mall of America	1992 / 2002	2,900,000	85%	Macy’s, Nordstrom, Barnes & Noble, SEA LIFE Aquarium, Nickelodeon Universe	18.2 Miles Southeast

Source: Appraisal.

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of March 31, 2025 and includes 595,868 SF associated with Macy’s, JCPenney and Nordstrom, which are non-collateral anchor tenants.

Appraisal. The appraiser concluded to an “as-is” value for the Ridgedale Center Property of $226,000,000 as of February 10, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated February 19, 2025, there was no evidence of any recognized environmental conditions at the Ridgedale Center Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-80

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$39,886,004
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	52.9%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Ridgedale Center Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW	UW PSF
Gross Potential Rent(1)	$9,237,959	$10,899,610	$12,399,367	$13,334,013	$13,784,179	$24.51
Reimbursements	$7,745,945	$8,360,289	$8,777,683	$8,083,862	$8,766,360	$15.59
Other Income(2)	$4,444,583	$4,585,635	$4,192,508	$4,800,413	$5,282,158	$9.39
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$21,428,487	$23,845,534	$25,369,559	$26,218,288	$27,832,696	$49.48

Real Estate Taxes	$4,304,684	$3,760,881	$3,615,932	$3,500,745	$3,691,433	$6.56
Insurance	$159,607	$180,395	$179,106	$190,621	$179,786	$0.32
Other Expenses	$6,159,074	$5,738,345	$6,285,162	$6,056,298	$6,651,443	$11.83
Total Expenses	$10,623,365	$9,679,621	$10,080,201	$9,747,665	$10,522,662	$18.71

Net Operating Income	$10,805,122	$14,165,913	$15,289,358	$16,470,623	$17,310,034	$30.77
TI/LC	$0	$0	$0	$0	$1,085,575	$1.93
Capital Expenditures	$0	$0	$0	$0	$112,495	$0.20
Net Cash Flow	$10,805,122	$14,165,913	$15,289,358	$16,470,623	$16,111,964	$28.64

Occupancy %(3)	78.7%	88.8%	94.0%	92.2%	95.2%
NOI DSCR(4)	1.12x	1.46x	1.58x	1.70x	1.79x
NCF DSCR(4)	1.12x	1.46x	1.58x	1.70x	1.67x
NOI Debt Yield(4)	9.0%	11.8%	12.8%	13.8%	14.5%
NCF Debt Yield(4)	9.0%	11.8%	12.8%	13.8%	13.5%

(1)	Based on the underwritten rent roll dated as of March 31, 2025 and includes rent steps and tenants that have leases that have not yet commenced but have been executed.
(2)	Other Income is based on the borrower sponsor’s budget and includes income from business development, specialty leasing, overage rent and other miscellaneous income.
(3)	Occupancy is inclusive of 595,868 SF associated with Macy’s, JCPenney and Nordstrom, which are non-collateral anchor tenants. The collateral occupancy was 90.1%, 84.2% and 87.6% as of the March 31, 2025, December 31, 2024 and December 25, 2023 rent rolls, respectively.
(4)	Based on the Ridgedale Center Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Ridgedale Center Whole Loan documents provide for ongoing monthly reserves equal to 1/12th of the taxes that the lender reasonably estimates will be payable during the next twelve months.

Insurance – The Ridgedale Center Whole Loan documents provide for ongoing monthly reserves equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the related insurance policies upon the expiration thereof. Notwithstanding the foregoing, the borrower will not be required to make such insurance-related monthly deposits if the borrower has delivered to the lender evidence satisfactory to the lender that blanket insurance policies providing the coverage required to be maintained under the Ridgedale Center Whole Loan documents are in effect and the insurance premiums payable in connection with such blanket policies have been prepaid for not less than one year in advance (or, for the period of coverage as to which certificates were delivered at closing, if less than one year).

Replacement Reserves – The Ridgedale Center Whole Loan documents provide for ongoing monthly reserves equal to 1/12th of the product of (i) $0.25 and (ii) the total owned leasable square feet of the Ridgedale Center Property (which product is initially approximately $11,718) for replacements required to be made to the Ridgedale Center Property during the calendar year; provided that the obligation to make deposits into such reserve is suspended at any time the funds in such reserve equal or exceed twenty-four times such monthly deposit (initially $281,237).

TI/LC Reserves – The Ridgedale Center Whole Loan documents provide for an upfront reserve of $2,782,540 for existing tenant improvement, leasing commission and related obligations, and ongoing monthly reserves equal to 1/12th of the product of (i) $1.00 and (ii) the total owned leasable square feet of the Ridgedale Center Property (which product is initially approximately $46,873) for future tenant improvement, leasing commission and related obligations; provided that the obligation to make deposits into such reserve is suspended at any time the funds in such reserve equal or exceed twenty-four times such monthly deposit (initially $1,124,948). The initial deposit is not considered toward the cap amount.

Anchor Tenant Reserves – During the continuance of an Anchor Tenant Trigger Event (as defined below), the Ridgedale Center Whole Loan documents provide for ongoing monthly deposits of all excess cash flow, which deposits are required to be made until such time as the aggregate amount deposited is greater than or equal to the Individual Anchor Tenant Threshold Amount (as defined below) for the related Anchor Tenant Trigger Event. After such time, no further deposits will be required in relation to such Anchor Tenant Trigger Event, even if the funds in the Anchor Tenant reserve allocable to such Anchor Tenant Trigger Event thereafter fall below the related Individual Anchor Tenant Threshold Amount.

“Anchor Tenant” means each tenant or operator under any lease which demises 75,000 SF or more (which space is either continuous or demised under a single lease), and any Anchor Tenant’s replacement under a lease that either (a) leases not less than 75% of the space previously occupied by such Anchor Tenant and provides for aggregate annual gross rent of not less than 75% of the annual gross rent previously paid by such Anchor Tenant or (b) leases not less than 50% of the space previously occupied by such Anchor Tenant and provides for aggregate annual gross rent of not less than 100% of the annual gross rent previously paid by such Anchor Tenant.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-81

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$39,886,004
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	52.9%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.5%

“Anchor Tenant Trigger Event” means an event:

(A)	commencing when any Anchor Tenant:
(i)	has ceased to be in occupancy or otherwise ceased to utilize the demised premises for business purposes (except for temporary closures (a) in connection with restoration, repair or renovation, (b) of under 60 days, (c) in compliance with applicable law, regulation or governmental mandate, or (d) by reason of civil unrest);
(ii)	is the subject of a bankruptcy proceeding;
(iii)	has vacated its premises, or given written notice or publicly stated its intention to vacate its premises and has not withdrawn such notice within 60 days;
(iv)	has terminated, canceled or surrendered its lease or delivered written notice of its intent to do so; or
(v)	fails to renew its lease within the applicable renewal option period provided for in such lease; and

(B)	continuing until such time as:
(i)	if commenced in connection with clause (A)(i) above, such Anchor Tenant operates its business at the Ridgedale Center Property for no less than 30 consecutive days during normal business hours;
(ii)	if commenced in connection with clause (A)(ii) above, such bankruptcy is dismissed, such Anchor Tenant emerges from bankruptcy, or, if the related premises are leased from the borrower, such lease is either (x) accepted and affirmed by such Anchor Tenant in the applicable bankruptcy proceeding or (y) assumed by a replacement Anchor Tenant;
(iii)	if commenced in connection with clause (A)(iii) above, such Anchor Tenant has reoccupied its premises or rescinded its notice of intent to vacate, as applicable;
(iv)	if commenced in connection with clause (A)(iv) above, such Anchor Tenant has rescinded notice of intent to terminate, cancel or surrender its lease;
(v)	if commenced in connection with clause (A)(v) above, such Anchor Tenant renews or extends its lease pursuant to the terms of such lease;
(vi)	if the related anchor parcel is owned by the borrower, a replacement tenant is in occupancy under a lease that either (a) leases not less than 75% of the space previously occupied by such Anchor Tenant and provides for aggregate annual gross rent of not less than 75% of the annual gross rent previously paid by such Anchor Tenant or (b) leases not less than 50% of the space previously occupied by such Anchor Tenant and provides for aggregate annual gross rent of not less than 100% of the annual gross rent previously paid by such Anchor Tenant, in each case among other related conditions; or
(vii)	if the related anchor parcel is not owned by the borrower, an officer’s certificate of the borrower in form and substance reasonably satisfactory to the lender is delivered stating that the related Anchor Tenant Trigger Event does not result in the violation of co-tenancy requirements in leases representing more than 15% of the aggregate rent payable under non-anchor leases at the Ridgedale Center Property.

“Individual Anchor Tenant Threshold Amount” means, with respect to any Anchor Tenant, an amount equal to the product of (x) $50.00 and (y) the aggregate amount of gross leasable square footage of the applicable Anchor Tenant’s space as of the origination date.

Gap Rent – The Ridgedale Center Whole Loan documents provide for an upfront reserve of approximately $527,683 for free rent, gap rent and rent abatements relating to leases with various tenants.

Lockbox and Cash Management. The Ridgedale Center Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to establish a lender-controlled lockbox account, and to direct each tenant under each lease (other than Seasonal Leases (as defined below)) to deposit all rents (other than Non-Core Income (as defined below)) due with respect to the Ridgedale Center Property into such lockbox account. If, notwithstanding the foregoing direction, the borrower receives any such rents or revenues from the Ridgedale Center Property, it is required to deposit such amounts into the lockbox account within two business days of receipt. Funds on deposit in the lockbox account are required to be transferred to the lender’s cash management account every business day. Funds in the cash management account are required to be applied monthly (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves”, (ii) to fund the payment of debt service on the Ridgedale Center Whole Loan, (iii) provided that no event of default is continuing as to which the lender has initiated an Enforcement Action (as defined below), to pay the greater of (x) operating and capital expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Period (as defined below)) and (y) actual operating expenses for such month; provided that such expenses may not exceed 115% of the amount in clause (x) without the lender’s reasonable consent, (iv) provided that no event of default is continuing as to which the lender has initiated an Enforcement Action, to pay extraordinary expenses, subject to the lender’s reasonable approval, (v) subject to clause (vi) below, to fund the required monthly deposits into the TI/LC reserve and the replacement reserve, if any, as described above under “Escrows and Reserves”, (vi) if an Anchor Tenant Trigger Event is continuing, to fund the required monthly deposits into the anchor tenant reserve, if any, as described above under “Escrows and Reserves”, and (vii) if a Cash Sweep Period is continuing, to an excess cash flow account to be held as additional collateral for the Ridgedale Center Whole Loan during such Cash Sweep Period (provided that if no event of default is continuing as to which the lender has initiated an Enforcement Action, the lender is required to disburse funds in such account to pay operating expenses pursuant to the lender-approved budget, extraordinary expenses, capital expenditures, re-tenanting expenses and REIT distributions, among other things), and if no Cash Sweep Period is continuing, to be disbursed to the borrower.

“Cash Sweep Period” means a period:

(A)	commencing upon:
(i)	the occurrence of an event of default under the Ridgedale Center Whole Loan; or
(ii)	the debt yield being less than 11.25% as of the end of any two consecutive calendar quarters; and

(B)	expiring upon:
(i)	if commenced in connection with clause (A)(i) above, the cure or waiver of such event of default; or
(ii)	if commenced in connection with clause (A)(ii) above, the date that the debt yield is greater than or equal to 11.25% as of the end of two consecutive calendar quarters.

Solely for purposes of determining whether a Cash Sweep Period has been cured, in the case of a Cash Sweep Period due to a decline in debt yield, the denominator in the calculation of debt yield will equal the then aggregate outstanding principal balance of the Ridgedale Center Whole Loan as of such date, less any funds then on deposit in the excess cash flow account, provided that, following any such calculation, such amounts cannot be withdrawn or released from such account until a Cash Sweep Period no longer exists without giving credit to amounts in the excess cash flow account.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-82

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$39,886,004
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	52.9%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.5%

“Non-Core Income” means certain de minimis amounts of rents received directly by the borrower from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but excluding rent from Seasonal Leases) and certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Ridgedale Center Property.

“Seasonal Leases” means leases and/or license agreements having a maximum term of one year or less.

“Enforcement Action” means any initiation by the lender of foreclosure proceedings or proceedings for the appointment of a receiver following the occurrence of an event of default under the Ridgedale Center Whole Loan. In addition, an “Enforcement Action” will be deemed to have occurred immediately upon a voluntary bankruptcy filing by (or involuntary filing, which is not dismissed within 60 days, against) the borrower or guarantor (unless, in the case of the guarantor, a replacement guarantor is provided in accordance with the Ridgedale Center Whole Loan documents).

Releases and Substitutions. The borrower may obtain the release of (A) one or more parcels (including “air rights” parcels, but excluding certain anchor tenant premises identified in the Ridgedale Center Whole Loan documents, including the parcels owned or leased by JCPenney, Macy’s, Nordstrom and Dick’s Sporting Goods (each, an “Anchor Parcel”)) or outlots, or (B) one or more Acquired Parcels or Acquired Expansion Parcels (each as defined below), including, if applicable, any Anchor Parcel that is an Acquired Expansion Parcel (each, a “Release Parcel”), upon satisfaction of specified conditions, including among other things that:

(i)	the borrower delivers evidence that the Release Parcel is not necessary for the borrower’s operation or use of the remaining Ridgedale Center Property (the “Remaining Property”) and may be readily separated from the remainder of the Ridgedale Center Property without a material diminution in value;
(ii)	no event of default is continuing;
(iii)	the borrower delivers satisfactory evidence that (a) the Release Parcel has been legally subdivided from the Remaining Property, (b) after giving effect to such transfer, the Release Parcel and the Remaining Property conform in all material respects to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), and (c) the Release Parcel is not necessary for the Remaining Property to comply with zoning or other legal requirements;
(iv)	the Release Parcel (unless it is an Acquired Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are either not required for the use of the Remaining Property, are readily re-locatable or will continue to service the Remaining Property, or non-income producing surface parking areas;
(v)	rating agency confirmation has been received from the applicable rating agencies (provided that such confirmation will not be required for release of an Acquired Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation); and
(vi)	the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the Ridgedale Center Whole Loan to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the release parcel.

The borrower is also permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the Ridgedale Center Whole Loan, subject to the satisfaction of certain conditions, including among other things that:

(i)	no event of default is continuing;
(ii)	the Exchange Parcel (unless it is an Acquired Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are either not required for the use of the remaining property, are readily re-locatable or will continue to service the Remaining Property, or non-income producing surface parking areas;
(iii)	the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Ridgedale Center Property or an appraiser of comparable experience selected by the borrower and is at or adjacent to the shopping center of which the Exchange Parcel is a part; and
(iv)	with respect to the Acquired Parcel, the borrower has delivered, among other things, (a) unless the Acquired Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, and the cost of such repairs or remediation is estimated to exceed $8,000,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the related Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Ridgedale Center Whole Loan in order to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the substitution, and (f) the borrower has received a rating agency confirmation from the applicable rating agencies, unless a rating agency waives, declines or refuses to review or engage any request for such confirmation.

In addition, the borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins or is proximately located near, the shopping center of which the Ridgedale Center Property is a part, which land was not owned by the borrower on the origination date (such acquired land, an “Acquired Expansion Parcel”), to become additional collateral for the Ridgedale Center Whole Loan, upon satisfaction of specified conditions, including among other things that:

(i)	no event of default is continuing;
(ii)	the borrower acquires a fee simple or leasehold interest in the applicable Acquired Expansion Parcel; and
(iii)	the borrower delivers, among other things, (a) unless the Acquired Expansion Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Expansion Parcel, and title insurance, (c) if the Acquired Expansion Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Expansion Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $8,000,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-83

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$39,886,004
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	52.9%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.5%

Terrorism Insurance. The Ridgedale Center Whole Loan documents require that the borrower maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 24 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. If “acts of terrorism” or other similar acts or events or “fire following” such acts or events are excluded from such policies, the borrower is required to obtain an endorsement to such policy or policies, or a separate policy, insuring against all such excluded acts or events and “fire following” in an amount no less than the sum of 100% of full replacement cost and 18 months of business interruption insurance. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Acts of 2007 and 2019 (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as such act, “TRIPRA”) is in effect, and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). In addition, the borrower is permitted to obtain terrorism insurance from Liberty IC Casualty LLC, a licensed captive insurance company owned by an affiliate of the borrower, so long as certain conditions are satisfied, including without limitation (i) such insurance may have a deductible of no greater than $1,000,000, plus that as calculated pursuant to TRIPRA, and (ii) except with respect to the permitted $1,000,000 deductible, those covered losses which are not reinsured by the federal government under TRIPRA must be reinsured with cut-through endorsements acceptable to the lender and the rating agencies by insurance companies that meet the ratings requirements set forth in the loan documents or have ratings otherwise acceptable to the rating agencies. In addition, if TRIPRA is no longer in effect, the borrower is not required to spend on annual terrorism coverage more than two times the annual allocable amount of the total insurance premium that is then payable with respect to the property and business interruption insurance required under the Ridgedale Center Whole Loan documents (excluding the cost of terrorism and earthquake components of such policies). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-84

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$36,000,000
2455-2457 Third Avenue	The Motto	Cut-off Date LTV:	61.9%
Bronx, NY 10451		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	7.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-85

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$36,000,000
2455-2457 Third Avenue	The Motto	Cut-off Date LTV:	61.9%
Bronx, NY 10451		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	7.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-86

Mortgage Loan No. 10 – The Motto

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Bronx, NY 10451
Original Balance(1):	$36,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$36,000,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2023/NAP
Borrower Sponsors:	Altmark Realty Trust, Aileen Altmark			Size:	264 Units
	F/B/O Moshe Altmark 2020 Trust and			Cut-off Date Balance per Unit(1):	$363,636
	Altmark Capital LLC			Maturity Date Balance per Unit(1):	$363,636
Guarantors:	Altmark Realty Trust, Aileen Altmark			Property Manager:	K&R Realty Management, Inc.
	F/B/O Moshe Altmark 2020 Trust and				(borrower-related)
	Altmark Capital LLC
Mortgage Rate:	5.5400%
Note Date:	7/29/2025
Maturity Date:	8/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI(2):	$7,271,681
Amortization Term:	0 months			UW NCF:	$7,205,681
IO Period:	60 months			UW NOI Debt Yield(1):	7.6%
Seasoning:	2 months			UW NCF Debt Yield(1):	7.5%
Prepayment Provisions:	L(24),YM1(29),O(7)			UW NOI Debt Yield at Maturity(1):	7.6%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.34x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(2):	$4,645,918 (5/31/2025 TTM)
Additional Debt Balance(1):	$60,000,000			2nd Most Recent NOI(3):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(3):	NAV
Reserves				Most Recent Occupancy:	97.3% (7/23/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	NAV
RE Taxes:	$13,544	$6,772	NAP	3rd Most Recent Occupancy(3):	NAV
Insurance:	$257,035	$28,559	NAP	Appraised Value (as of):	$155,000,000 (3/20/2025)
Replacement Reserve:	$0	$5,500	NAP	Appraised Value per Unit:	$587,121
Parking Reserve:	$62,500	$0	NAP	Cut-off Date LTV Ratio(1):	61.9%
Rent Concession Reserve:	$287,009	$0	NAP	Maturity Date LTV Ratio(1):	61.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$96,000,000	100.0%	Loan Payoff:	$90,477,169	94.2%
			Closing Costs:	$4,215,857	4.4%
			Return of Equity:	$686,886	0.7%
			Upfront Reserves:	$620,088	0.6%
Total Sources:	$96,000,000	100.0%	Total Uses:	$96,000,000	100.0%

(1)	The Motto Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $96,000,000. The financial information presented in the chart above is based on The Motto Whole Loan (as defined below).
(2)	The increase in Most Recent NOI to UW NOI is primarily due to recent leasing activity at The Motto Property (as defined below). The Motto Property achieved a stabilized occupancy of approximately 95% in March 2025.
(3)	2nd Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent Occupancy, and 3rd Most Recent Occupancy are not available as The Motto Property was constructed in 2023.

The Mortgage Loan. The tenth largest mortgage loan (“The Motto Mortgage Loan”) is part of a whole loan (“The Motto Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal amount of $96,000,000. The Motto Whole Loan is secured by a first priority fee mortgage encumbering a 264-unit multifamily property located in the Bronx, New York (“The Motto Property”). The Motto Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”) on July 29, 2025. The non-controlling Notes A-2, A-3, and A-4, with an aggregate principal balance of $36,000,000 represent The Motto Mortgage Loan and will be included in the BANK5 2025-5YR17 securitization trust. The Motto Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR16 trust. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-87

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$36,000,000
2455-2457 Third Avenue	The Motto	Cut-off Date LTV:	61.9%
Bronx, NY 10451		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	7.6%

The table below summarizes the promissory notes that comprise The Motto Whole Loan.

The Motto Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,000,000	$60,000,000	BANK5 2025-5YR16	Yes
A-2	$16,000,000	$16,000,000	BANK5 2025-5YR17	No
A-3	$10,000,000	$10,000,000	BANK5 2025-5YR17	No
A-4	$10,000,000	$10,000,000	BANK5 2025-5YR17	No
Whole Loan	$96,000,000	$96,000,000

The Borrower and the Borrower Sponsors. The borrower for The Motto Whole Loan is E 135 and 3rd Ave Owner LLC, a single-purpose Delaware limited liability company, with one independent director in its organizational structure. The borrower sponsors and non-recourse carveout guarantors for The Motto Whole Loan are Altmark Realty Trust, Aileen Altmark F/B/O Moshe Altmark 2020 Trust, and Altmark Capital LLC. Moshe Altmark is the chairman and founder of The Altmark Group, a family-owned real estate development, investment, and management firm that currently owns and manages commercial, residential, industrial, and retail real estate located throughout the tri-state area. The Altmark Group began investing in the Bronx in the late 1970’s and has since expanded to include properties in multiple other counties and states. The Altmark Group currently oversees a portfolio exceeding 3 million SF.

The Property. The Motto Property consists of two 24-story inter-connected luxury high-rise apartment buildings located on a 0.6-acre site in the Bronx, New York. The Motto Property contains 264 residential units, a ground floor commercial unit (which is vacant), and both a parking garage (122 spaces) and surface parking (15 spaces). The parking garage is operated by a third-party parking vendor. The borrower sponsors originally acquired The Motto Property in 1994 and built a single-story warehouse on the site, obtaining entitlements in 2020 to redevelop the site for multifamily and commercial use. Construction of The Motto Property concluded in 2023 with a total cost of approximately $123.9 million. Leasing at The Motto Property commenced in September 2023 and achieved a stabilized occupancy of approximately 95% in March 2025.

The residential units at The Motto Property consist of 55 non-income restricted studio units averaging 394 SF and leased at rents between $2,239 and $3,100 per month, with an average of $2,458 per month, 22 non-income restricted studio units with alcoves averaging 435 SF and leased at rents between $2,380 and $2,664 per month, with an average of $2,459 per month, 33 affordable studio units averaging 404 SF and leased at rents between $2,350 and $2,949 per month, with an average of $2,424 per month, 24 non-income restricted one-bedroom units averaging 493 SF and leased at rents between $2,547 and $3,552 per month, with an average of $3,110 per month, 10 affordable one-bedroom units averaging 471 SF and leased at rents between $2,550 and $2,684 per month with an average of $2,625 per month, 69 non-income restricted two-bedroom units averaging 878 SF and leased at rents between $3,075 and $4,900 per month with an average of $3,744 per month, 14 non-income restricted two-bedroom units with alcoves averaging 1,057 SF and leased at rents between $3,477 and $4,400 per month with an average of $3,875 per month, and 37 affordable two-bedroom units averaging 842 SF and leased at rents between $3,200 and $3,368 per month with an average of $3,228 per month. Of the 264 residential units, 80 units are deemed income-restricted (“affordable”) units. There are currently 88 units that are leased to tenants participating in various voucher programs. 67 units (31 affordable units) are leased to tenants with standard CityFHEPS vouchers, 22 units (all of which are affordable units) are leased to tenants with Augmented CityFHEPS vouchers, and one unit (an affordable unit) is leased to a tenant with a Section 8 voucher. The Motto Property was 97.3% leased as of July 23, 2025.

The Motto Property benefits from two separate 35-year 421-a(16) tax exemptions that were recently implemented by the New York City Department of Finance. In conjunction with the 421-a(16) tax exemption applications for The Motto Property, the borrower is required to designate at least 30% of the units as affordable housing reserved for tenants earning up to 130% of Area Median Income (“AMI”). There are 80 units (30.3% of the total units) that are designated as affordable at The Motto Property, with the remaining 184 units having no income restrictions. All of the affordable units are required to be rent stabilized for the duration of the tax exemptions. The non-income restricted units are also required to be rent stabilized if their rents fall below the market rent threshold, which was set at $3,123.69 in 2025. Units not designated as affordable may be deregulated if, upon a vacancy during the 421-a(16) benefit period, their rents exceed this threshold.

Amenities at The Motto Property include a 24/7 attended lobby, state of the art fitness center with peloton equipment and a yoga studio, game room, media lounge, co-working suites, extra storage lockers, penthouse lounge, and wraparound roof deck with barbecue grills and fire pits. All units are equipped with condominium quality finishes including stainless steel, over-sized windows, quartz countertops, tiled backsplash, eco-friendly electric cooktops, in-unit washers and dryers, LED lighting, and hardwood floors. Select units include private outdoor terraces and/or panoramic views of the Manhattan skyline.

The borrower has entered into a master lease with the non-recourse carveout guarantors for 13 units at The Motto Property that were recently leased to tenants with CityFHEPS vouchers whose leases have commenced but whose vouchers have not yet been issued. The monthly rent due under the master lease will be $31,678.40 ($380,140.80 annually). Pursuant to the master lease and The Motto Whole Loan documents, the amount due under the master lease will be reduced on a per unit basis upon receipt of the following by the lender from the borrower or master tenant with respect to a unit, provided that no event of default is continuing: (a) an executed copy of the final residential lease for the applicable unit together with a City FHEPs voucher for the applicable tenant, (b) a CityFHEPS Approval Notice to Landlord from the applicable governmental authority, (c) all prepaid rents for the applicable unit have been received from the applicable governmental authority, such free rent period has expired and all such prepaid rent received by the borrower or master tenant has been reserved with the lender and (d) the first full monthly rental payment due by the applicable tenant after the expiration of the prepaid rent period set forth in subclause (c) above has been paid in full. A termination or amendment of the master lease without the lender’s consent constitutes an event of default under The Motto Whole Loan.

Concessions currently offered at The Motto Property include one to three months of free rent either taken upfront or amortized over the term of the lease resulting in a reduced monthly based rent. Several tenants that signed two-year leases for two-bedroom units received 4.5 months of free rent.

The Motto Property retail component contains 2,700 SF of vacant commercial space that has frontage along Third Avenue and East 135th Street.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-88

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$36,000,000
2455-2457 Third Avenue	The Motto	Cut-off Date LTV:	61.9%
Bronx, NY 10451		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	7.6%

The following table presents detailed information with respect to the units at The Motto Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio (Affordable)	33	33	100.0%	404	$2,424	$6.00
Studio	55	53	96.4%	394	$2,458	$6.24
Studio (With Alcove)	22	22	100.0%	435	$2,459	$5.65
1 BR (Affordable)	10	10	100.0%	471	$2,625	$5.57
1 BR	24	21	87.5%	493	$3,110	$6.26
2 BR (Affordable)	37	37	100.0%	842	$3,228	$3.83
2 BR	69	67	97.1%	878	$3,744	$4.27
2 BR (with Alcove)	14	14	100.0%	1,057	$3,875	$3.67
Total/ Wtd. Average	264	257	97.3%	635	$3,037	$5.13

(1)	Information is based on the borrower rent roll dated July 23, 2025.

The Market. The Motto Property is located in the Bronx, New York, in the New York multifamily market and the South Bronx submarket. Within Mott Haven, the southernmost neighborhood of the Bronx, The Motto Property offers its residents vistas that encompass the silhouette of Manhattan’s iconic skyline as it sits only a few blocks inward from the Harlem River, which connects the Bronx and Manhattan boroughs. The Motto Property is also located across the street from the Major Deegan Expressway (Interstate-87), which is a major north-south route that connects the Triboro Bridge to the New York Thruway. The Mott Haven neighborhood offers its residents a variety of public transportation options as it is serviced by both the Metropolitan Transit Authority (“MTA”) and the Metro-North Railroad. The MTA operates several subway lines that traverse the neighborhood including the 2, 4, 5, and 6 trains. The 2 line provides access to the west side of Manhattan, while the 4, 5, and 6 lines provide access to the east side of Manhattan. The 6 train can be accessed at the 3rd Avenue-138th Street station (approximately 0.2 miles from The Motto Property) and the 2, 4, and 5 trains can be accessed at the 3rd Avenue 149th Street and the 149th Street-Grand Concourse stations (approximately 0.9 miles from The Motto Property). Along with the subway lines, the MTA offers bus routes for Mott Haven residents to travel around New York City. Approximately one mile north of The Motto Property is the Bronx Terminal Market, an indoor shopping mall comprised of almost one million SF of retail space. The Bronx Terminal Market tenant list includes Target, Home Depot, Food Bazaar, Raymour & Flanigan, Burlington, Best Buy, and BJ’s Wholesale Club. The Mott Haven neighborhood has seen interest from developers due to its waterfront view and vicinity to Manhattan which is easily accessible with an abundance of transportation options. Multiple Class A luxury residential buildings are currently being developed within the immediate area of The Motto Property, including Lincoln at Bankside, Third at Bankside, the Estela, ONE38, and the Bruckner House. The borrower sponsor is developing a 56 unit residential property adjacent to The Motto Property.

According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the New York multifamily market was 2.8%, with average monthly asking rents of $3,224 per unit and an inventory of approximately 1,581,424 units. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the South Bronx multifamily submarket was 3.4%, with average monthly asking rents of $2,120 per unit and an inventory of approximately 66,263 units. According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of The Motto Property was 152,429, 1,192,489 and 2,697,660, respectively. According to the appraisal, the estimated 2025 average household income within the same radii was $66,450, $110,086 and $119,915, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-89

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$36,000,000
2455-2457 Third Avenue	The Motto	Cut-off Date LTV:	61.9%
Bronx, NY 10451		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	7.6%

The following table presents certain information relating to comparable multifamily rental properties to The Motto Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Unit Size (SF)	Average Monthly Rent per Unit
The Motto Property(subject)(1) 2455-2457 Third Avenue Bronx, NY	2023	264	Studio (Affordable) Studio Studio (With Alcove) 1 BR (Affordable) 1 BR 2 BR (Affordable) 2 BR 2 BR (With Alcove)	404 394 435 471 493 842 878 1,057	$2,424 $2,458 $2,459 $2,625 $3,110 $3,228 $3,744 $3,875
The Arches 228 East 135th Street Bronx, NY	2018	459	Studio 1 BR 2 BR	330 420 680	$2,665 $2,925 $4,150
Bruckner House 40 Bruckner Boulevard Bronx, NY	2022	350	Studio 1 BR 2 BR	432 578 890	$3,124 $3,425 $4,100
Lincoln at Bankside 101 Lincoln Avenue Bronx, NY	2020	921	Studio 1 BR 2 BR	394 642 850	$3,130 $3,365 $4,199
Third at Bankside 2401 Third Avenue Bronx, NY	2022	370	Studio 1 BR 2 BR	429 667 957	$3,130 $3,410 $4,121
Maven 2413 Third Avenue Bronx, NY	2021	199	1 BR 2 BR	618 975	$3,185 $4,100
ONE38 138 Bruckner Boulevard Bronx, NY	2023	448	Studio 1 BR 2 BR(2)	436 538 754	$3,120 $3,500 $4,250

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated July 23, 2025, other than Year Built.
(2)	The 2 BR units at ONE38 have one-bathroom, all remaining properties’ 2 BR units have two bathrooms.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Motto Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
Studio(3)	88	398	$2,445	$6.15	$3,000	$7.54
Studio (With Alcove)	22	435	$2,459	$5.65	$3,125	$7.18
1 BR(3)	34	486	$2,953	$6.04	$3,300	$6.79
2 BR	106	865	$3,560	$4.11	$4,100	$4.74
2 BR (With Alcove)(3)	14	1,057	$3,875	$3.67	$4,300	$4.07
Total/ Wtd. Average	264	635	$3,037	$5.13	$3,560	$6.10

(1)	Based on the underwritten rent roll dated July 23, 2025.
(2)	Based on the appraisal.
(3)	Includes both affordable and non-income restricted units.

Appraisal. The appraisal concluded to an “as-is” value for The Motto Property of $155,000,000 as of March 20, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated March 28, 2025, there was no evidence of any recognized environmental conditions at The Motto Property. However, the Phase I environmental site assessment identified a controlled recognized environmental condition relating to the prior use of the property as an iron foundry and rail yard. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-90

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$36,000,000
2455-2457 Third Avenue	The Motto	Cut-off Date LTV:	61.9%
Bronx, NY 10451		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	7.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for The Motto Property:

Cash Flow Analysis(1)
	5/31/2025 TTM	UW	UW per Unit
Gross Potential Rent(2)	$6,631,493	$9,649,163	$36,549.86
Other Income(3)	($25,288)	$220,060	$833.56
Discounts Concessions	$0	$0	$0.00
(Vacancy / Credit Loss)	$0	($838,309)	($3,175.41)
Effective Gross Income	$6,606,205	$9,030,914	$34,208.01

Real Estate Taxes(4)	$111,163	$74,180	$280.99
Insurance	$285,419	$332,730	$1,260.34
Other Expenses	$1,563,705	$1,352,322	$5,122.43
Total Expenses	$1,960,287	$1,759,233	$6,663.76

Net Operating Income	$4,645,918	$7,271,681	$27,544.25
Capital Expenditures	$0	$66,000	$250.00
TI/LC	$0	$0	$0.00
Net Cash Flow	$4,645,918	$7,205,681	$27,294.25

Occupancy %(5)	77.5%	91.3%
NOI DSCR(6)	0.86x	1.35x
NCF DSCR(6)	0.86x	1.34x
NOI Debt Yield(6)	4.8%	7.6%
NCF Debt Yield(6)	4.8%	7.5%

(1)	Financial Information prior to 5/31/2025 TTM is not available as The Motto Property was built 2023 and achieved a stabilized occupancy of approximately 95% in March 2025. 5/31/2025 TTM does not represent stabilization as The Motto Property was still undergoing leaseup during that period.
(2)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the rent roll dated July 23, 2025. The increase in 5/31/2025 TTM Gross Potential Rent to UW Gross Potential Rent is primarily due to leasing activity at The Motto Property.
(3)	5/31/2025 TTM Other Income includes a key fee of ($95,847). UW Other Income includes parking income which was underwritten at $150,000 based on a parking agreement with a third party parking operator.
(4)	UW Real Estate Taxes are net of the recently implemented 421-a(16) tax exemptions at The Motto Property and based on the 2025-2026 estimated taxes. The 2025-2026 estimated unabated property taxes for The Motto Property are $2,393,332.
(5)	5/31/2025 TTM Occupancy % represents the occupancy based on the May 2025 T-12 operating statement for The Motto Property. The Motto Property was 97.3% physically occupied as of July 23, 2025. UW Occupancy % represents economic occupancy.
(6)	Based on The Motto Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrower was required to make an upfront deposit of $13,544 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $6,772 monthly).

Insurance – On the loan origination date, the borrower was required to make an upfront deposit of $257,035 into a reserve for insurance premiums. In addition, the borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the estimated annual insurance premiums (which currently equates to $28,559 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $5,500 into a reserve for capital expenditures.

Rent Concession Reserve – On the loan origination date, the borrower was required to make an upfront deposit of approximately $287,009 into a reserve for free rent, rent concessions or abatements and prepaid rents for residential tenants at The Motto Property.

Parking Escrow – On the loan origination date, the borrower was required to make an upfront deposit of $62,500 into the rent concession reserve for free rent relating to the parking lease at The Motto Property.

Lockbox / Cash Management. The Motto Whole Loan is structured with a soft lockbox and springing cash management. On the origination date, the borrower established and thereafter is required to maintain a lockbox account for the benefit of the lender, and the borrower and property manager are required to deposit, or cause the master tenant to deposit, all rents and other revenue from The Motto Property into such lockbox account within two

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-91

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$36,000,000
2455-2457 Third Avenue	The Motto	Cut-off Date LTV:	61.9%
Bronx, NY 10451		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	7.6%

business days of receipt (or in the case of rents paid in advance of their due dates pursuant to the CityFHEPs program, within two business days of the date that such rents become due and payable under the applicable lease). If no Cash Sweep Event Period (as defined below) exists, all funds in the lockbox account are required to be disbursed to the borrower on each business day. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, at the borrower’s sole cost and expense, and the borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event Period, the lender will have the right to require that all funds on deposit in the lockbox account be disbursed into the cash management account and, provided no event of default is continuing under The Motto Whole Loan documents, all funds on deposit in the cash management account on each monthly payment date are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on The Motto Whole Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses and (v) to the extent that a Cash Sweep Event Period exists, to deposit all remaining amounts into an excess cash flow reserve, to be held as additional security for The Motto Whole Loan during such Cash Sweep Event Period, or to the extent that no Cash Sweep Event Period exists, to be disbursed to the borrower.

“Cash Sweep Event Period” means a period: (i) commencing upon an event of default under The Motto Whole Loan documents, and ending upon the cure (if applicable) of such event of default; or (ii) commencing upon the debt service coverage ratio of The Motto Whole Loan being less than 1.05x at the end of any calendar quarter and ending upon either (A) the date such debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters or (B) the borrower delivers to the lender cash or a letter of credit in an amount which, if applied to repay the then outstanding principal balance of The Motto Whole Loan, would cause the debt service coverage ratio to be at least equal to 1.20x for two consecutive calendar quarters.

Terrorism Insurance.  The Motto Whole Loan documents require that the borrower obtains and maintains an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of The Motto Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-92